                                                                   EXHIBIT 10.14

                         NORTHWEST BIOTHERAPEUTICS, INC.

                            CLINICAL TRIAL AGREEMENT

        This Clinical Trial Agreement (the "Agreement"), is made as of the 16th day of December, 1999, (the "Effective Date") by and between Northwest Biotherapeutics, Inc., a Delaware corporation (the "Sponsor"), and The University of Texas, M.D. Anderson Cancer Center, a nonprofit educational and healthcare facility having corporate powers under the laws of the State of Texas (hereinafter the "Institution"), a component of The University of Texas System (hereinafter the "System.")

                                    RECITALS

        The Sponsor desires to test its therapy of autologous recombinant prostate specific membrane antigen loaded dendritic cells (the "Product") for metastatic, hormone refractory prostate cancer in a clinical setting. The Institution seeks the advancement of health care through research and clinical investigation, and as such is willing to permit testing of the Product in accordance with the terms of this Agreement.

                                    AGREEMENT

        In consideration of the foregoing and of the mutual promises contained in this Agreement, the parties agree as follows:

        1. STATEMENT OF WORK. The Institution agrees to conduct a clinical study of the Product in accordance with study protocol No. DC1-HRPC attached hereto as Exhibit A (the "Study"). In the event of any conflict between Exhibit A and the provisions of this Agreement, the provisions of this Agreement shall govern.

        2. PRINCIPAL INVESTIGATOR. The Study will be conducted under the direct supervision of Christos Papandreou, M.D., Ph.D., Study Chairman (hereinafter the "Principal Investigator") with the participation of other Institution clinical and research personnel to be identified or approved by Sponsor. The Institution agrees to conduct the Study in strict accordance with the protocol and all applicable federal, state, and local laws and regulations. If Principal Investigator becomes permanently unavailable, for any reason, the Sponsor may, at its sole discretion, appoint another Principal Investigator or terminate this Agreement.

        3. IRB APPROVAL. The Institution's obligations to conduct the Study are expressly conditional upon the approval of its Investigational Review Board, which the parties and the Principal Investigator will cooperate to obtain. The implementation of DC1-HRPC at the Institution is embodied in the IRB approved Institutional Protocol ID99-333 attached hereto as Exhibit B. The Sponsor and the Study Chair will closely coordinate to insure the FDA approved IND protocol governing this trial (DC1-HRPC as approved by the FDA as described in the "Investigator's Brochure," section V of the IND) and the ID99-333 protocol are executed, maintained and amended in accordance with applicable Federal, State and Institutional Regulations.


                                                                    CONFIDENTIAL
                                       -1-       NORTHWEST BIOTHERAPEUTICS, INC.

        4.     REPORTS AND CONFERENCES.

               A. The Principal Investigator will make informal verbal reports to the Sponsor (or the Sponsor's representatives) at least monthly, and will meet with the Sponsor's representatives upon reasonable request at the Institution's facilities to discuss the progress of the Study. A final written report shall be submitted to the Sponsor within thirty (30) days after completion of, or any premature termination of, the Study and, if requested, the Principal investigator shall assist the Sponsor in interpreting such report. Copies of all clinical data, including copies of case report forms, questionnaires, other records identified in the Protocol and other relevant information generated during the Study will be promptly and fully provided to the Sponsor (or the Sponsor's representative), and shall be freely usable by the Sponsor consistent with good business judgment.

               B. The Institution agrees to notify the Sponsor within twenty-four (24) hours after learning of any serious and/or unexpected adverse Product reaction affecting any patient in the Study. The Institution further agrees to follow up such notification of adverse Product reaction with appropriate reports in compliance with the Protocol and all applicable legal and regulatory requirements.

               C. The Institution agrees to notify the Sponsor within twenty-four hours in the event that the FDA or any other regulatory authority notifies the Institution of a pending inspection/audit. In addition, the Principal Investigator will forward to the Sponsor any written communication related to the use of the Sponsor's Product received as a result of the inspection/audit within twenty-four (24) hours of receipt of such communication and will allow the Sponsor to assist in responding to any citations. Such responses shall be made within two (2) weeks of issuance of any citations or within any earlier deadline set by the issuing regulatory authority. The Principal Investigator shall also provide to the Sponsor copies of any documents provided to any inspector or auditor. In the event of the FDA or other regulatory authority requests or requires any action to be taken to address any citations, the Institution agrees, following consultation with the Sponsor, to take such action as necessary to address such citations, and agree to cooperate with the Sponsor with respect to any such citation and/or action taken.

        5. PAYMENTS. The Sponsor will pay, to the Institution, as the Institution's total compensation under this Agreement, the amounts and in accordance with the schedule set forth in Exhibit C attached hereto.

        6. PUBLICITY. Neither party shall use the name of the other party, including any trademark, trade name, or any contraction, abbreviation, simulation, or adaptation thereof of the other party, or the name of the party's employees, in any publicity, advertising or news release without the prior written approval of an authorized officer of the other party.

        7. CONFIDENTIAL INFORMATION. During the performance of the Study and during the term of this Agreement, the Institution or the Principal Investigator may receive confidential or trade secret information, including information concerning the Sponsor's present and future business, marketing plans, regulatory submissions, product fines, product plans, date testing and research techniques, inventions, processes, practices, trade secrets, and like information

(collectively, "Confidential Information") from the Sponsor. The Institution agrees to hold in confidence all such Confidential Information and not to disclose or make such Confidential information available to any third parties without the Sponsor's written permission, for a period of five (5) years from the termination of this Agreement. This obligation will apply only to information which the Sponsor has designated in writing as "confidential" and will not apply to any such information which:

               (i) was known to the Institution prior to its receipt from the Sponsor, as evidenced by written documentation;

               (ii) was or becomes a matter of public information or publicly available through no fault on the part of the Institution.

               (iii) is acquired from a third party entitled to disclose the information to the Institution; or

               (iv) was developed independently by the Institution, as evidenced by written documentation.

               (v) is required by law or regulation to be disclosed. In the event that information is required to be disclosed pursuant to subsection v, the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

        8. PUBLICATION RIGHTS. The Sponsor acknowledges that the Institution is dedicated to free scholarly exchange and to public dissemination of the results of their scholarly activities. The Principal Investigator and the Institution shall retain the right to publish research results in pursuit of educational and scientific purposes. However, the Institution expressly agrees that all drafts of any publications or oral presentations, including without limitation manuscripts, abstracts, posters, and visual works based on the Study or any results of the Study shall be submitted to the Sponsor at least thirty (30) days prior to the proposed submission of such drafts for publication or presentation. Such publications and presentations shall not divulge any of the Sponsor's Confidential Information without prior written approval of the Sponsor, and the Institution shall promptly remove any Confidential Information identified and requested by the Sponsor. If requested by the Sponsor, the Principal Investigator and the Institution shall delay the submission of any publication or presentation up to sixty (60) days from the date of the Sponsor's request for such a delay to permit the preparation and filing of related patent applications. in addition, the Sponsor shall have the right to require that any publication or presentation concerning the work performed hereunder acknowledge the Sponsor's support.

        9. INVENTIONS. "Invention" shall mean any discovery, concept, or idea, whether or not patentable, made during the conduct of the study, and arising directly from the performance of the study, including but not limited to processes, methods, software, tangible research products, formulas and techniques, improvements thereto, and know-how related thereto.

        Institution agrees that the Principal Investigator will promptly disclose to its Intellectual Property Committee and to Sponsor any Inventions made by the Institution and/or the Principal

Investigator. It is agreed that all Inventions and any information with respect thereto shall be subject to confidentiality obligations commensurate with those set forth in Section 7 herein.

        Any Inventions that originate solely with the Principal Investigator, or any other Institution agent or employee associated with this study (jointly or severally referred to as "Inventor") shall be the property of Institution. If Inventor is a co-inventor with Sponsor, its agents or employees, Institution and Sponsor shall jointly own the Invention. Any Inventions that originate solely with any agent or employee of Sponsor shall be the property of Sponsor. To the extent that Sponsor pays all patent expenses for an Invention, Institution does hereby grant to Sponsor an exclusive option to negotiate an exclusive, worldwide royalty-bearing license to any Invention in which Institution has an ownership interest. Sponsor shall indicate its intention to exercise its option to license by notifying Institution in writing within forty-five (45) days of each Invention's disclosure to Sponsor. If Sponsor decides to exercise its option, the terms shall be negotiated in good faith within one-hundred twenty (120) days of the date the option is exercised, or within such time as the parties may mutually agree in writing.

        If negotiations between Sponsor and the Institution terminate and the Institution thereafter negotiates a license agreement with a third party on substantially better terms than those last offered to Sponsor, Sponsor shall be given the first right to refuse such terms for a period of sixty (60) days from the date of Sponsors receipt of a draft of such license agreement from Institution.

        10. INDEMNIFICATION BY SPONSOR. The Sponsor will indemnify, hold harmless and defend the System, Institution, their Regents, officers, agents, and employees (collectively the "Indemnitees") against all actions, suits, claims, demands and prosecutions (hereinafter a "Claim") that may be brought or instituted, and all judgments, damages, liabilities, costs and expenses resulting therefrom, arising out of the activities to be carried out pursuant to the obligations under this Agreement, including but not limited to the use by Sponsor of the results obtained from the activities performed by Institution under this Agreement, but only to the extent that any such Claim is not caused by or the result of: (a) any negligence or willful act or omission of any Indemnitees; or (b) failure to adhere to the terms of the protocol provided by the Sponsor hereunder. The Sponsor's indemnification obligations under this
Section 10 only arise if: (i) the Institution notifies the Sponsor within (30) thirty days after it becomes aware of a Claim; (ii) the Institution, subject to the Statutory duties of the Texas Attorney General permits the Sponsor control the defense and settlement, at the Sponsor's expense, of any such Claim; (iii) the Institution and Principal Investigator fully cooperate with the Sponsor in the defense of any such claim, and (iv) the Institution does not settle any such Claim without the prior written approval and consent of the Sponsor.

        11. INDEMNIFICATION BY INSTITUTION. Institution shall to the extent authorized under the Constitution and laws of the State of Texas, indemnify and hold Sponsor harmless from liability resulting from the negligent acts or omissions of Institution, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement; provided, however, that Institution shall not hold Sponsor harmless from claims arising out of the negligence or willful malfeasance of Sponsor, its officers, agents, or employees, or any person or entity not subject to Institutions supervision or control.

        12. LIABILITY INSURANCE. The Sponsor will maintain during the term of this Agreement liability insurance with minimum limits of not less than $1,000,000. As soon as practicable upon execution of this Agreement, the Sponsor will deposit with the Institution certificates of insurance evidencing this coverage. Such coverage may not be changed or terminated except upon at least thirty (30) days prior written notice to the Institution. In addition, the Sponsor will at all times comply with all statutory workers' compensation and employers' liability requirements covering its employees with respect to activities performed under this Agreement.

        13. RELATIONSHIP OF THE PARTIES. The Institution and the Principal Investigator shall both be deemed to be independent contractors for all purposes and for all services to be provided under this Agreement, and neither the agent nor the employee of the Sponsor. The Institution shall have no authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding upon the Sponsor, except as expressly provided for in this Agreement or authorized in Writing by the Sponsor.

        14. REPRESENTATIONS AND WARRANTIES OF INSTITUTION. Institution represents that the Principal Investigator and all other investigators that may perform services hereunder are its employees and shall abide by the terms of this Agreement as if each were a party hereto.

        15. WARRANTIES; LIMITATION OF LIABILITY. THE SPONSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY PRODUCT OR OTHER MATERIALS OR PROCESSES PROVIDED HEREUNDER. EXCEPT AS EXPRESSLY STATED HEREIN, THE SPONSOR SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, PUNITIVE, INDIRECT, OR OTHER DAMAGES SUFFERED BY THE INSTITUTION OR THE PRINCIPAL INVESTIGATOR AS A RESULT OF THE STUDY.

        16. TERM. This Agreement shall be effective from the Effective Date of this Agreement and shall expire thirty (30) days after receipt by Sponsor of the final summary of work accomplished during the Study. This Agreement may be terminated by either party upon fourteen (14) weeks written notice.

        17. RETURN OF PRODUCT. Upon termination of this Agreement, the Institution will return to the Sponsor all non-disposable Product, test kits, and packaging materials as well as all copies of drawings, specifications, manuals and other printed or reproduced material (including information stored on machine-readable media) provided by the Sponsor to the Institution or the Principal Investigator. The Sponsor may, at the Sponsor's option, request that such materials be destroyed. All equipment purchased with funds under this Agreement will become the property of Institution.

        18.    MISCELLANEOUS.

               A. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 18(a) shall be binding upon the parties and their respective successors and assigns.

               B. NOTICE. Any notice required or Permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

INSTITUTION:                                    SPONSOR:

University of Texas                             Northwest Bio therapeutics, Inc.
M.D. Anderson Cancer Center                     120 Northgate Plaza, Suite 200
1515 Holcombe Blvd., Box 202                    Seattle, WA 98125
Houston, Texas 77030

ATTENTION:  Donna Gilberg, C.P.A.               ATTENTION:  Daniel O. Wilds
            Manager, Grants &                               President and CEO
            Contracts Accounting

If by FAX:  (713) 796-0381                      If by FAX:  (206) 368-3026

If by express mail: same as address above       If by express mail: same address
                                                                    as above

               C. ASSIGNMENT. The Institution agrees not to assign any of its rights or obligations under this Agreement to any other party without first obtaining the Sponsor's written approval. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               D. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of Texas.

               E. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

               F. FORCE MAJEURE. Performance of this Agreement by each party shall be pursued with due diligence in all requirements hereof, however, neither party shall be liable to the other for any loss or damages for delay or for nonperformance due to causes not reasonably within its control. The party affected shall promptly notify the other in writing of the nature, cause, date of commencement thereof, the anticipated extent of such delay.

               G. ENTIRE AGREEMENT. This Agreement is the product of both of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

        The parties hereto have caused this Agreement to be executed on their behalf by their duly authorized representatives to he effective on the year and date first above written.

                                         NORTHWEST BIOTHERAPEUTICS, INC.

                                         By:      /s/ Daniel O. Wilds
                                            ------------------------------------

                                         Name: Daniel O. Wilds

                                         Title: President and Chief Executive
                                                Officer

                                         Date:             12-16-99
                                              ----------------------------------

                                         THE UNIVERSITY OF TEXAS, M.D.
                                         ANDERSON CANCER CENTER

                                         By:      /s/ Leonard A. Zwelling
                                            ------------------------------------

                                         Name: Leonard A. Zwelling, M.D., M.B.A.

                                         Title: Associate Vice President,
                                                Research Administration

                                         Date:             12-28-99
                                              ----------------------------------

I have read this agreement and understood my obligations hereunder:


       /s/ Christos Papandreou               Date:           12-20-99
--------------------------------------            ------------------------------
Christos Papandreou, M.D., Ph.D.
PRINCIPAL INVESTIGATOR,
STUDY CHAIRMAN


      /s/ Christopher Logothetis             Reviewed and Approved
--------------------------------------
Christopher Logothetis, M.D.
Chairman, Department of Genitourinary
Medical Oncology


                                             Date:           12-28-99
                                                  ------------------------------
         /s/ Robert C. Bast
--------------------------------------
Robert C. Bast, Jr., M.D.
Head, Division of Medicine

                                    EXHIBIT A

           Northwest Biotherapeutics, Inc. Study Protocol No. DC1-HRPC




                                      -9-



                                                                    CONFIDENTIAL
                                                 Northwest Biotherapeutics, Inc.

                         NORTHWEST BIOTHERAPEUTICS, INC.

        PHASE I CLINICAL TRIAL OF RECOMBINANT PROSTATE SPECIFIC MEMBRANE
        ANTIGEN (rPSMA)-LOADED MATURE AUTOLOGOUS DENDRITIC CELLS (CaPVax)
           FOR THE TREATMENT OF METASTATIC HORMONE REFRACTORY PROSTATE
                                     CANCER

1.  OVERVIEW OF CAPVAX PHASE I CLINICAL TRIAL ..................................  3

2.  INTRODUCTION................................................................  5

3.  OBJECTIVES.................................................................. 16

4.  PATIENT ELIGIBILITY......................................................... 16

5.  TREATMENT PLAN.............................................................. 18

6.  PRE-TREATMENT EVALUATION.................................................... 19

7.  ON STUDY EVALUATION (SEE APPENDIX A FOR SCHEDULING)......................... 20

8.  PATIENT DISCONTINUATION .................................................... 24

9.  CONCOMITANT MEDICATIONS .................................................... 24

10. ADVERSE EVENTS ............................................................. 25

11. CRITERIA FOR DISEASE EVALUATION AND ENDPOINTS .............................. 28

12. STATISTICAL CONSIDERATIONS ................................................. 29

13. INVESTIGATOR OBLIGATIONS ................................................... 31

14. ADMINISTRATIVE CONSIDERATIONS .............................................. 32

15. REFERENCES ................................................................. 34

APPENDIX A: STUDY DIAGRAM ...................................................... 40

APPENDIX B: PERFORMANCE STATUS ................................................. 41

APPENDIX C: SKIN TESTING PROCEDURE ............................................. 42

APPENDIX D: QUALITY OF LIFE QUESTIONAIRE ....................................... 44

APPENDIX E: BRIEF PAIN INVENTORY ............................................... 47

APPENDIX F: PATIENT REGISTRATION FORM........................................... 49

APPENDIX G: NPCP CRITERIA....................................................... 51

APPENDIX H: OFF STUDY FORM...................................................... 53

APPENDIX I: OFF STUDY PATIENT RE-ENTRY FORM..................................... 54

APPENDIX J: LEUKAPHERESIS PROCEDURE INFORMATION................................. 55

APPENDIX K: INFORMED CONSENT.................................................... 57

APPENDIX L: NCI COMMON TOXICITY CRITERIA ....................................... 61

APPENDIX M: TOXICITY MODULE .................................................... 64

1. OVERVIEW OF CaPVax PHASE I CLINICAL TRIAL

OBJECTIVE:

-------------------------------------------------------------------------------
The purpose of this study is to assess the safety of and to monitor patient response to CaPVax, mature, autologous dendritic cells (DC) loaded ex vivo with recombinant prostate specific membrane antigen (rPSMA; Medarex Corporation, Annandale, NJ), in the treatment of patients with metastatic, hormone refractory prostate cancer (HRPC).
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
ELIGIBILITY:
-------------------------------------------------------------------------------

1. Histologic proof of prostate carcinoma, progressing hormone refractory disease after antiandrogen withdrawal trial, in the presence of castrate serum testosterone levels (<30 ng/dl). Hormone therapy, with the exception of antiandrogens, to maintain androgen ablation must continue (e.g. Luteinizing hormone-releasing hormone (LHRH) agonists). Progression can manifest itself as:

        a) A 50% increase in prostate specific antigen (PSA) level from the nadir PSA level confirmed twice and measured at least two weeks apart,

        b)      new bone lesion on bone scan, or

        c) progression of soft tissue disease as evidenced by standard radiographic methods i.e. CT or MRI.

2. Age greater than 18 years old, life expectancy of at least 1 year, Zubrod performance status: 0-1.

3 Patients must have limited bone disease, if any, less than/equal to 3 metastatic lesions on bone scan, and minimal symptoms.

4 Adequate hematological function, i.e. Hemoglobin > 12.5mg/dl, ALC > 500/MM(3), ANC>1,000/mm(3), Platelets > 150,000/mm(3)

5. Adequate hepatic and renal functions, i.e. bilirubin < 1.5mg/dl, SGOT/SGPT < 2 times the upper limit of normal, and serum creatinine
        < 2.5mg/dl.

6. Patients must not have received prior chemotherapy, radiation therapy for metastatic disease, including Strontium-89, or other investigational therapy.

7 Patients who received any immunosuppressives, such as Prednisone, Hydrocortisone, or Ketoconazole in the four (4) weeks prior to enrollment into the study are not eligible.

8. Patients with brain metastases, uncontrolled heart, liver or renal diseases, or other serious intercurrent illness (including known HIV or hepatitis positive) are not eligible. Patients with prior splenectomy, history of severe asthma, anaphylaxis or other serious adverse reactions to vaccines are not eligible. Patients with autoimmune disease such as rheumatoid arthritis, systemic lupus erythematosus, scleroderma, polymyositis-dermatomyositis, juvenile onset insulin dependent diabetes or vasculitis are not eligible.

9. Patients with a positive protein purified derivative (PPD) skin test or history of
-------------------------------------------------------------------------------
        previous bacillus Calmette-Guerin (BCG) vaccination, Tuberculosis (TB) exposure, or adverse reactions to vaccines or skin tests are not eligible.

10. Patients may not take any medication that may affect immune function, with the following exceptions: nonprescription strength doses of non-steroidal anti-inflammatory drugs (NSAIDS), acetaminophen or aspirin, low doses of antihistamine therapy, normal range doses of vitamins and H2 blockers.

11. Signed informed consent, in keeping with the institutional policies, indicating that the patient is aware of the investigational nature of this study. The consent form is appended to this protocol.

TREATMENT PLAN:

Peripheral blood mononuclear cells (PBMC) are isolated by leukapheresis from the patient. These cells are cryopreserved for further ex vivo expansion. Adherent cells are then cultured in with Interleukin-4 (IL-4; Schering-Plough Corporation, Madison, NJ) and Leukine(R), also known as granulocyte-macrophage colony-stimulating factor (GM-CSF; Immunex Corporation, Seattle, WA) to generate DC. Heat-inactivated BCG (Organon Teknika, Durham, NC) mycobacteria is added to the dendritic cell cultures to facilitate maturation of the cells and to enhance a carrier immune response. The DC are loaded with rPSMA. Patients receive four treatments at monthly intervals (26-32 days) of 5 million, 10 million, or 20 million rPSMA-loaded mature, autologous DC (CaPVax) by intradermal injection followed by 2 hours of close observation.

STATISTICAL CONSIDERATION:

Please refer to Section 12.0

PATIENT EVALUATION: (Pretreatment and Interim Testing)

A complete history and physical exam to include performance status, recent weight loss, concurrent nonmalignant disease and therapy is performed prior to entry into study and every month A skin prick test panel with control and 3 common recall antigens to be read at 15 minutes after inoculation for immediate-type hypersensitivity and reevaluated at 48 hours after administration. Laboratory studies at study entry shall include CBC, differential, platelets, urinalysis, sodium, potassium, chloride, bicarbonate, BUN, creatinine, magnesium, calcium, phosphorus, glucose, SGPT, total bilirubin, albumin, total alkaline phosophatase, lactate dehydrogenase, PSA, prostatic acid phosphatase (PAP), and testosterone. A bone scan, chest x-ray, CT of the abdomen and pelvis and EKG are performed at screening. Repeat evaluation including complete history and physical exam, performance status, recent weight loss, CBC, differential, platelet count, urinalysis, sodium, potassium, chloride, bicarbonate, BUN, creatinine, magnesium, calcium, phosphorus, glucose, SGPT, total bilirubin, albumin, total alkaline phosophatase, lactate dehydrogenase, PSA, PAP, ESR, and ANA are performed at various intervals throughout the study (see Appendix A, Study Diagram). Bone scan, chest x-ray, and CT scan of abdomen and pelvis are repeated eight weeks after the last injection (week 20) and six weeks following the week 20 visit (week 26).

ESTIMATED ACCRUAL:

It is estimated that accrual will be 10-15 participants per month. The total accrual is 60 patients, 30 patients at each study center.

LENGTH OF STAY:

This is an outpatient regimen.

RETURN VISITS: (HOW OFTEN MUST PARTICIPANTS VISIT THE PRINCIPAL INVESTIGATOR'S
SITE)

Patients will be seen as outpatients every 2-4 weeks.

HOME CARE: (SPECIFY WHAT (IF ANY) TREATMENT MAY BE GIVEN AT HOME)

Please refer to Section 9.0, Concomitant Medications

NAME OF SPONSOR/FUNDING SOURCE:

Northwest Biotherapeutics, Inc., Seattle, Washington.

2. INTRODUCTION

2.1 REVIEW OF PROSTATE CANCER

Prostate cancer is the most common form of cancer currently diagnosed in American men. In 1999, 179,300 new cases are expected to be diagnosed with 37,000 deaths resulting from the disease, making prostate cancer second only to lung cancer as the leading cancer cause of death among men in the United States [1].

Although the majority of incident prostate cancer cases are localized to the prostate, nearly a third of all newly diagnosed prostate cancer patients may present with locally advanced or metastatic disease [1]. At this time, available treatments for metastatic prostate cancer -- including hormonal, chemotherapeutic, and radiation strategies -- have failed to demonstrate curative potential [2]. In addition, prostatectomy and radiation therapy--the standard therapies employed against early-stage, localized prostate cancer--can exhibit failure rates between 20 and 50% [3]. As a result, an ever-increasing number of treated patients accumulate who either manifest metastatic disease or are at very high risk for the development of such disease. The treatment options for these primary treatment failures, as with the primary metastatic cases, are few in number and severely limited in terms of safety and efficacy.

Hormonal treatment of metastatic prostate cancer has improved only marginally because nearly all cases ultimately result in hormone refractory disease. Although there are occasional dramatic and long term disease-free survivors with hormonal therapy, the median survival range of these particular patients remains at 2 1/2 - 3 years [4, 5]. Once hormonal therapy fails, there are no curative options and few options for pain relief. No cytotoxic agent has been able to change consistently the natural history of HRPC. The median survival of HRPC is less than one year and no agent has yet been shown to improve the median survival of such patients. There is a great need for new treatment modalities that can be given safely with a potential to improve the late stage life of the 37,000 men who are estimated to die of the disease in 1999 [1].

2.2 TUMOR SPECIFIC IMMUNOTHERAPY

One alternative to widely used conventional cancer treatments is to utilize the ability of the immune system to target and eliminate tumor cells. The potential therapeutic benefit of eliciting an anti-tumor immune response in cancer patients was first suggested over a decade ago when the direct association between immunosuppression and increased incidence of melanoma was initially observed. The original tumor vaccines consisted of irradiated, allogeneic melanoma cells. Some patients enjoyed prolonged survival following treatment, although high serum IgM titers were elicited which reacted with cell membrane antigens and likely decreased clinical responses. In a phase II report, Morton et al. treated 136 patients with a vaccine consisting of 3 melanoma lines expressing large amounts of melanoma-associated antigens. Overall survival increased in several patients, and correlated with a positive skin test against the immunogen [6].

New strategies for tumor immunotherapy are designed to increase tumor vaccine immunogenicity, resulting in enhanced specific T cell responses. Some procedures involve genetically altered tumor vaccines; introducing genes coding for cytokines, costimulatory molecules, or components of the major histocompatibility complex (MHC) into tumor cells [7, 8].

Conversely, other approaches to tumor vaccination utilize altered autologous antigen-presenting cells to present tumor associated antigens [9, 10]. Since the mechanism of the molecular events involved in immune recognition is now elucidated, new and exciting strategies in anticancer therapeutics are emerging. Researchers now understand some of the crucial portions of primary and secondary signaling pathways that are activated when T and B lymphocytes produce an immune response to a tumor cell [reviewed in 11-13]. T cell recognition of antigen requires the formation of a trimolecular complex comprised of: 1) the major histocompatibility complex (MHC); 2) the T cell receptor (TCR); and 3) a short segment of intracellularly-processed protein associated with the MHC. Antigen presentation of cell-surface peptides to T cells can occur in association with either MHC class I or II molecules; the former associated with CD8+ T cell responses (usually cytolytic T cells [CTL]), and the latter associated with CD4+ T cell responses (usually helper T cells [TH]). Since most tumors do not express MHC class II, it is generally accepted that the enhancement of CD8+ mediated immune responses is of paramount importance in anti-cancer immunotherapeutics. Tumor specific proteins are proteolytically cleaved into fragments of 8-12 amino acids in length, the peptides are presented on the cell surface in association with MHC class I, and the complex is recognized by the TCR of naive T cells [11, 13].

Significant progress in the discovery and characterization of tumor-associated antigens (TAA), beginning with the identification of melanoma antigen (MAGE) earlier in this decade, is evident [14, 15]. Intensive research into these moieties as potential targets of immune-based cancer treatment is continuous. These TAA targets can be classified into four general groups:

        1. "Cancer/testis" antigens, including the MAGE gene family [16-21], whose expression in normal tissues is limited to testis and whose genes have been mapped to the X chromosome;

        2. Antigens derived from viruses such as Human Papilloma Virus [22, 23] and Epstein-Barr Virus [24];

        3. Differentiation antigens such as PSA [25, 26], prostate-specific membrane antigen (PSMA) [27-29], Melan-A/MART-1 [30], and gp100 [31],

        4. Antigens existing in a modified or mutated state in tumors as compared to normal tissue, such as ras [32, 33] and p53 [34, 35].

Favorable results continue to be reported as compared with standard treatments such as chemotherapy and radiotherapy, and so hold promise for decreasing patient mortality.

2.3 CAPVAX: A DENDRITIC CELL/RECOMBINANT PROSTATE SPECIFIC MEMBRANE ANTIGEN IMMUNOTHERAPY FOR PROSTATE CANCER

CaPVax is an autologous cellular immunotherapy being studied for the treatment of hormone refractory metastatic prostate cancer. CaPVax is based on mature autologous DC loaded ex vivo with rPSMA. The rPSMA-DC are prepared ex vivo wherein the patient's leukapheresed peripheral blood mononuclear cells (PBMC) are processed in a 7-day incubation procedure, including an overnight incubation period with inactivated

BCG and same-day osmotic loading with rPSMA. This methodology produces mature rPSMA-loaded autologous DC that are then injected back into the patient. The pharmacologic rationale for CaPVax is to elicit a potent anticancer T cell response as a result of the efficient presentation by the DC of rPSMA in the form of a complex of antigen and MHC molecules to T cells. The goal is to elicit a specific antigen-specific immune response in HRPC patients.

        2.3.1 PROSTATE SPECIFIC MEMBRANE ANTIGEN

PSMA is a 750 amino acid type II transmembrane membrane glycoprotein containing 10 potential N-linked glycosylation sites [36]. PSMA is composed of a 19 amino acid intracellular portion, a 24 amino acid transmembrane portion, and a 707 amino acid extracellular portion [37].

The expression of PSMA in human tissues has been extensively studied [27, 36, 38-40]. Evidence from immunohistochemical studies using the anti-PSMA antibody 7E11.C5 indicates that PSMA is highly, but not exclusively, specific for prostatic epithelial cells [29, 36, 38, 40-41]. Immunohistochemical and Western blot studies indicate weak but detectable PSMA expression in salivary gland, brain, and small intestine [27, 36, 39, 42]. In contrast, these studies confirmed the highest expression of PSMA in prostatic tissues. Similarly, results from ribonuclease protection assays utilizing prostatic and 11 other human tissue types indicated strong prostatic expression and weak expression in brain and salivary tissues. In collaboration with Hybritech, Inc. (San Diego, CA), quantitative ELISA assays were performed for PSMA presence in the membrane and cytosol fractions of a variety of tissues. Results again point to the high degree of prostate specificity of PSMA (Table 1).

TABLE 1: PSMA LEVELS IN HUMAN TISSUE SPECIMENS

--------------------------------------------------------------------------------------------------------------
  TISSUE                                  PROTEIN (mg/ml)           PSMA (ng/ml)          PSMA/PROTEIN x 10(-6)
--------------------------------------------------------------------------------------------------------------
  PROSTATE (NORMAL)
   Membrane                               10.2                      10,492                1,029
   Cytosol                                7.8                       138                   18
--------------------------------------------------------------------------------------------------------------
  PROSTATE (BENIGN)
   Membrane                               7.7                       4,701                 611
   Cytosol                                9                         267                   30
--------------------------------------------------------------------------------------------------------------
  PROSTATE (CANCER)
   Membrane                               19.6                      69,789                3,561
   Cytosol                                11.3                      718                   64
--------------------------------------------------------------------------------------------------------------
  BREAST (NORMAL)
   Membrane                               3.8                       79                    21
   Cytosol                                2.9                       1.1                   0.4
--------------------------------------------------------------------------------------------------------------
  BREAST (CANCER)
   Membrane                               20.4                      884                   43
   Cytosol                                11.6                      23.5                  2
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
  TISSUE                                  PROTEIN (mg/ml)           PSMA (ng/ml)       PSMA/PROTEIN x 10 (-6)
--------------------------------------------------------------------------------------------------------------
  SMALL INTESTINE                         4.5                        4.6                  1
--------------------------------------------------------------------------------------------------------------
  LARGE INTESTINE
    Membrane                              8.6                        71.3                 8.3
    Cytosol                               6.2                        2.3                  0.4
--------------------------------------------------------------------------------------------------------------
  KIDNEY
    Membrane                              17.2                       31.5                 1.8
    Cytosol                               10.9                       0.7                  0.1
--------------------------------------------------------------------------------------------------------------
  OVARY
    Membrane                              4.8                        244                  51
    Cytosol                               6.4                        21.3                 3.3
--------------------------------------------------------------------------------------------------------------
   LIVER
    Membrane                              24.1                       64.3                 2.7
    Cytosol                               18.9                       1.9                  0.1
--------------------------------------------------------------------------------------------------------------
   BONE
    Membrane                              8.5                        21.7                 2.6
    Cytosol                               3.4                        0.9                  0.3
--------------------------------------------------------------------------------------------------------------
   SKIN
    Membrane                              2.1                        17                   8.1
    Cytosol                               6.2                        2.3                  0.4
--------------------------------------------------------------------------------------------------------------



Detailed studies of PSMA expression in prostatic tissues were conducted on 184 whole mount step-sectioned prostate specimens after radical prostatectomy [38]. In this study, intense immunoreactivity for PSMA with 7E11.C5 was observed in all cases. The mean number of cells staining in benign epithelium and prostatic intraepithelial neoplasia (PIN) was lower than in adenocarcinoma. Staining was highly specific for epithelial cells and adenocarcinomas were most intensely stained with the highest grade cancers showing intense staining of almost every cell. This observation is consistent with biochemical studies showing that PSMA mRNA expression is downregulated by steroids such as 5-(alpha)-dihydrotestosterone and is upregulated by BFGF, TGF-(alpha), and EGF [27]. This behavior corresponds to the elevated expression of PSMA in hormone refractory tumors. Thus, its expression patterns from normal tissue to advanced cancer makes PSMA a very useful marker for treatment and prediction of outcome in patients with prostatic cancer.

In summary, these studies combine to indicate that PSMA is an excellent target for immunotherapy, having the required tissue specificity. For this phase I clinical trial rPSMA is contract manufactured through Medarex, Inc. (Annandale, NJ).

        2.3.2 DENDRITIC CELL-BASED IMMUNOTHERAPY

T cells are the major immune system component largely responsible for the recognition and destruction of tumor cells based on expression of specific tumor-associated antigens. As the specific mechanisms underlying the immune response were revealed, this information was utilized to elicit or amplify antitumor immune response.

T cell immune responses begin with the interaction of the T cell receptor with antigenic peptides bound to MHC proteins. If this interaction is accompanied by binding of costimulatory receptors (e.g. CD28) to their ligands (CD80 and CD86), then an intracellular cascade of biochemical events is triggered that results in T cell activation and proliferation. Activated T cells are able to lyse target cells, e.g. tumor cells, which express the stimulating antigen and the appropriate MHC protein. Antigen-presenting cells are specialized cells that express the required molecules involved in T cell activation events. DC are considered the most potent antigen presenting cell (APC), capable of initiating primary T cell responses [11-13, 43,44].

DC express high levels of MHC class I and II molecules, as well as abundant levels of costimulatory factors. In their immature state, they display phagocytic and macropinocytotic activity. As they mature, surface receptors involved in antigen uptake undergo down-regulation. Concurrently, DC enhance their ability to process and present antigen to naive T cells. DC stimulate naive T cells to become antigen-specific effectors more effectively than any other APC, and they do so following their migration to primary lymphoid tissue where such T cells are predominantly located [45]. The ability of each dendritic cell to stimulate as many as 100 T cells in vitro provided the scientific rationale for our approach using the adoptive transfer of DC.

DC are found in low abundance in various tissues, and obtaining sufficient numbers of DC from prostate cancer patients can be difficult in light of the patients' past cancer therapy, which may have compromised their immune system. DC were successfully isolated and cultured from PBMC from such prostate cancer patients [46]. After incubation of adherent PBMC in the presence of Leukine(R), and IL-4 (each 500 U/mL) for 7 days, the majority of cells have dendritic morphology and possess cell surface markers characteristics of DC (CD3(-), CD14(-), CD19(-), CD1a(+), CD4(+), CD11c(+), and HLA-DR(+)) [46]. These culture methods allow for ex vivo expansion of autologous DC from tumor-bearing patients in sufficient numbers for use in immunotherapeutic studies. Autologous DC are charged with tumor antigens, and introduced back into patients as a cancer vaccine. Several clinical trials involving readministration of autologous DC pulsed with tumor antigens have been conducted with positive clinical outcomes (Table 2).

The majority of the trials are for the treatment of several different types of malignancy with a single exception treating HIV. The only consistent finding from all the reports is the absence of serious adverse reactions. Regardless of the route of injection, dose or source of antigen, administration of DC is well tolerated and does not induce autoimmune disease [47]. The only adverse events that have been reported are mild fever and swelling of the lymph node when cells are introduced intranodally.

From the clinical trials reported to date, it is difficult to reach a consensus on any variable, such as dose, route of administration, antigen, etc., other than safety because of the large differences in trial design. It is also uncertain the extent to which the DC immunotherapy is therapeutic because the number of patients treated thus far is small. However, the responses reported thus far are encouraging and warrant further investigation.

TABLE 2: SUMMARY OF CLINICAL TRIALS UTILIZING DC

---------------------------------------------------------------------------------------------------------------------------
                                          NUMBER OF          ROUTE OF          NUMBER OF        ADVERSE         CLINICAL
DISEASE              ANTIGEN              PATIENTS        ADMINISTRATION          DC           REACTIONS        RESPONSE
---------------------------------------------------------------------------------------------------------------------------
  B Cell             Tumor                    4                i.v.*         2-32 million         None              3
  Lymphoma(9)       Specific                                                                                    Responders
                    Idiotype
---------------------------------------------------------------------------------------------------------------------------
  CEA Expressing   CEA Peptide               11                i.v.             10-30             None              2
  Tumors[47]                                                                   million                          Responders
                                              8             i.v./i.d.**      100 million/
                                                                              1 million
---------------------------------------------------------------------------------------------------------------------------
  Prostate            PSMA                   95                i.v.         5-30 million          None             28
  Cancer[48-49]     Peptides                                                                                   Responders
---------------------------------------------------------------------------------------------------------------------------
  Melanoma         Tumor Lysate              16              Intranodal       1 million           None             5
                     or MAGE                                                                                   Responders
                    peptides
---------------------------------------------------------------------------------------------------------------------------
  HIV[51]           Gp 160 or                 6                i.v.                               None             No
                  Env, gag and                                                                                 Responders
                  pol peptides
---------------------------------------------------------------------------------------------------------------------------
  Renal Cell       Tumor Lysate               4                i.v.             5-10              None             1
  Carcinoma[52]                                                                million                         Responder
---------------------------------------------------------------------------------------------------------------------------
  Multiple             Tumor                 12                i.v.             0.5-11            None             3
  Mylemona[53]       Specific                                                  million                         Responders
                     Idiotype
---------------------------------------------------------------------------------------------------------------------------


*  Intravenous administration

** Intradermal administration

      2.3.3 DC LOADED WITH PSMA ACTIVATE ANTIGEN SPECIFIC CD4(+) AND CD8(+) T CELLS FROM PROSTATE CANCER PATIENTS

The ability of DC from prostate cancer patients to activate autologous T cells was evaluated in vitro. Prostate cancer patients' DC were loaded with PSMA using methods to enhance immunologic potency: 1) inclusion of inactivated BCG mycobacteria to elevate CD83 and CD86 expression on the DC; and 2) osmotic loading using hypertonic medium to promote the engulfing of exogenous PSMA.

DC from several prostate cancer patients were loaded with rPSMA or PSMA purified from LNCaP cells (LnPSMA). The LNCaP cell line was derived from a needle aspiration biopsy of the left supraclavicular lymph node of a man with confirmed metastatic prostate adenocarcinoma and expresses several prostate specific characteristics, including expression of PSMA. The DC were osmotically loaded with either LnPSMA or rPSMA in the presence of BCG. These PSMA loaded DC were then co-cultured with autologous PBMC. The T cells stimulated by the DC during the 10 day co-culture were isolated and co-cultured a second time with PSMA loaded autologous DC. Beginning seven days after the second co-culture, T cell reactivity to PSMA was determined on a weekly basis using an enzyme-linked immunoadsorbent assay (ELISA) to measure interferon-(greek gamma) (IFN((greek gamma)) secretion. At various time-points, most of the patients' T cells studied had reactivity to PSMA. In one typical assay, PSMA-specific T cells were generated from the PBMC of patient 105 (Figure 1). Three in vitro stimulations with DC loaded with either LnPSMA or rPSMA were performed. Following this, T cells were reactive with autologous DC osmotically loaded with either LnPSMA (Figure 1a) or rPSMA (Figure 1b). Both rPSMA and LnPSMA loaded DC that were matured with BCG produced activated, antigen specific T cells.

In another experiment, DC were loaded with different amounts of LnPSMA to define the optimum amount of antigen for T cell stimulation (Figure 2). Two different concentrations of DC (2 x 10)(7) or 1 x 10(7)) were osmotically loaded with 15 to 60 ug PSMA in a 0.2 mL volume. (~75-300 ug/mL). 1 x 10(7) DC were osmotically loaded with 60 ug ovalbumin (OVA) in a 0.2 mL volume (~300 ug/mL) as a specificity control. These DC were mixed with autologous PSMA-reactive T cells. Cultured T cells were washed and added to 96-well plates at 5 x 10(4) cells/well in duplicate. Autologous DC pulsed with PSMA, OVA, or unpulsed were added to the autologous T cells at 5 x 10(4) cells/well. After 24 hours incubation, 150 ul of supernatant was removed from each culture. An ELISA using paired antibodies from the manufacturer (Endogen, Inc. , Woburn, MA) measured the amount of IFN(greek gamma) present. When 1 x 10(7) DC were loaded with PSMA, IFN(greek gamma) secretion was observed maximally with 30 ug PSMA. When 2 x 10(7) DC were loaded with PSMA, a slight dose-dependent decrease in IFN(greek gamma) secretion was observed with minimum IFN(greek gamma) secretion at 60 ug PSMA. However, the amount of IFN(greek gamma) secretion was greater - and more highly specific - when 2 x 10(7) versus 1 x 10(greek gamma)(7) DC were loaded with PSMA. Therefore, we chose to load 30ug PSMA in order to achieve strong immunoreactivity.

In a subsequent experiment, a constant amount of LnPSMA (60 ug) was osmotically loaded into various concentrations of DC - from 2 x 10(6) to 2 x 10(7) - to define the optimum number of DC (per a given amount of antigen) for T cell stimulation (Figure 3). Four different concentrations of DC were osmotically loaded with LnPSMA as before in a 0.2 mL volume. DC were osmotically loaded with 60 ug ovalbumin (OVA) in a 0.2 mL volume as a specificity control. These DC were mixed with autologous PSMA-reactive T cells. IFN(greek gamma) secretion was measured after 24 hours. Standard ELISAs were performed to assess IFN(greek gamma) secretion. Immunoreactivity was comparable, regardless of the amount of DC; a true dose-dependent effect of DC concentration of IFN(greek gamma) secretion was not observed. This assay demonstrated that 2 x 10(7) DC could be loaded with a LnPSMA concentration nearly approximating that used in our clinical methodology.

We propose to include inactivated BCG in the final 18-24 hours of dendritic cell culture because of its ability to stimulate maturation of DC and thereby to enhance T cell activation. BCG treatment upregulates the expression of several surface molecules crucial to the enhanced function of a dendritic cell as an APC, including CD40, CD54, CD80, CD83 and CD86 (Figure 4).

[Figure 1: Specific cytokine secretion by PT 105 T cells stimulated with PSMA osmotically loaded into BCG-treated DC.]

[Figure 2: Specific cytokine secretion by PT 112 T cells stimulated with BCG-treated DC osmotically loaded with PSMA.]

[Figure 3: Specific cytokine secretion by PT 66 T cells stimulated with BCG-treated DC.]

[Figure 4: Dendritic cell characterization.]

3. OBJECTIVES

The primary objective of this study is to assess the safety of immunization with CaPVax, mature autologous DC loaded with rPSMA, in the treatment of patients HRPC. The secondary objective is to monitor the potential clinical response of administering CaPVax.

The study hypotheses represent primary objectives. Each primary objective is addressed by endpoint measures which provide objective criteria for evaluating the hypothesis. Secondary objectives are addressed with statistical methods that evaluate other benefits of treatment.

3.1 STUDY HYPOTHESIS AND ENDPOINTS

HYPOTHESIS 1: Serious adverse events (AEs) which are either probably or possibly related to treatment with CaPVax injections will rarely occur among study subjects.

ENDPOINT 1: A subject is coded as having experienced a serious AE provided at least one of the AEs listed in Section 10.2 occurs anytime during the study period. The AE must be at least possibly related to treatment, as defined in
Section 10.1.

HYPOTHESIS 2: As a result of treatment, a significant proportion of patents will experience either a partial or a complete response to their HRPC.

ENDPOINT 2: A patient is coded as having a partial or a complete response provided he satisfies the "response evaluation" criteria defined in section 11.2.

4. PATIENT ELIGIBILITY

4.1 INCLUSION CRITERIA

       1. Histologic proof of prostate carcinoma, progressing hormone refractory disease after antiandrogen withdrawal trial, in the presence of castrate serum testosterone levels (<30 ng/dl). Progression can manifest as:

              - A 50% increase in PSA level from the nadir PSA level confirmed twice and measured at least two weeks apart;

              -      new bone pain, or new lesion on bone scan; or,

              - progression of soft tissue disease as evidenced by standard radiographic methods of evaluation, i.e. CT or MRI.

              Hormone therapy, with the exception of antiandrogens (e.g. LHRH) to maintain androgen ablation must continue.

       2.     Age greater than 18 years old.

       3.     Life expectancy of at least 1 year.

       4. Zubrod or Eastern Cooperative Oncology Group (ECOG) performance status of 0-1.

       5. Patients must have limited bone disease defined as less than or equal to 3 metastatic sites on a bone scan and minimal symptoms.

       6. Adequate hematological function i.e. Hemoglobin > 12.5mg/dl, absolute lymphocyte count (ALC) > 500/ mm(3), absolute neutrophil count (ANC) > 1,000/mm(3), Platelets> 150,000/mm(3).

       7. Adequate hepatic and renal functions, i.e. bilirubin < 1.5mg/dl, SGOT/SGPT < 2 times the upper limit of normal, serum creatinine < 2.5mg/dl, or creatinine clearance > 50ml/min.

       8. Signed informed consent before any study procedure, keeping with the institutional policies, indicating that the patient is aware of the investigational nature of this study. The consent form is appended to this protocol (see Appendix K).

4.2 EXCLUSION CRITERIA

       1. History of prior malignancy other than prostate cancer, clinically evident within the 24 months preceding enrollment into the study, except curatively-treated basal cell or squamous cell carcinoma of the skin.

       2. Patients must NOT have received prior chemotherapy, radiation therapy for metastatic disease, including Strontium-89, or other investigational therapy that may result in a compromised immune system.

       3. Patients who received any immunosuppressives such as Prednisone, Hydrocortisone, or Ketoconazole in the four weeks prior to enrollment in the study are not eligible.

       4. Patients with brain metastases, uncontrolled heart, liver or renal diseases, or other serious intercurrent illness (including known HIV or hepatitis positive) are NOT eligible.

       5.     Prior splenectomy.

       6. History of severe asthma, anaphylaxis or other serious adverse reactions to vaccines or any of the antigens included in the skin test.

       7. History of immunodeficiency or autoimmune disease such as rheumatoid arthritis, systemic lupus erythematosus, scleroderma, polymyositisdermatomyositis, Juvenile onset insulin dependent diabetes, or vasculitis.

       8. Impending untreated spinal cord compression or urinary outlet obstruction.

       9. Patients with a positive2-step Purified Protein Derivative (PPD) skin test or history of previous BCG vaccination or Tuberculosis
              (TB) exposure.

       10. Positive virology screening test (Hepatitis B surface Antigen (HbsAg), Anti-Hepatitis core Antigen (a-HBc), Liver enzyme
              (ALT)-surrogate marker for non A, B, C hepatitis virus, Anti-HIV 1 Antibody (a-HIV-1), Anti-HIV 2 Antibody (a-HIV-2), Anti-human T lymphotropic virus 1(a-HTLV-1), Syphilis, HIV Antigen (HIV-1 p24Ag), Anti-Hepatitis C Virus (a HCV)).

       11. Patients may NOT take any medication that may affect immune function, with the following exceptions: nonprescription strength doses of NSAIDS, acetaminophen or aspirin, low doses of antihistamine therapy, normal range doses of vitamins and H2 blockers.

5. TREATMENT PLAN

PBMC are isolated by leukapheresis from the patient before treatment begins. An aliquot of these cells is cryopreserved for further ex vivo culture. After thawing and culturing PBMC, adherent cells are cultured ex vivo for six days with IL-4 and Leukine(R) to generate DC. Inactivated BCG is added to the dendritic cell cultures to facilitate maturation of the cells and to stimulate a strong carrier immune response after intradermal administration. Eighteen to twenty-four (18-24) hours after BCG treatment, rPSMA is added under hypertonic conditions. Patients receive four injections of 5 million, 10 million, or 20 million rPSMA loaded autologous DC by intradermal injection [one dose is administered every month (26-32 days)]. Each patient is observed for 2 hours after administration. Some patients may need to have a second leukapheresis (between 4-12 weeks after the first one), depending on the yield of the first leukapheresis and ex vivo expansion.

The interval one month (26-32 days) between injections was selected to avoid excess loss of any beneficial immunological response. Four injections were selected to achieve sufficient restimulations to generate a maximum T cell response.

At the study center, all CaPVax injections are given intradermally into one thigh followed by intradermal injections in alternating thighs at subsequent injections (refer to section 7.5.2). Three patients are enrolled first in the 5 x 10(6) DC dose level. If no adverse reactions occur 48 hours after the first injection, the dose will be escalated to 10 x 10(6) DC in another three patients. If no adverse reactions occur 48 hours after the first injection, three patients are enrolled at the highest dose, 20 x 10(6) DC. The rest of the patients are randomized for one DC dose level such that there are 10 patients per dose level at each study center (see section 12 for sample size considerations).

If there is evidence of an AE in at least one patient in any dose level, then the committee for AEs determines if this is a favorable response or an AE (please refer to Section 10). If it is determined that it is an AE, then 3 more patients are enrolled at that same dose before escalation to a higher dose.

6. PRE-TREATMENT EVALUATION

6.1 SCREENING

Screening of patients for participation in this clinical trial takes place within 4 weeks prior to enrollment in order to verify that each patient meets all study criteria (see section 4.0). Patients failing the initial screening due to out of range laboratory values may be rescreened at the investigator's discretion. All patients screened should be documented using a screening log. Each patient enrolled in the study must sign the consent form (see Appendix K) and fill out a patient registration form (see Appendix F).

       6.1.1  PROCEDURES AND TESTS

Prior to the first vaccination, Day 1, the following procedures and tests are performed or administered (see Appendix A):

       1. The patient's medical history and complete physical examination including vital signs, height and weight, and Zubrod performance score (see Appendix B).

       2. A skin prick test panel provided by the sponsor with control and 3 common recall antigens (Candida Albicans, Mumps, PPD). These tests are read at 15 minutes after inoculation for immediate-type hypersensitivity to any of the antigens and approximately 48-72 hours after administration for delayed type hypersensitivity
              (DTH). Palpable indurations of 5mm or more indicate a positive reaction. The absence of induration less than 5mm is considered negative. The widest diameter of distinctly palpable induration is measured and a Polaroid photograph will be taken (see Appendix C). The PPD skin test is administered as a two-step test. If the first test is negative, the test is repeated one week later to rule out any false negative result. This ensures a PPD naive patient population.

       3. 12 lead EKG. EKG is read and the report signed by the cardiologist.

       4.     Chest x-rays (PA and lateral views).

       5.     Blood and urine are collected for the following:

                     - Hematology (Complete blood count (CBC) & differential);

                     - Blood Chemistry parameters (Chemistry 22) Chem-22 profile includes the following specific measurements: sodium, potassium, chloride, bicarbonate, BUN, creatinine, magnesium, calcium, phosphorus, glucose, SGPT, total bilirubin, albumin, total alkaline phosophatase, lactate dehydrogenase;

                     -      Serum Markers (PSA & PAP);

                     - Serum Markers of autoimmune disease [Erythrocytic sedimentation rate (ESR) and Antinuclear antibodies
                            (ANA)];

                     -      Testosterone;

                     -      Urinalysis with microscopic examination.

       6.1.2 TUMOR IMAGING

Bone scan, Chest x-ray, and CT of the abdomen and pelvis are performed at screening. Measurable disease is defined in Section 11.0. Follow up bone scan, chest x-ray, and CT scans are repeated at Week 20 and Week 26.

       6.1.3 ASSESSMENT OF PATIENT'S QUALITY OF LIFE (SEE APPENDIX D) AND BRIEF PAIN INVENTORY (SEE APPENDIX E)

7. ON STUDY EVALUATION (SEE APPENDIX A FOR SCHEDULING)

7.1 LABORATORY PROCEDURES AND MEASUREMENTS

       1.     Routine Safety Laboratory Tests

                     - Safety-related hematology, blood chemistry, and physical examinations are performed at various intervals throughout the study. Testosterone level and urinalysis are performed at screening and week 14 (see Appendix A, Study Diagram).

       2.     Hematology Parameters

                     - Hematology testing consists of CBC, differential, and platelets.

       3.     Blood Chemistry Parameters (Chem-22)

       4.     Urinalysis with microscopic examination

       5.     Physical Examinations

                     - Physical examinations include monitoring vital signs to observe a generalized systemic reaction, examining the vaccination site for any local or regional reaction, reviewing any quality of life changes, and discussing degree of pain (see Appendices D and E, respectively).

7.2 SPECIAL LABORATORY TESTS

       1.     Serum PSA is measured.

       2.     Serum PAP is measured.

       3.     Serum testosterone is measured.

       4.     Serum markers of autoimmune disease are measured (ESR and ANA).

7.3 IMMUNOLOGY DETERMINATIONS

The tests described in this section are performed at Northwest Biotherapeutics, Inc. Blood for immune monitoring is drawn prior to the first leukapheresis, prior to each injection, and at weeks 14, 20, and 26 (see Appendix A). PBMC are isolated and utilized for the following immunological determinations:

       1. Nonspecific immune response: stimulation of PBMC with anti-CD3 measured by proliferation;

       2. BCG specific cellular response: stimulation of PBMC with Tuberculin-purified protein derivative (PPD), a component obtained from human strains of Mycobacterium tuberculosis, measured by proliferation;

       3.     PSMA specific antibodies: measured in serum by ELISA;

       4. PSMA specific cellular response: stimulation of PBMC by autologous DC loaded with rPSMA measured by cytokine production (ELISA or ELISPOT).

7.4 SKIN TESTS

       1. Nonspecific cellular immune response: skin test using 2 additional common recall antigens (Candida albicans, Mumps).

       2.     PPD specific DTH response: skin test using PPD.

7.5 TREATMENT DEFINITIONS

       7.5.1 LEUKAPHERESIS AND BLOOD DRAW

Prior to beginning CaPVax immunotherapy, patients are leukapheresed at the Apheresis Unit of the study center. Another leukapheresis may be performed between the first and fourth treatments depending on the DC yield from the first leukapheresis.

Prior to each leukapheresis, a blood work-up is done at the study center to include CBC, platelet count, and Chem-22. Blood is drawn for immune monitoring prior to the CaPVax injections and on follow-up at weeks 14, 20, and 26. The blood is shipped to the sponsor.

       7.5.2 CAPVAX INJECTIONS

Five, ten, or twenty million mature, autologous rPSMA-loaded DC are injected intradermally in a shaved, clean area of the thigh. The CaPVax injections are given in alternating thighs once every month (26-32 days) for a total of 4 treatment cycles.

Mature DC are defined as CD11c positive, CD14 negative cells as determined using flow cytometry. The percentage of CD14 positive cells varies from patient to patient and thus requires an adjustment in the number and volume of cells injected to achieve the originally planned dose of DC. The following is an example of how the injection volume is determined:

FORMULA FOR CALCULATING INJECTION VOLUME:

Cell count per vial / 0.25mL = Cells per mL

Dose to be administered / Percent CD14 negative, CD11c positive cells = cell number to inject

Cell number to Inject / cells per mL = Injection volume

FOR EXAMPLE:

If the cell count per vial is 10 x 10(6) and the percent CD14 negative, CD11c positive cells is 67%, and the dose to be administered is 10 x 10(6) cells,
THEN:

10 x 10(6) (cells per vial) / 0.25mL = 40 x 10(6) cells per mL

10 x 10(6) / 0.67 = 14.9 x 10(6) = cell number to inject

14.9 x 10(6) / (40 x 10(6) cells per mL) = 0.37mL

Volume to inject = 0.37mL

Instructions for injection are provided with each shipment of CaPVax. Each patient has lot specific injection instructions that is provided by the sponsor. These instructions clearly indicate how much vaccine is injected. It is expected that the number of injections given per dose of DC will not exceed 8 injections for one round of treatment.

       7.5.3 CLINICAL EVALUATION

Patients are evaluated every month by one of the study physicians. Aside from the above listed blood tests, CBC and Chem-22 studies are obtained at every interval. Physical examination at each follow-up visit is documented (see Appendix A). Quality of life, pain score assessments, and monitoring for autoimmune disease are evaluated as well.

       7.5.4 TOXICITY MONITORING

Both acute and chronic toxicity are monitored. Monitoring for acute toxicity takes place during and immediately following injection for a period of two hours. Patients are observed for the development of an immediate localized allergic reaction or anaphylactic reaction during this time. Chronic toxicity is evaluated at the monthly physical examination. Although the nature of chronic toxicity following injection of CaPVax is unknown, physical examination, history, and quality of life assessments are recorded along with all pertinent laboratory tests.

8. PATIENT DISCONTINUATION

8.1 OFF-STUDY CRITERIA

Patients who require other treatments for prostate cancer or for a complication of the cancer (e.g. vertebral collapse) are taken off study. They will be included in the follow-up analysis. Such patients are considered as failures and will be followed by one of the participating physicians and the data center, with information collected periodically.

Non-compliance with the protocol or a patient's refusal to continue with the study are also reasons for discontinuation.

8.2 PATIENT DISCONTINUATION DUE TO SEVERE ADVERSE EVENT

See Section 10, Adverse Events.

9. CONCOMITANT MEDICATIONS

Medications taken by the patient within seven days prior to the first vaccination and throughout the study is recorded on the appropriate case report form. A potential patient is not eligible to enter the study if they are taking any medication that may affect immune function, with the following exceptions:

       - Patients may take doses of nonprescription strength NSAIDS, acetaminophen, ibuprofen or aspirin for non-chronic headache, muscle pain, trauma or prophylaxis as long as their dosing regimen complies with the recommended dose as found on the product label/package insert.

       - Patients may receive antihistamine therapy for colds or allergies at low doses.

       - Patients must continue LHRH agonists, if they were on LHRH agonists at the initiation of the trial.

       - Patients may take vitamin supplements within a dose range not associated with toxicity.

       -      Patients may take cimetidine or other H(2) blockers.

       - Patients may receive a maximum of two short courses (not more than 10 days per course) of antibiotics for treatment of minor infection, but not more frequently than twice in a 45 day span.

Any other medications that may affect immune function are contraindicated for the duration of the patient's study participation. The same exceptions as above apply during the study.

10. ADVERSE EVENTS

10.1 ADVERSE EVENT RECORDING

An objective of this study is to evaluate the safety of CaPVax. Therefore, clinical AEs occurring during and after vaccine treatment must be recorded.

An AE is defined as any change in signs or symptoms, and may include a single symptom or sign, a set of related symptoms or signs, or a disease. An AE must be recorded even if it is unlikely to be causally related to the study drug.

Patients are instructed to report any AE to the investigator. On each day of evaluation, the patient is questioned in a general way regarding any new medical problems and new or changed medications. All AEs are documented in the source document and on the AE form.

The intensity of all AEs not localized to the CaPVax injection site are graded according to the National Cancer Institute (NCI) Common Toxicity Criteria (see Appendix L). AEs that are considered by the investigator to be localized or related to the injection site will be graded according to the Injection Site Reaction section of the NCI Common Toxicity Criteria (see Appendix L).

The relationship to study treatment is characterized as not related, possibly related, or probably related and is determined according to the following guidelines:

       PROBABLY RELATED: a direct cause and effect relationship between the study treatment and the AE is likely;

       POSSIBLY RELATED: a cause and effect relationship between the study treatment and the AE has not been demonstrated at this time and is not probable, but is also not impossible;

       NOT RELATED: there is no question that the AE is definitely not associated with the study treatment (comment on other etiology in comments section of the clinical report form).

Any patients withdrawn from the study should have the end-of-study (week 14 or week 20) procedures performed at that time, unless patient declines.

10.2 SERIOUS ADVERSE EVENT REPORTING

The Ambulatory Unit of the Principal Investigator's site is contacted during a serious AE in order to determine the physician on call, who is notified and apprised of the situation. A serious AE is defined as one of the following:

       -      Death

       - An event which is life threatening. In the opinion of the investigator, the patient was at immediate risk of death due to the event as it occurred.

       - An event which results in persistent or significant disability/incapacity.

       - An event which requires inpatient hospitalization or prolongs hospitalization.

       -      A laboratory abnormality which meets any of the above criteria.

       - An important medical event that, based upon appropriate medical judgement, may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed above.

10.3 MANAGEMENT OF A BCG-RELATED ADVERSE EVENT

Repeated intradermal injection of attenuated BCG is safely used for the treatment of bladder cancer (54), colon cancer (55, 56), prostate cancer (57), and melanoma (58). Inactivated BCG is used in the production of CaPVax for the purposes of maturing the DC ex vivo. However unlikely, inactivated BCG may trigger a hypersensitivity reaction including symptoms of persistent fever or skin ulceration. These adverse reactions will be treated as follows:

       - Cold packs or topical steroid preparation may be used for symptomatic relief of associated skin discomfort.

       - For low grade fever (<39 degrees Celsius). Administer oral paracetamol.

       - For high grade fever (>39 degrees Celsius) perform all of the following:

                     1.     Draw blood for standard blood culture set (x 2).

                     2.     Draw blood for Mycobacterial blood culture.

                     3. Test the residual sample of the CaPVax (i.e. DC vial retained from previous vaccination) for: gram stain, culture/sensitivity, AFB stain and culture, fungal smear and culture.

                     4. Administer one gram (1g) of ampicillin every four hours (IV).

                     5.     Administer 5mg/kg of gentamicin daily (IV).

                     6. Or, if the patient is allergic to penicillin, administer one gram (1g) of vancomycin every 12 hours and 5mg/kg of gentamicin (IV).

                     7. Administer three-drug antituberculous therapy: 300mg of isoniazid once daily, 600mg rifampicin once daily, orally, and ethambutol (15mg/kg) once daily.

                     8.     Administer 100mg of hydrocortisone 4 times daily
                            (IV).

10.4 SERIOUS ADVERSE EVENT COMMITTEE

A designated committee is formed to evaluate any AEs. The committee is comprised of a physician and nurse from the site, a physician from the sponsor, and the sponsor's RA/QA Manager. The committee is responsible for handling any AEs that may occur during the course of treatment. For instance, a patient develops a severe local skin reaction after the second or third intradermal injection of CaPVax. Regardless of the type of reaction (favorable immune response or unfavorable adverse event) the committee determines the course of treatment, if necessary, and the study status of the patient, i.e. is the patient able to continue CaPVax therapy. If the patient is allowed to continue on-study, the committee may decide to tailor the dose or modify the dose interval or remove the patient from the study.

10.5 STOPPING CRITERIA

The dose level is discontinued if two serious adverse events are observed within the first ten patients treated. These adverse events must be deemed by the Serious Adverse Event Committee to be probably or possibly related to the study drug.

If the dose level is discontinued due to two SAEs occurring, the remaining patients are randomized to the remaining dose levels. There are two advantages of this strategy: 1) it is ethically desirable for the patients, since they are less likely to be treated at unsafe dose levels; and 2) it is scientifically desirable since it provides more information for the dose levels not terminated.

10.6 REPORTING AN ADVERSE EVENT TO THE FDA

The sponsor is responsible for reporting AEs to the FDA as described in 21 CFR
Section 312.32 (IND Safety Reports).

11. CRITERIA FOR DISEASE EVALUATION AND ENDPOINTS

All patients who receive CaPVax are evaluated primarily for safety. Patients are followed for a longer period of time (26 weeks) to monitor potential clinical response using NPCP criteria for evaluating patient response (see Appendix G).

11.1 DEFINITIONS

       11.1.1 MEASURABLE DISEASE

Requires bidimensionally measurable lesion with clearly defined margins by at least one of the following criteria:

              1. photographs or plain x-ray with at least one diameter > 0.5 cm.

              2. CT/MRI/or other imaging scans with at least one diameter > 1 cm (or the minimal limit of resolution of the technique, and/or

              3. palpable lesion with both diameters measuring at least 2 cm.

       11.1.2 EVALUABLE DISEASE

Masses with margins not clearly defined, palpable lesion with either diameter < 2 cm, and lesion with both diameters < 0.5 cm by x-ray, CT, or MRI. Serum PSA values are also considered evaluable. Bone scan lesions are considered evaluable.

11.2 RESPONSE EVALUATION

       11.2.1 RESPONSE FOR BIDIMENSIONALLY MEASURABLE DISEASE

       COMPLETE RESPONSE: disappearance of all measurable disease for at least six weeks (weeks 20-26).

        PARTIAL RESPONSE: reduction by at least 50% of the sum of two perpendicular diameters of measurable disease for at least six weeks (weeks 20-26).

    11.2.2 RESPONSE WITH EVALUABLE DISEASE (BONE SCAN ONLY)

        COMPLETE RESPONSE: disappearance of all bone scan lesions for at least six weeks (weeks 20-26).

        PARTIAL RESPONSE: partial regression or stabilization of bone scan lesions for at least six weeks (weeks 20-26).

    11.2.3 RESPONSE WITH EVALUABLE DISEASE (ELEVATED PSA VALUE ONLY)

        COMPLETE RESPONSE: undetectable PSA on three successive determinations spaced at least two weeks apart (weeks 12-26).

        PARTIAL RESPONSE: decline in PSA by at least 50% with maintenance of the decline on at least two consecutive determinations spaced at least two weeks apart (weeks 12-26).

11.3 PROGRESSION

Progression is defined as progression of CT or bone scan lesions (an increase in number and/or intensity) on consecutive bone scans, increase in the sum of the perpendicular diameters of measurable disease by at least 25%, a rise in PSA of greater than 50% from basline (on day 1 prior to the first CaPVax injection) on two consecutive determinations spaced at least two weeks apart, or new bone lesions on plain film and/or bone scan in the presence of a stable PSA.

11.4 STABLE DISEASE

Stable disease is defined as when a patient fails to qualify for either a response or progressive disease.

12. STATISTICAL CONSIDERATIONS

This is a two-center study, with equal numbers of patients treated at each site. All patients receive CaPVax injections and act as their own controls. The treatment plan is presented in Section 5.0.

12.1 STUDY DESIGN

Three patients per dose level are evaluated for toxicity. If these patients do not experience grade 3 or 4 toxicity, the study continues with the planned dose escalation. Descriptive statistics are used in the Phase I part of the protocol. Given results of PSA that is collected during the study, the generalized estimating equation (GEE) is used for statistical evaluation of response. Based on previous experience with a similar product, we chose sixty (60) patients to achieve a 95% probability of not missing an adverse event and to observe an actual response rate of about 20%.

12.2 SAMPLE SIZE CONSIDERATIONS AND STATISTICAL METHODS FOR PRIMARY OUTCOMES

The studies by Murphy et al [48, 49] together evaluated 109 different patients with treatment regimens similar to the ones of this proposal. Twenty-eight of the 109 patients (26%) had either a complete or partial response to treatment. There were no AEs reported among these 109 subjects related to treatment.

We chose the sample size (n) to be sufficiently large to provide a reasonable chance of detecting a serious AE, even if it is relatively rare in occurrence, and to provide an estimate of the efficacy of treatment. Using the Poisson probability distribution, there is 95% probability that AT LEAST one AE is observed for any event with a "true" occurrence rate of at least 5%, provided n=60. With n=60 and assuming the observed complete/partial response rate equals 25%, the 95% two-sided confidence interval for the "true" response rate among patients with HRPC equals 10% to 41%. Stated as a one-sided interval, with 95% confidence the "true" response rate would equal or exceed 14%.

Summary estimates of AE rates and their standard deviations are presented in tabular format. All AEs are reported and described on a case-by-case basis. Exact binomial probability calculations are used to estimate and provide the 95% confidence interval for the response rate, and a P-value quantifies the level of statistical significance of the data for this primary outcome.

12.3 STATISTICS FOR SECONDARY STUDY OBJECTIVES

    SECONDARY OBJECTIVE 1: Test the hypothesis that, on average over the study period, patients' PSA values will trend downward compared to screening values. Each subject is assayed eight times at various times between day 1 and week 26. Regression analysis using Generalized Estimating Equations
    (GEE) is used to test for trend of improvement over the study period.

    SECONDARY OBJECTIVE 2: Describe how the patient's experiences of pain, physical functioning and quality-of-life measures change during the course of treatment and during the follow-up period. For each patient over the study period pain is assessed five times using the Brief Pain Inventory, physical functioning is measured six times using both the Karnofsky and Zubrod Performance Scales, and quality of life assessments are obtained five times using the FACT-P questionnaire. Patient averages at screening and during the study weeks is graphed and the trends and tempos of these repeated measurements is modeled and analyzed using GEE.

    SECONDARY OBJECTIVE 3: Describe how the patient's skin test and other lab results change during the course of treatment and during the follow-up period. For each patient over the study period skin tests are assessed four times using four recall antigens (Candida, Mumps, and PPD) and CBC, differential blood chemistry and serum markers are measured nine times. Patient averages at screening and during the study weeks are graphed and the trends of these repeated measurements are modeled and analyzed using GEE.

12.4 STUDY ASSESSMENTS

    12.4.1 DATA CONTROL MEASURES

In order to assure adequate control and provide study data that are consistent and of the highest quality, the following measures are employed:

        1. Each clinical procedure (i.e. physical examination) for a particular patient is conducted by the same person if possible throughout the patient's study participation.

        2. Each clinical laboratory procedure is conducted by the same laboratory throughout the study.

        3. Data generated automatically is reviewed by the appropriate specialist, i.e. computer generated EKG interpretation is reviewed and signed off by a cardiologist.

13. INVESTIGATOR OBLIGATIONS

As indicated on FDA Form 1572, the Principal Investigator is responsible for the conduct of the clinical trial at the site and is responsible for personally overseeing the treatment of all study patients. The Principal Investigator must assure that all study site personnel, including Sub-investigators and other study staff members, adhere to the study protocol and to all FDA regulations and guidelines regarding clinical trials both during and after study completion.

13.1 INFORMED CONSENT

All subjects will be informed of the nature of the program, its possible hazards and their right to withdraw at any time, and will sign a form indicating their consent to participate prior to receiving any study-related procedures.

13.2 INSTITUTIONAL REVIEW BOARD

This protocol and relevant substantive data must be submitted to the appropriate Institutional Review Board (IRB) for review and approval before the study can be initiated. Amendments to the protocol are also submitted to the IRB prior to implementation of the change. A letter documenting IRB approval must be received by the Sponsor prior to initiation of the study. The Principal Investigator is also responsible for informing the IRB of the progress of the study and for obtaining annual IRB renewal. The IRB must be informed at the time of completion of the study and should be provided with a summary of the results of the study by the Principal Investigator. The Principal Investigator must notify the IRB in writing of any significant adverse reactions.

14. ADMINISTRATIVE CONSIDERATIONS

14.1 PRESTUDY DOCUMENTATION

The following documentation must be received by the study Sponsor prior to initiation of the trial: FDA Form 1572; curricula vitae of the Principal Investigator and all Sub-investigators; signed Protocol Agreement; copy of the correspondence from the IRB indicating approval of the protocol and consent form, signed by the IRB chairperson or designee; an IRB membership list containing the names and occupations of the IRB members; copy of the Informed Consent Form that was reviewed and approved by the IRB; clinical laboratory reference ranges for all tests required in the protocol and a copy of the laboratory license or accreditation.

14.2 STUDY DOCUMENTATION

The Investigator and study staff have responsibility for maintaining a comprehensive and centralized filing system containing all study-related documentation. These files must be suitable for inspection by the Sponsor or the FDA at any time, and should consist of the following elements: patient files (complete medical records, laboratory data, supporting source documentation, and the Informed Consent); study files (the protocol with all amendments, copies of all pre-study documentation, and all correspondence between the IRB, site, and Sponsor); and drug accountability files, containing a complete account of the receipt and disposition of the study drug.

14.3 DATA COLLECTION

Case Report Forms (CRFs) must be submitted to the Sponsor for each patient enrolled in the study. CRFs are to be completed in a neat, legible manner, using a black pen to ensure accurate interpretation of data. Any changes or corrections made on the CRFs must be dated and initialed by the individual making the change, and subsequently reviewed and signed by the Investigator. When corrections are made, the original entry should be crossed out using a single line. Do not erase, overwrite, or use white-out on the original entry. All datafields on the CRFs must be filled in.

14.4 PROTOCOL INTERPRETATION AND COMPLIANCE

The procedures defined in the protocol are carefully reviewed by the Investigator and his/her staff prior to the time of study initiation to ensure accurate representation and implementation. Protocol amendments, if any, are reviewed and implemented promptly following IRB approval. The Sponsor is responsible for submitting protocol amendments to the FDA as described in 21 CFR
Section 312.30 (Protocol Amendments).

14.5 STUDY MONITORING AND DATA COLLECTION

A representative from the Sponsor will visit the study center periodically to monitor adherence to the protocol and applicable FDA regulations, and the maintenance of adequate and accurate clinical records. CRFs are reviewed to ensure that key safety and efficacy data are collected and recorded as specified by the protocol. The Sponsor's representative (or designate) is permitted to access patient medical records, laboratory data and other source documentation as needed to appropriately monitor the trial.

14.6 DISCLOSURE OF DATA/PUBLICATION

Individual patient medical information obtained as a result of this study is considered confidential and disclosure to third parties other than those noted below is prohibited. Such medical information may be given to the patient's personal physician or to other appropriate medical personnel responsible for the patient's welfare. Data generated as a result of this study are to be available for inspection on request by the FDA, the Sponsor or Sponsor's representative and by the Institutional Review Board.

Presentation or publication of the study results is not permitted without prior submission to the Sponsor. It is anticipated that the final results of this study will be submitted to a peer-reviewed scientific journal. Authorship on such a paper will be acknowledged with customary scientific practice.

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    membrane antigen in the serum with a new antibody. Prostate 1996;
    28 266-271.

29. Wright GL Jr, Haley C, Beckett ML, et al: Expression of prostate-specific membrane antigen in normal, benign, and malignant tissues. Urol Oncol 1995; 1: 18-28.

30. Cox AL, Skipper J, Chen Y, et al: Identification of a peptide recognized by five melanoma-specific human cytotoxic T cell lines. Science 1994; 264:
    716-719

31. Kawakami Y, Eliyahu S, Delgado CH, et al: identification of a human melanoma antigen recognized by tumor-infiltrating lymphocytes associated with in vivo tumor rejection. Proc Natl Acad Sci USA 1994; 91: 6458-6462.

32. Peace DJ, smith JW, Disis ML, et al: Induction of T cells specific for the mutated segment of oncogenic P21 ras protein by immunization in vivo with the oncogenic protein. J Immunother 1993; 14: 110-114.

33. Cheever MA, Chen W, Disis ML, et al: T cell immunity to oncogenic proteins including mutated Ras and chimeric Bcr-Abl, Ann NY Acad Sci 1993; 690:
    101-112.

34. Yanuck M, Carbone DP, Pendleton CD, et al. A mutant p53 tumor suppressor protein is a target for peptide induced CD8+ cytotoxic T cells. Cancer Res 1993, 53- 3257-3261.

35. Stuber G, Leder GH, Storkus WJ, et al: Identification of wild-type and mutant p53 peptides binding to HLA-A2 assessed by a peptide loading-deficient cell line assay and a novel major histocompatibility complex class I peptide binding assay. Eur J Immunol 1994; 24: 765-768.

36. Horoszewicz JS, Kawinski E, Murphy GP: Monoclonal antibodies to a new antigenic marker in epithelial prostatic cells and serum of prostatic cancer patients. Anticancer Res 1987; 7: 927-935.

37. Israeli RS, Powell CT, Fair WR, et al: Molecular cloning of a complementary DNA encoding a prostate-specific membrane antigen. Cancer Res 1993; 53:
    227-230.

38. Bostwick DG, Pacelli A, Blute M, et al: Prostate specific membrane antigen expression in prostatic intraepithelial neoplasia and adenocarcinoma: a study of 184 cases. Cancer 1998; 82: 2256-2261.

39. Troyer JK, Beckett ML, Wright GI, et al: Detection and characterization of the prostate-specific membrane antigen (PSMA) in tissue extracts and body fluids. Intl J Cancer 1995; 62: 552-558.

40. Murphy GP, Elgamal AA, Su SL, et al: Current evaluation of the tissue localization and diagnostic utility of prostate specific membrane antigen. Cancer 1998; 83: 2259-2269.

41. Lopes AD, Davis WL, Rosenstraus MJ, et al: Immunohistochemical and pharmacokinetic characterization of the site-specific immunoconjugate CYT-356 derived from antiprostate monoclonal antibody 7E11-C5. Cancer Res 1990; 50: 6423-6429.

42. Albert ML, Sauter B, Bhardwaj N: Dendritic cells acquire antigen from apoptotic cells and induce class I-restricted CTLs. Nature 1998; 392: 86-89.

43. Brodsky FM, Lem L, Brenahan PA: Antigen processing and presentation. Tissue Antigens 1996; 47: 464-471.

44. Siliciano RF, Soloski MJ: MHC class I-restricted processing of transmembrane proteins. J Immunol 1995; 155: 2-5.

45. Banchereau, J, Steinman RM: Dendritic cells and the control of immunity. Nature 1998; 392: 245-252.

46. Tjoa B, Erickson S, Barren III R, et al: In vitro propagated dendritic cells from prostate cancer patients as a component of prostate cancer immunotherapy. Prostate 1995; 27: 63-69.

47. Morse M, Deng Y, Coleman D, et al: A phase 1 study of active immunotherapy with carcinoembryonic antigen peptide (CAP-1)-pulsed, autologous human cultured dendritic cells in patients with metastatic malignancies expressing carcinoembryonic antigen. Clin Cancer Res 1999; 5: 1331-1338.

48. Murphy GP, Tjoa, BA, Simmons, SJ, et al: Infusion of dendritic cells pulsed with HLA-A2-specific prostate-specific membrane antigen peptides: a phase ll prostate cancer vaccine trial involving patients with hormone-refractory metastatic disease. Prostate 1999; 38: 73-78.

49. Murphy GP, Tjoa, BA, Ragde H et al: Phase I clinical trial; T cell therapy for prostate cancer using autologous dendritic cells pulsed with HLA-A0201 -specific peptides from prostate-specific membrane antigen. Prostate 1996; 29: 371-380

50. Nestle FO, Alijagic S, Gilliet M, et al: Vaccination of melanoma patients with peptide- or tumor lysate-pulsed dendritic cells. Nat Med 1998; 4:328-332.

51. Kundu SK, Engleman E, Benike C, et al: A pilot trial of HIV antigen-pulsed allogeneic and autologous dendritic cell therapy in HIV-infected patients. AIDS Res Hum Retroviruses 1998; 14: 551-560.

52. Holtl L, Rieser C, Papesh R, et al: Cellular and humoral immune responses in patients with metastatic renal cell carcinoma after vaccination with antigen pulsed dendritic cells. J Urol 1999; 161: 777-782.

53. Reichardt VL, Okadda CY, Liso A, et al: Idiotype vaccination using dendritic cells after autologous peripheral blood stem cell transplantation for multiple myeloma-a feasibility study. Blood 1999; 93: 2411-2419.

54. Nseyo UO, Lamm DL: Immunotherapy of bladder cancer. Semin Surg Oncol 1997; 13:342-349.

55. Hoover HC, Brandhorst JS Jr, Peters LC, et al: Adjuvant active specific immunotherapy for human colorectal cancer: 6.5-year median follow-up of a phase III prospectively randomized trial. J Clin Oncol 1993; 11: 390-399.

56. Vermorken JB, Claessen AM, van Tinteren H, et al: Active specific immunotherapy for stage II and stage III human colon cancer: a randomized trial. Lancet 1999; 353: 345-350.

57. Guinan PD, John T, Baumgartner G, et al: Adjuvant immunotherapy (BCG) in stage D prostate cancer. Am J Clin Oncol 1982; 5: 65-68.

58. Hsueh EC, Gupta RK, Qi K, et al: Correlation of specific immune responses with survival in melanoma patients with distant metastases receiving polyvalent melanoma cell vaccine. J Clin Oncol 1998; 16: 2913-2920.

APPENDIX A: STUDY DIAGRAM

-------------------------------------------------------------------------------------------------------------------------------
PROCEDURE                        SCREENING   DAY 1   WEEK 4   WEEK 6   WEEK 8   WEEK 12   WEEK 14   WEEK 20   WEEK 23   WEEK 26
-------------------------------------------------------------------------------------------------------------------------------
Study Consent                        X
-------------------------------------------------------------------------------------------------------------------------------
Chest x-ray                          X                                                                 X                   X
-------------------------------------------------------------------------------------------------------------------------------
Bone Scan                            X                                                                 X                   X
-------------------------------------------------------------------------------------------------------------------------------
CT Pelvis/Abdomen                    X                                                                 X                   X
-------------------------------------------------------------------------------------------------------------------------------
EKG                                  X
-------------------------------------------------------------------------------------------------------------------------------
Testosterone & Urinalysis            X                                                       X
-------------------------------------------------------------------------------------------------------------------------------
History & Site Orientation           X
-------------------------------------------------------------------------------------------------------------------------------
Physical Exam, Weight                X         X        X                 X        X         X         X                   X
-------------------------------------------------------------------------------------------------------------------------------
CBC & Differential                   X         X        X                 X        X         X         X         X         X
-------------------------------------------------------------------------------------------------------------------------------
Blood Chemistry(1)                   X         X        X                 X        X         X         X         X         X
-------------------------------------------------------------------------------------------------------------------------------
Serum Markers(2)                     X         X        X                 X        X         X         X         X         X
-------------------------------------------------------------------------------------------------------------------------------
Skin Tests, ANA, ESR(3)              X                                    X                  X                             X
-------------------------------------------------------------------------------------------------------------------------------
Pain Score Assessment(4)             X                           X*                          X         X                   X
-------------------------------------------------------------------------------------------------------------------------------
Quality of Life Questionnaire        X                           X*                          X         X                   X
-------------------------------------------------------------------------------------------------------------------------------
Zubrod Performance Status            X                  X                 X        X                   X                   X
-------------------------------------------------------------------------------------------------------------------------------
Virology Testing(5)                  X
-------------------------------------------------------------------------------------------------------------------------------
Leukapheresis(6)                     X
-------------------------------------------------------------------------------------------------------------------------------
Blood for Immune Monitoring(7)                 X        X                 X        X         X         X                   X
-------------------------------------------------------------------------------------------------------------------------------
I.D. Injection of DC(8)                        X        X                 X        X
-------------------------------------------------------------------------------------------------------------------------------
Vital Sign Monitoring                X         X        X                 X        X
-------------------------------------------------------------------------------------------------------------------------------
AE Assessment                                  X        X                 X        X         X         X                   X
-------------------------------------------------------------------------------------------------------------------------------

(1)  Comprehensive metabolic panel, including hepatic and renal functions.

(2)  Includes prostatic acid phosphatase (PAP) and prostate specific antigen
     (PSA), using standard enzymatic immune assay.

(3) Skin tests are completed and monitored by the study site physician(s) or research nurse(s) and include testing for Candida, Mumps, and PPD. Antinuclear Antibodies (ANA) and Erythrocytic Sedimentation Rate (ESR) are measured as markers of induced autoimmunity.

(4) Brief Pain Inventory to evaluate pain on a scale from 0-10, i.e. from no pain to severe pain.

(5)  Virology testing is performed at screening and includes the following:
     HbsAg, a-HBc, ALT, a-HIV-1, a-HIV-2, a-HTLV-1, STS, HIV-1p24Ag, a-HCV.

(6) Patients are leukapheresed at the apheresis unit at the study site once or twice prior to the first injection, or between injections, depending on amount of cells harvested. The cells collected are shipped to Northwest Biotherapeutics, Inc. for cell processing, DC maturation and rPSMA-loading.

(7) Ten (10) 10mL green-top tubes of whole blood plus one red-top tube are drawn on Day 1, prior to the first injection, or between injections, depending on amount of cells harvested. The cells collected are shipped to Northwest Biotherapeutics, Inc. for cell processing, DC maturation and rPSMA-loading.

(8)  The autologous CaPVax is shipped to the site for intradermal (I.D.)
     injection.

 * The Brief Pain Inventory and Quality of Life questionnaire is given to the patient at Week 4, filled out by the patient at Week 6, and returned to the study site at Week 8.

                                   APPENDIX B

                   KARNOFSKY/ZUBROD PERFORMANCE STATUS SCALE

Kamofsky Performance Scale(1)           ECOG or Zubrod Performance Scale(2)

POINT  DESCRIPTION                      POINT  DESCRIPTION
-----  -----------                      -----  -----------
100    Normal, no complaints, no        0      Normal activity, asymptomatic
       evidence of disease
--------------------------------------------------------------------------------
 90    Able to carry on normal          1      Symptomatic, fully ambulatory
       activity
--------------------------------------------------------------------------------
 80    Normal activity with effort,
       some signs or symptoms of
       disease
--------------------------------------------------------------------------------
 70    Cares for self, unable to carry  2      Symptomatic, in bed less than
       on normal activity or do active         50% of normal day
       work
--------------------------------------------------------------------------------
 60    Requires occasional assistance
       but is able to care for most of
       his needs
--------------------------------------------------------------------------------
 50    Requires considerable
       assistance and frequent medical
       care
--------------------------------------------------------------------------------
 40    Disabled, requires special care  3      Symptomatic, in bed more than 50%
       and assistance                          of time, not bedridden
--------------------------------------------------------------------------------
 30    Severely disabled,
       hospitalization indicated,
       death not imminent
--------------------------------------------------------------------------------
 20    Very sick, hospitalization       4      100% bedridden
       necessary, active support
       treatment necessary
--------------------------------------------------------------------------------
 10    Moribund, fatal processes
       progressing rapidly
--------------------------------------------------------------------------------
  0    Dead                             5      Dead
--------------------------------------------------------------------------------

References:

1. Karnofsky, DA: Meaningful clinical classification of therapeutic responses to anticancer drugs. Clin Pharm Ther 2:709-712, 1961.

2. Stanley, KE: Prognostic factors for survival in patients with inoperable lung cancer. J Nat Can Inst 65:25-32, 1980.

                                   APPENDIX C

                             SKIN TESTING PROCEDURE

     Skin testing is a widely used procedure for monitoring specific cellular immune response and is indicated when detection of delayed-hypersensitivity reaction is desired. It is standardized procedure with very small risk. All skin testing procedures are performed according to the manufacturer's instructions included as a package insert with the skin test antigens. The skin test antigens (Candida, Mumps, PPD) are approved for use in the US.

ANTIGENS USED AND HOW SUPPLIED:

Candida, Mumps, and PPD (tuberculin purified protein derivative) will be used for skin testing.

1. Candida albicans skin test antigen for cellular hypersensitivity (Candin(R)) is a clear, colorless, sterile solution, made from the culture filtrate of two strains of Candida albicans. It is supplied in a 1 ml multidoses vial containing ten 0.1 ml doses, stable at 2-8 degrees C (35-40 degrees F), and is distributed by Allermed Laboratories, Inc. (San Diego,
     CA).

2. Mumps skin test antigen (MSTA(R)) is a sterile suspension of killed mumps virus, prepared from the extraembryonic fluid of the virus-infected chicken embryo. It is supplied in a 1 ml multidoses vial containing ten 0.1 ml doses, is slightly opalescent in color, stable when stored at 2-8 degrees C, and is distributed by Connaught Laboratories, Inc. (Swiftwater, Pennsylvania).

3. Tuberculin PPD (Mantoux)-Tubersol(R), obtained from a human strain of Mycobacterium tuberculosis, is available in stabilized solutions bio-equivalent to 5 U.S. units (TU) PPD-S per test dose (0.1 ml) and is available in 1 ml vials. This Tubersol(R) solution is ready for immediate use without any further dilution, and remains stable for at least 4 weeks when stored at 2-8 degrees C. It is distributed by Connaught Laboratories, Inc. (Swiftwater, Pennsylvania, USA).

METHOD OF ADMINISTRATION

The following procedure is recommended for performing the skin test.

1. The site of the test is the volar surface of the forearm about 2-4 inches below the bend of the elbow.

2. To eliminate any later identification problems, see figure below for antigen placement.

          [ Candida ]     [ Mumps ]      [ PPD ]

3.   The skin is cleansed with alcohol and allowed to dry.

4. The test dose is administered with a 1 ml syringe calibrated in tenths and fitted with a short, one half inch, 26 or 27 gauge needle.

5.   Disposable sterile syringes and needles must be used.

6. The rubber cap of the vial is wiped with alcohol and allowed to dry. The needle is then inserted gently through the cap and the required amount of the antigen is drawn into the syringe.

7. The point of the needle is inserted into the most superficial layers of the skin with the needle bevel pointing upward. If the intradermal injection is performed properly, a definite white bleb will rise at the needle point, about 10 mm (3/8") in diameter. This will disappear within minutes. No dressing is required. In the event of a subcutaneous injection (i.e. no bleb formed), the test should be repeated immediately at another site.

INTERPRETATION OF SKIN TESTS:

These tests are read at 15 minutes after inoculation for immediate-type hypersensitivity to any of the antigens and approximately 48-72 hours for delayed-type hypersensitivity (DTH). Results of the test, or sensitivity, are indicated by induration, usually accompanied by erythema. The widest diameter of distinctly palpable induration is recorded in millimeters (mm). Presence of edema and necrosis is also reported. Palpable induration of 5 mm or more indicates a positive reaction. Induration of less than 5 mm is considered negative.

INTERACTIONS:

Reactivity to the skin test may be depressed or suppressed in patients with impaired immunity, including patients with advanced cancer. Reactivity to PPD may be temporarily depressed by live mumps vaccine. Therefore, PPD should be administered either before or simultaneously with the mumps vaccine.

CONTRAINDICATIONS:

PPD is not administered to known positive reactors because of the severity of reactions that may occur at the test site in highly positive patients. Candida, Mumps, or PPD is not used with history of allergic reaction to these products. It is also contraindicated to administer MSTA(R), mumps skin test, to anyone with history of anaphylactic reaction to eggs or egg product. Individuals with history of allergy to Thimerosal must not receive MSTA(R).

ADVERSE REACTIONS:

Local reactions consist primarily of rash, pruritus, induration, tenderness, vesiculation, abscess formation, ulceration or necrosis at the site of injection, and/or regional lymphadenopathy. Cold packs or topical steroid preparations are employed for symptomatic relief of the associated skin discomfort. Immediate hypersensitivity reactions occur in some individuals approximately 15-20 minutes after intradermal injection and is characterized by the presence of an edematous hive surrounded by a zone of erythema. Systemic reactions to Candin(R) and MSTA(R) have not been observed. However, all foreign antigens have the remote possibility of causing Type 1 anaphylaxis and even death when injected intradermally. Systemic reactions usually occur within 30 minutes after injection of antigen and may include the following symptoms: sneezing, coughing, itching, shortness of breath, abdominal cramps, vomiting, diarrhea, tachycardia, hypotension and respiratory failure in severe cases. Systemic allergic reactions including anaphylaxis must be immediately treated with Epinephrine HCL 1:1000.

PRECAUTIONS:

Epinephrine injection (1:1000) must be immediately available to combat unexpected anaphylactic or other allergic reactions. Vials of the skin test product is inspected visually for particulate matter or discoloration prior to administration. If particles or discoloration are observed, the product is not used and is discarded. The antigens must be given intradermally. If they are injected subcutaneously, no reaction or an unreliable reaction may occur. Special care should be taken to ensure the antigen is not injected into a blood vessel.

                                   APPENDIX D

                     QUALITY OF LIFE QUESTIONNAIRE (FACT-P)

                               FACT-P (VERSION 4)

Below is a list of statements that other people with your illness have said are important. By circling one (1) number per line, please indicate how true each statement has been for you during the past 7 days.

                                                             NOT     A LITTLE   SOME-   QUITE   VERY
                  PHYSICAL WELL-BEING                       AT ALL     BIT      WHAT    A BIT   MUCH
GP1  I have a lack of energy..............................    0         1         2       3       4

GP2  I have nausea........................................    0         1         2       3       4

GP3  Because of my physical condition, I have
     trouble meeting the needs of my family...............    0         1         2       3       4

GP4  I have pain..........................................    0         1         2       3       4

GP5  I am bothered by side effects of treatment...........    0         1         2       3       4

GP6  I feel ill...........................................    0         1         2       3       4

GP7  I am forced to spend time in bed.....................    0         1         2       3       4

                                                             NOT     A LITTLE   SOME-   QUITE   VERY
               SOCIAL/FAMILY WELL-BEING                     AT ALL     BIT      WHAT    A BIT   MUCH
GS1  I feel close to my friends...........................    0         1         2       3       4

GS2  I get emotional support from my family...............    0         1         2       3       4

GS3  I get support from my friends .......................    0         1         2       3       4

GS4  My family has accepted my illness....................    0         1         2       3       4

GS5  I am satisfied with family communication
     about my illness.....................................    0         1         2       3       4

GS6  I feel close to my partner (or the person
     who is my main support).............................    0         1         2       3       4

     Regardless of your current level of sexual activity, please answer the following question. If you prefer not to answer it, please check this box [ ] and go to the next section.

GS7  I am satisfied with my sex life......................    0         1         2       3       4

                                                               Version 4; 9/4/98

                   FACT-P (VERSION 4) (APPENDIX D, CONTINUED)

By circling one (1) number per line, please indicate how true each statement has been for you during the past 7 days.

                                                             NOT     A LITTLE   SOME-   QUITE   VERY
                 EMOTIONAL WELL-BEING                       AT ALL     BIT      WHAT    A BIT   MUCH
GE1  I feel sad...........................................    0         1         2       3       4

GE2  I am satisfied with how I am coping with my illness..    0         1         2       3       4

GE3  I am losing hope in the fight against my illness.....    0         1         2       3       4

GE4  I feel nervous.......................................    0         1         2       3       4

GE5  I worry about dying..................................    0         1         2       3       4

GE6  I worry that my condition will get worse.............    0         1         2       3       4

                                                             NOT     A LITTLE   SOME-   QUITE   VERY
                 FUNCTIONAL WELL-BEING                      AT ALL     BIT      WHAT    A BIT   MUCH
GF1  I am able to work (include work at home).............    0         1         2       3       4

GF2  My work (include work at home) is fulfilling.........    0         1         2       3       4

GF3  I am able to enjoy life..............................    0         1         2       3       4

GF4  I have accepted my illness...........................    0         1         2       3       4

GF5  I am sleeping well...................................    0         1         2       3       4

GF6  I am enjoying the things I usually do for fun........    0         1         2       3       4

GF7  I am content with the quality of my life right now...    0         1         2       3       4

                   FACT-P (VERSION 4) (APPENDIX D, CONTINUED)

By circling one (1) number per line, please indicate how true each statement has been for you during the past 7 days.

                                                             NOT     A LITTLE   SOME-   QUITE   VERY
                 ADDITIONAL CONCERNS                        AT ALL     BIT      WHAT    A BIT   MUCH
C2   I am losing weight...................................    0         1         2       3       4

C6   I have a good appetite...............................    0         1         2       3       4

P1   I have aches and pains that bother me................    0         1         2       3       4

P2   I have certain areas of my body where I
     experience significant pain..........................    0         1         2       3       4

P3   My pain keeps me from doing things I want to do......    0         1         2       3       4

P4   I am satisfied with my present comfort level.........    0         1         2       3       4

P5   I am able to feel like a man.........................    0         1         2       3       4

P6   I have trouble moving my bowels......................    0         1         2       3       4

F7   I have difficulty urinating..........................    0         1         2       3       4

BL2  I urinate more frequently than usual.................    0         1         2       3       4

P8   My problems with urinating limit my activities.......    0         1         2       3       4

BL5  I am able to have and maintain an erection...........    0         1         2       3       4

                                   APPENDIX E
                       BRIEF PAIN INVENTORY (SHORT FORM)


Date:                                        Time:
     -----------------                            ---------------------

Name:
     ------------------------- ------------------------- --------------
              Last                    First              Middle Initial

1. Throughout our lives, most of us have had pain from time to time (such as minor headaches, sprains, and toothaches). Have you had pain other than these everyday kinds of pain today?

                        1.  Yes                  2.  No

2. On the diagram, shade in the ares where you feel pain. Put an X on the area that hurts the most.



                           [DIAGRAM OF PAIN LOCATION]




3. Please rate your pain by circling the one number that best describes your pain at its worst in the last 24 hours.

0       1      2    3    4    5    6    7    8    9    10
No                                                     Pain as bad as
Pain                                                   you can imagine

4. Please rate your pain by circling the one number that best describes your pain at its least in the last 24 hours.

0       1      2    3    4    5    6    7    8    9    10
No                                                     Pain as bad as
Pain                                                   you can imagine

5. Please rate your pain by circling the one number that best describes your pain the average.

0       1      2    3    4    5    6    7    8    9    10
No                                                     Pain as bad as
Pain                                                   you can imagine

6. Please rate your pain by circling the one number that tells how much pain you have right now.

0       1      2    3    4    5    6    7    8    9    10
No                                                     Pain as bad as
Pain                                                   you can imagine

                  BRIEF PAIN INVENTORY (APPENDIX E, CONTINUED)

7.   What treatments or medications are you receiving for your pain?

8. In the last 24 hours, how much relief have pain treatments or medications provided? Please circle the one percentage that most shows how much relief

0%   10%   20%   30%   40%   50%   60%   70%   80%   90%   100%
No                                                   Complete
Relief                                               Relief

9. Circle the one number that described how, during the past 24 hours, pain has interfered with your:

          A. General Activity

     0    1    2    3    4    5    6    7    8    9    10
     Does not                                     Completely
     Interfere                                    Interfere

          B.  Mood

     0    1    2    3    4    5    6    7    8    9    10
     Does not                                     Completely
     Interfere                                    Interfere

          C. Walking Ability

     0    1    2    3    4    5    6    7    8    9    10
     Does not                                     Completely
     Interfere                                    Interfere

          D. Normal Work (includes both work outside the home and housework)

     0    1    2    3    4    5    6    7    8    9    10
     Does not                                     Completely
     Interfere                                    Interfere

          E. Relations with other people

     0    1    2    3    4    5    6    7    8    9    10
     Does not                                     Completely
     Interfere                                    Interfere

          F. Sleep

     0    1    2    3    4    5    6    7    8    9    10
     Does not                                     Completely
     Interfere                                    Interfere

          G. Enjoyment of life

     0    1    2    3    4    5    6    7    8    9    10
     Does not                                     Completely
     Interfere                                    Interfere

                                   APPENDIX F

                           PATIENT REGISTRATION FORM

                                               Date Registered - ____/_____/____
                                      Study Identification No. - _______________

Patient Name_____________________________________________

Date of Birth ____/_____/____

Date Original Prostate Cancer Diagnosed ____/_____/____

Diagnosing Physician_____________________________________

City/State_______________________________________________

PRIMARY THERAPY TYPE (CIRCLE WHERE APPROPRIATE) -

1. Surgery                   Radical Prostatectomy          Perineal Prostatectomy    Other
2. Radiation                 External Beam                  Brachytherapy             Other
3. Hormonal Therapy          Orchiectomy                    LHRH angonist
                             Peripheral Androgen Blockade Other

None
Other (specify)__________________________________________

Date Metastatic Prostate Cancer Diagnosed____/_____/____

Diagnosing Physician_____________________________________

City/State_______________________________________________

Metastatic Site(s)_______________________________________

THERAPY FOR METASTATIC DISEASE (CIRCLE WHERE APPROPRIATE) -

1. Radiation               External Beam                      Strontium-89
2. Hormonal Therapy        Orchiectomy                        LHRH angonist
                           Peripheral Androgen Blockade Other

None
Other (specify)__________________________________________

Date Hormonal Therapy Failure ____/_____/____

Failure based on:

Imaging/Radiographic Evidence (detail)________________________________

PSA Progression (detail)______________________________________________

Is patient currently being treated for metastatic disease (circle one) Y / N

If yes, describe current treatment____________________________________

______________________________________________________________________

CLINICAL DISEASE EXTENT

Total PSA______ng/mI
Bone Scan Results - Positive Negative
If bone scan positive, where is lesion located?______________________ CT/MRI Results - Positive Negative

CLINICAL PRESENTATION

H&P Results / Impression:

Concurrent Medical Conditions:

KNOWN ALLERGIES:

CLINICAL LABS - SCREENING

CBC - Out of Range Values? Y / N If yes, specify:

Chem-22 - Out of Range Values? Y/ N If yes, specify:

Chest X-ray remarkable/unremarkable If yes, specify:

                                   APPENDIX G

                 NPCP CRITERIA FOR EVALUATING PATIENT RESPONSE

NPCP CRITERIA for Evaluating Patient Responses to Treatment Modalities for Prostatic Cancer (modified) [1]

Complete Response

All of the Following:

1.   Tumor masses, if present, totally disappeared and no new lesions appeared.

2.   Elevated prostate specific antigen (PSA), if present, returned to normal.

3.   Osteolytic lesions, if present, recalcified.

4.   Osteoblastic lesions, if present, disappeared with a negative bone scan.

5. If hepatomegaly is a significant indicator, there must be a complete return in size of the liver to normal (as measured by distention below both costal margins at mid-clavicular lines and from the tip of the xiphoid process during quiet respiration without liver movement), and normalization of all pretreatment abnormalities of liver function, including bilirubin (mg per dl) and SGOT.

6. No significant cancer-related deterioration in weight (greater than 10%), symptoms, or performance status.

Partial Regression

Any of the Following:

1.    Recalcification of one or more of any osteolytic lesions

2. A reduction by 50% in the number of increased uptake areas on the bone scan.

3.    Decrease of 50% or more in cross-sectional area of any measurable lesion.

4. If hepatomegaly is a significant indicator, there must be at least a 30% reduction in liver size as indicated by a change in the measurements, and at least a 30% improvement of all pretreated abnormalities of liver function, including bilirubin (mg/dI) and SGOT.

All of the Following:

5.    No new sites of disease.

6.    PSA returned to normal or was reduced by greater than 50%

7. No significant cancer-related deterioration in weight (greater than 10%), symptoms, or performance status.

Objectively Stable

All of the Following:

1. No new lesions occurred and no measurable lesions increased more than 25% in cross-sectional areas.

2. Elevated PSA, if present, decreased, though need not have returned to normal or decreased by greater than 50%.

3.    Osteolytic lesions, if present, did not appear to worsen.

4.    Osteoblastic lesions, if present, did not appear to worsen.

5. Hepatomegaly, if present, did not appear to worsen by more than a 30% increase in liver measurements, and symptoms of hepatic abnormalities did not worsen, including bilirubin (mg/dl) and SGOT.

6. No significant cancer-related deterioration in weight (greater than 10%), symptoms, or performance status.

Objective Progression

Any of the following:

1. Significant cancer-related deterioration in weight (greater than 10%), symptoms or performance status.

2. Appearance of new areas of malignant disease by bone scan or x-ray or in soft tissue by other appropriate techniques.

3. Increase in any previously measurable lesion by greater than 25% in cross-sectional area.

4. Development of recurring anemia secondary to prostatic cancer (not related to treatment; protocols for patients with metastatic disease who have not failed hormone therapy).

5. Development of ureteral obstruction (protocols for patients as in No. 4 above).

6.    PSA increase of greater than 50%.

NOTE: An increase in acid or alkaline phosphatase alone is not to be considered an indication of progression. These should be used in conjunction with other criteria.

1. Murphy GP, Slack NH: Response Criteria for the prostate of the USA national prostatic cancer project. Prostate 1980; 1: 375-382.

                                   APPENDIX H

                                 OFF STUDY FORM

Patient Name_______________________________________

Date___________________________

Physician__________________________________________

The above named patient has been removed from Phase I CaPVax protocol due to:

1. Treatment for disease progression: Specify -



2. Complication(s): Specify -



3. Toxicity: Specify -



4. Other Reason: Specify -

                                   APPENDIX I

                        OFF STUDY PATIENT RE-ENTRY FORM

Patient Name_______________________________________

Date___________________________

Physician__________________________________________

The above named patient, previously removed from the Phase I CaPVax protocol, is to be reinstated on protocol.

Reason(s) for removal from protocol:




Reason(s) for reinstatement on protocol:

                                   APPENDIX J

                  LEUKAPHERESIS PROCEDURE PATIENT INFORMATION

Apheresis, a Greek term meaning "taking away" is applied to a number of procedures in which blood is processed to remove a specific component (cells or plasma). Leukapheresis is removing whole blood cells needed for the clinical trial study you are participating in. This is accomplished by pumping a donor's blood through a machine called an automated cell separator.

A cell separator, similar to those used in blood banks and pictured here, is used to obtain the specific cells needed for study. After blood from you, the donor, enters the machine, it circulates through a centrifuge. Centrifugal force caused the different types of blood cells to separate into layers. The white cell layer is collected while the remaining blood cells and plasma return to you, the donor.

The collection of white blood cells by apheresis requires the circulation of large volumes of blood through the apheresis machine. It is possible to do this by accessing a large vein in each arm. An intravenous needle with tubing is placed in each arm. The blood moves from the vein in one arm, through the apheresis machine and is returned to the vein in the other arm.

                          [PICTURE OF CELL SEPARATOR]

When the collection is completed, the intravenous needles are removed. This process is repeated each time you have apheresis. Your arm veins will be assessed by the nursing staff at the Apheresis Unit to make sure you have veins adequate to perform the procedure. If a patient does not have adequate veins in the arm for leukapheresis, a specialist at the study center will use a femoral catheter.

How long does each procedure take?

This varies from one person to another but will generally take about four hours.

What procedures are done for my safety during apheresis?

     - Every precaution is taken to ensure your safety:

     - You are closely monitored by an apheresis nurse; physicians and other support staff are on hand.

     - Your blood never leaves the sterile tubing circuit; supplies are used for only one collection and then discarded.

     - There is only a small volume (approximately one cup) of your blood in the cell separator at any time; your blood is returning to you at the same rate it is being removed.

     - A solution is added to your blood as it circulates through the apheresis device to prevent clotting; this solution is quickly inactivated by your body.

What activities can be done during the procedure?

     - You may lie in bed or sit in a recliner chair. With the intravenous lines for venous access in each arm, you are able to watch television, listen to audio tapes or any other quiet activities which do not require use of your arms.

     - A companion is welcome to stay with you during this procedure. You may bring a snack with you to eat during apheresis. If needed, a commode or urinal may be used at the bedside.




                   [GRAPHIC OF PATIENT UNDERGOING APHERESIS]



What are the side effects during apheresis?

The insertion of intravenous needles is the only uncomfortable part of the apheresis process. The apheresis procedure itself is painless; in fact, most donors report no noticeable or unusual sensations during the procedure. Some, though, experience mild side effects such as chilling, a tingling sensation on the face or body, and lightheadedness. Adverse reactions are extremely rare.

What will I feel like when the procedure is over?

Some donors report feeling fatigued following apheresis. The sites of the intravenous lines will have soreness or tenderness and you will be instructed to limit your activities for several hours.

If you have any questions or concerns regarding this procedure, please do not hesitate to contact a member of the apheresis team.

                                   APPENDIX K

                                INFORMED CONSENT

PROTOCOL TITLE: PHASE I CLINICAL TRIAL OF RECOMBINANT PROSTATE SPECIFIC MEMBRANE
                ANTIGEN (rPSMA)-LOADED AUTOLOGOUS DENDRITIC CELLS (CaPVax) FOR THE TREATMENT OF METASTATIC HORMONE REFRACTORY PROSTATE CANCER


1.  ---------------------------                 --------------------------------
    Participants Name                                         ID Number

You have the right to know about the procedures that are to be used in your participation in clinical research so as to afford you an opportunity to make the decision whether or not to undergo the procedure after knowing the risks and hazards involved. This disclosure is not meant to frighten or alarm you; it is simply an effort to make you better informed so that you may give or withhold your consent to participate in clinical research study. This informed consent does not supersede other consents you may have signed.

This clinical trial is so designed that no person shall be excluded from participation in it on the grounds of race, color, gender, or national origin or be denied the benefits, or be otherwise subjected to discrimination through or under this study.

2. PURPOSE OF STUDY: The goal of this clinical research study is to assess the safety of mature, autologous dendritic cells (DC) combined with recombinant human prostate specific membrane antigen (rPSMA) to treat patients with metastatic, hormone refractory prostate cancer. Another goal is to monitor the immune response.

3. DESCRIPTION OF RESEARCH: Patients are leukapheresed to collect white blood cells. For this process, a needle is inserted into a vein in one arm. Blood is withdrawn by the needle and passed through a device that removes only white blood cells. About one cup of blood circulates in the machine at any time during the procedure. The blood is returned to the patient through a needle in the other arm. Each session will take about 4 hours. Leukapheresis is performed at the beginning of the study and may have to be repeated, depending on the yield of the first leukapheresis and the ex vivo expansion. If necessary, leukapheresis is repeated between 4 -12 weeks after the first one.

        DC are grown in culture from the collected white cells. rPSMA is added to the cells. The DC plus rPSMA are returned to the patient. It is hoped that these cells will stimulate the body's immune system to kill prostate tumor cells.

        Patients will receive DC plus rPSMA through an intradermal injection in the upper thigh once every 4 weeks for 12 weeks. The patient is observed during and for 2 hours after each treatment

        Patients are asked about potential side effects during their next checkup (every month).

        During the study, patients are physically examined, including blood tests, at various intervals. A bone scan, chest x-ray, and CT of the abdomen and pelvis are performed during week 20 and week 26 of the study. After the study patients are followed as deemed necessary by their treating physician. The physician contacts the patient via a phone call 3 months after their treatment is over to ask about their disease and their quality of life.

        Before treatment starts, patients have a complete exam including blood and urine tests. A chest x-ray, bone scan, and heart function test (EKG) are done. CT scans of the abdomen and pelvis are performed to measure the tumor. A skin-prick test is done to test for reactions to 3 recall antigens (Candida albicans, Mumps, PPD). For this, small injections are administered in the forearm. The results of the skin-prick tests are checked at 15 minutes and 48 hours after the tests are administered.

        Treatment of prostate cancer with mature, autologous DC plus rPSMA is authorized by the U.S. Food and Drug Administration for experimental use only. As many as 60 patients will take part in the study. All will be treated as outpatients at a referral cancer center.

4.      RISKS, SIDE EFFECTS AND DISCOMFORTS TO THE PARTICIPANTS:

        Adverse reactions to leukapheresis are extremely rare because the patient's own blood never leaves the sterile tubing circuit and every precaution is taken to ensure safety. The insertion of intravenous needles is the only uncomfortable part of the apheresis process. Some patients may experience mild side effects such as chills, tingling sensation on the face or body, or lightheadedness. All patients are instructed to limit their activities for several hours. If a patient does not have adequate veins in the arms for leukapheresis, a specialist at the site can put in a femoral catheter

        The potential presence of inactivated BCG in the CaPVax may cause ulceration and necrosis of the skin at the site of injection. Mild to high grade fever may be another side effect secondary to injection of inactivated BCG. Systemic hypersensitivity reaction is extremely rare.

        DC plus rPSMA may cause allergic reactions. Symptoms may include skin rash, itching, hives, wheezing, shortness of breath, nausea, vomiting, changes in heart rate, a decrease in blood pressure, and/or fainting.

        Taking blood samples may cause pain, redness, swelling, bruising, and/or infection where the needle enters the skin. Patients may feel faint or lightheaded when blood is drawn.

        Using DC with other drugs may cause other side effects that are not seen when each drug is given alone. If any doctor other than the study doctor prescribes other drugs, the patient must tell the study nurse right away.

        This clinical research study may involve unforeseeable risks to the participant.

5.      POTENTIAL BENEFITS

        CaPVax may stimulate a specific immune response and may cause the prostate cancer to stop growing or shrink. This treatment may improve the quality of life and ease the pain for this advanced stage of disease. There may be no benefits at all for patients in the study What is learned in this study may benefit future cancer patients.

6.      ALTERNATE PROCEDURES OR TREATMENTS

        Patients may choose to be treated in other ways. These include treatment with chemotherapy (adriamycin, ketoconazole, vinblastine, estramustine) or other investigational agents. Patients may choose not to have treatments at ail. In all cases, patients will receive care for symptoms and pain.

UNDERSTANDING THE PARTICIPANTS

7. I have been given an opportunity to ask any questions concerning the treatment involved and the investigator has been willing to reply to my inquiries. This treatment is administered under the above number, titled and described clinical research protocol at this institution. I hereby authorize Dr.________________ , the attending physician and designated associates to administer the treatment.

8. I have been told and understand that my participation in this clinical research study is voluntary. I may decide not to participate, or withdraw my consent and discontinue my participation at any time. Such action will be without prejudice and there shall be no penalty or loss of benefits to which I may otherwise be entitled, and I will continue to receive treatment by my physician at this institution.

        Should I decide not to participate or withdraw my consent from participation in this clinical research, I have been advised that I should discuss the consequences or effects of my decision with my physician

        In addition, I understand that the investigator may discontinue the clinical research study if, in the sole opinion and discretion of the investigator, the study or treatment offers me little or no future benefit, or the supply of medication ceases to be available or other causes prevent continuation of the clinical research study. The investigator will notify me should such circumstances arise and my physician will advise me about which available treatments may be of benefit at that time, I will be informed of any new findings developed during the course of this clinical research study as related to my willingness to continue participation in this study.

9. I have been assured that confidentiality will be preserved except that qualified monitors from the Food and Drug Administration (FDA) may review my medical records where appropriate and necessary. Qualified monitors shall include assignees authorized by the Surveillance Committee of this institution provided that confidentially is assured and preserved. My name will not be revealed in any reports or publications resulting from this study, without my expressed consent. In special circumstances, the FDA might be required to reveal the names of the participants.

10. I have been informed that should I suffer any injury as a result of participation in the research activity, reasonable medical facilities are available for treatment at this institution. I understand, however, that I cannot expect to receive any credit or reimbursement for expenses from this institution for such injury.

11. I have been informed that should I inquire of the attending physician whether or not there are any services, investigational agents or devices, and/or medications being offered by the sponsor of this clinical research project at a reduced cost or without cost. Should the investigational agent become commercially available during the course of the study, I understand that I may be required to cover the cost of subsequent doses.

        Costs related to my medical care including expensive drugs, tests or procedures that may be specifically required by this clinical research study shall be my responsibility unless the sponsor or other agencies contribute toward said costs. I have been given the opportunity to discuss the expenses or costs associated with my participation in this research activity.

12. It is possible that this research project will result in the development of beneficial treatments, devices, new drugs, or possible patentable procedures, in which event I understand that I cannot expect to receive any compensation in this research project.

13. I may discuss any questions or problems during or after this study with the Principal Investigator, Sub-investigators, or Research nurse.

CONSENT: Based upon the above, I consent to participate in the research and have received a copy of the consent form.



-----------------------------------            ---------------------------------
DATE                                           SIGNATURE OF PARTICIPANT

-----------------------------------            ---------------------------------
WITNESS OTHER THAN PHYSICIAN                   SIGNATURE OF PERSON RESPONSIBLE
OR INVESTIGATOR                                AND RELATIONSHIP

I have discussed this clinical research study with the participant and/or his or her authorized representative, using a language which is understandable and appropriate. I believe that I have fully informed this participant of the nature of this study and its possible benefits and risks and I believe the participant understood this explanation.


                                                --------------------------------
                                                PHYSICIAN/INVESTIGATOR

I have translated the above informed consent into___________________ for this patient.



-----------------------------------            ---------------------------------
Name of Translator                             Signature of Translator and Date

                                   APPENDIX L

                          NCI COMMON TOXICITY CRITERIA

                                                                   FINAL 1/30/98
                                                                 CTC VERSION 2.0

                         COMMON TOXICITY CRITERIA (CTC)

-----------------------------------------------------------------------------------------------------------------------------
                                                     GRADE
TOXICITY                    0      1                      2                           3                     4
-----------------------------------------------------------------------------------------------------------------------------
Allergic reaction/         none    transient rash drug     urticaria, drug fever     symptomatic             Anaphylaxis
hypersensitivity                   fever < 38 degrees C    *38 degrees C (*100.4     bronchospasm to
(including drug fever)             (< 100.4 degrees F)     degrees F), and/or        requiring parenteral
                                                           asymptomatic              medication(s), with
                                                           bronchospasm              or without urticaria;
                                                                                     allergy-related
                                                                                     edema/angioedema
Note: Isolated urticaria, in the absence of other manifestations of an allergic or hypersensitivity reaction, is graded in the DERMATOLOGY/SKIN category.
-----------------------------------------------------------------------------------------------------------------------------
Autoimmune reaction        none    serologic or other      evidence of               reversible              Autoimmune
                                   evidence of             autoimmune                autoimmune              reaction causing
                                   autoimmune              reaction involving a      reaction involving      major grade 4
                                   reaction but patient    non-essential             function of a major     organ dysfunction;
                                   is asymptomatic         organ or function         organ or other          progressive and
                                   (e.g., vitiligo), all   (e.g.,                    toxicity (e.g.,         irreversible
                                   organ function is       hypothyroidism),          transient colitis or    reaction; long-term
                                   normal and no           requiring treatment       anemia), requiring      administration of
                                   treatment is            other than                short-term              high-dose immuno-
                                   required                immunosuppressive         immunosuppressive       suppresive
                                                           drug                      treatment               therapy required
Urticaria is graded in the DERMATOLOGY/SKIN category if it occurs as an isolated symptom. If it occurs with other manifestations of allergic or hypersensitivity reaction, grade as Allergic reaction/hypersensitivity above.
-----------------------------------------------------------------------------------------------------------------------------
Allergy/Immunology-        None    Mild                    moderate                  severe                  life-threatening or
Other                                                                                                        disabling
(Specify, _________)
-----------------------------------------------------------------------------------------------------------------------------
                                                      BLOOD/BONE MARROW
-----------------------------------------------------------------------------------------------------------------------------
Hemoglobin (Hgb)           WNL     < LLN - 10.0 g/dl       8.0 - < 10.0 g/dl         6.5 - < 8.0 g/dl        < 6.5 g/dl
                                   < LLN - 100 g/L         80 - < 100 g/L            65 - < 80 g/L           < 65 g/L
                                   < LLN - 6.2 mmol/L      4.9 - < 6.2 mmol/L        4.0 - < 4.9 mmol/L      < 4.0 mmol/L
Note: The following criteria may be used for leukemia studies or bone marrow infiltrative/myelophthisic process if the protocol so specifies.
For leukemia studies or    WNL     10 - < 25%              25 - < 50%                50 - < 75%              * 75% decrease
bone marrow                        decrease from           decrease from             decrease from           from pretreatment
infiltrative/                      pretreatment            pretreatment              pretreatment
myelophthisic
processes
-----------------------------------------------------------------------------------------------------------------------------
Leukocytes (total          WNL     < LLN - 3.0 x 10(9)/L   * 2.0 - < 3.0 x 10(9)/L   * 1.0 - < 2.0 x 10(9)/L < 1.0 x 10(9)/L
WBC)                               < LLN - 3000/mm(3)      * 2000 - < 3000/mm(3)     * 1000 - < 2000/mm(3)   < 1000/mm(3)
-----------------------------------------------------------------------------------------------------------------------------
Neutrophils/granulocytes   WNL     * 1.5 - < 2.0 x 10(9)/L * 1.0 - < 1.5 x 10(9)/L   * 0.5 - < 1.0 x 10(9)/L < 0.5 x 10(9)/L
(ANC/AGC)                          * 1500 - < 2000/mm(3)   * 1000 - < 1500/mm(3)     * 500 - < 1000/mm(3)    < 500/mm(3)
-----------------------------------------------------------------------------------------------------------------------------

*     Greater than or equal to

                                                                        GRADE
                       --------------------------------------------------------------------------------------------------------
TOXICITY                   0                1                     2                     3                     4
--------------------   ---------   ---------------------   ---------------------   ---------------------   ---------------------
For BMT:               WNL         *1.0 - < 1.5 x 10(9)    *0.5 - < 1.0 x 10(9)    *0.1 - < 0.5 x 10(9)    < 0.1 x 10(9)/L
                                   /L *1000 -              /L *500 -               /L *100 - < 500/mm(3)   < 100/mm(3)
                                   < 1500/mm(3)            < 1000/mm(3)

Note: The following criteria may be used for leukemia studies or bone marrow infiltrative/myelophthisic process if the protocol so specifies.

For leukemia studies   WNL         10 - < 25%              25 - < 50%              50 -< 75%               *75% decrease
or bone marrow                     decrease from           decrease from           decrease from           from screening
infiltrative/                      screening               screening               screening
myelophthisic process
------------------------------------------------------------------------------------------------------------------------------------
Platelets              WNL         < LLN - 75.0 X 10(9)    *50.0 - < 75.0 x 10(9)  *10.0 - < 50.0 x 10(9)  < 10.0 x 10(9)/L
                                   /L                      /L                      /L                      < 10000/mm(3)
                                   < LLN - 75000/mm(3)     *50000 -                *10000 -
                                                           < 75000/mm(3)           < 50000/mm(3)
------------------------------------------------------------------------------------------------------------------------------------
                                                      CONSTITUTIONAL SYMPTOMS
------------------------------------------------------------------------------------------------------------------------------------
Fatigue                none        increased fatigue       moderate (e.g.,         severe (e.g.,           bedridden or
(lethargy, malaise,                over screening, but     decrease in             decrease in             disabling
asthenia)                          not altering normal     performance status      performance status
                                   activities              by 1 ECOG level or      by *2 EDOG levels
                                                           20% Karnofsky or        or 40% Karnofsky or
                                                           Lansky) or causing      Lansky) or loss of
                                                           difficulty performing   ability to perform
                                                           some activities         some activities

Note: See Appendix of the protocol for performance status scales.
------------------------------------------------------------------------------------------------------------------------------------
Fever (in the absence  none        38.0 - 39.0 degrees C   39.1 - 40.0 degrees C   > 40.0 degrees C        > 40.0 degrees C
of neutropenia, where              (100.4 - 102.2          (102.3 - 104.0          ( > 104.0 degrees F)    ( > 104.0 degrees F)
neutropenia is                     degrees F)              degrees F)              for < 24 hrs            for > 24 hrs
defined as AGC
< 1.0 x 10(9)/L

Also consider Allergic reaction/hypersensitivity.
Note: The temperature measurements listed above are oral or tympanic.
------------------------------------------------------------------------------------------------------------------------------------
Rigors, chills         none        mild, requiring         severe and/or           not responsive to       -
                                   symptomatic             prolonged,              narcotic medication
                                   treatment (e.g.,        requiring narcotic
                                   blanket) or non-        medication
                                   narcotic medication

------------------------------------------------------------------------------------------------------------------------------------
Weight loss            < 5%        5 - < 10%               10 - < 20%              * 20%                   -

Also consider Vomiting, Dehydration, Diarrhea.
------------------------------------------------------------------------------------------------------------------------------------
Constitutional         none        mild                    moderate                severe                  life-threatening or
Symptoms - Other                                                                                           disabling
(Specify,           )
------------------------------------------------------------------------------------------------------------------------------------
                                                          DERMATOLOGY/SKIN
------------------------------------------------------------------------------------------------------------------------------------
Injection site         none        pain or itching or      pain or swelling,       ulceration or           -
reaction                           erythema                with inflammation       necrosis that is
                                                           or phelebitis           severe or prolonged,
                                                                                   or requiring surgery
------------------------------------------------------------------------------------------------------------------------------------
Urticaria              none        Requiring no            requiring PO or         requiring IV            -
(hives, welts,                     medication              topical treatment or    medication or
wheals)                                                    IV medication or        steroids for
                                                           steroids for            *24 hours
                                                           < 24 hours
------------------------------------------------------------------------------------------------------------------------------------
Dermatology/Skin -     none        Mild                    moderate                severe                  life-threatening or
Other                                                                                                      disabling
(Specify,           )
------------------------------------------------------------------------------------------------------------------------------------

----------
*  greater than or equal to
** less than or equal to

------------------------------------------------------------------------------------------------------------------------------------
                                                          GASTROINTESTINAL
------------------------------------------------------------------------------------------------------------------------------------
Anorexia                 none           loss of appetite         oral intake           requiring IV fluids    requiring feeding
                                                                 significantly                                tube or parenteral
                                                                 decreased                                    nutrition
------------------------------------------------------------------------------------------------------------------------------------
                                                               HEPTIC
------------------------------------------------------------------------------------------------------------------------------------
Alkaline phosphatase     WNL            >ULN - 2.5 x ULN         >2.5 - 5.0 x ULN      >5.0 - 20.0x ULN       >20.0 x ULN
------------------------------------------------------------------------------------------------------------------------------------
Bilirubin                WNL            >ULN - 1.5 x ULN         >1.5 - 3.0 x ULN      >3.0 - 10.0x ULN       >10.0 x ULN
------------------------------------------------------------------------------------------------------------------------------------
SGOT (AST)               WNL            >ULN - 2.5 x ULN         >2.5 - 5.0 x ULN      >5.0 - 20.0x ULN       >20.0 x ULN
(serum glutamic
oxaloacetic
transaminase)
------------------------------------------------------------------------------------------------------------------------------------
SGPT (ALT)               WNL            >ULN - 2.5 x ULN         >2.5 - 5.0 x ULN      >5.0 - 20.0x ULN       >20.0 x ULN
(serum glutamic
pyruvic transaminase)
------------------------------------------------------------------------------------------------------------------------------------
Hepatic-Other            none           Mild                     moderate              severe                 life-threatening or
(Specify,         )                                                                                           disabling
------------------------------------------------------------------------------------------------------------------------------------
                                                             LYMPHATICS
------------------------------------------------------------------------------------------------------------------------------------
Lymphatics               normal         mild lymphedema          moderate              severe                 severe
                                                                 lymphedema            lymphedema             lymphedema
                                                                 requiring             limiting function;     limiting function
                                                                 compression;          lymphocyst             with ulceration
                                                                 lymphocyst            requiring surgery
------------------------------------------------------------------------------------------------------------------------------------
Lymphatics-Other         none           Mild                     moderate              severe                 life-threatening or
(Specify,         )                                                                                           disabling
------------------------------------------------------------------------------------------------------------------------------------
                                                          RENAL/GENITOURINARY
------------------------------------------------------------------------------------------------------------------------------------
CREATININE               WNL            >ULN - 1.5 x ULN         >1.5 - 3.0 x ULN      >3.0 - 6.0 x ULN       >6.0 x ULN
Note: Adjust to age-appropriate levels for pediatric patients.
------------------------------------------------------------------------------------------------------------------------------------
Urinary retention        normal         hesitancy or             hesitancy requiring   requiring frequent    bladder rupture
                                        dribbling, but no        medication or         in/out
                                        significant residual     occasional in/out     catheterization
                                        urine; retention         catheterization (<4   (*4 x per week) or
                                        occurring during         x per week) or        urological
                                        the immediate            operative bladder     intervention (e.g.,
                                        postoperative            atony requiring       TURP, suprapubic
                                        period                   indwelling catheter   tube, urethrotomy)
                                                                 beyond immediate
                                                                 postoperative
                                                                 period but for <6
                                                                 weeks
------------------------------------------------------------------------------------------------------------------------------------
Urine color change       normal         asymptomatic,
(not related to other                   change in urine
dietary or physiologic                  color
causes e.g., bilirubin,
concentrated urine,
hematuria)
------------------------------------------------------------------------------------------------------------------------------------
Vaginal bleeding is graded in the HEMORRHAGE category.
------------------------------------------------------------------------------------------------------------------------------------
Vaginitis                none           mild, not requiring      moderate, relieved    severe, not relieved   ulceration requiring
(not due to                             treatment                with treatment        with treatment, or     surgery
infection)                                                                             ulceration not
                                                                                       requiring surgery
------------------------------------------------------------------------------------------------------------------------------------
Renal/Genitourinary-     none           mild                     moderate              severe                  life-threatening or
Other (Specify,                                                                                                disabling
            )
------------------------------------------------------------------------------------------------------------------------------------


* greater than or equal to

                                   APPENDIX M

                                TOXICITY MODULE

To be implemented at the request of the study sponsor or principal investigator in the protocol or by protocol amendment when more detailed information is considered pertinent.

-------------------------------------------------------------------------------------------------
Toxicity:                    Date of Treatment:                  Course Number:
-------------------------------------------------------------------------------------------------
Date of onset:                                                   Grade at onset:
-------------------------------------------------------------------------------------------------
Date of first change in grade:                                   Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                    Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                    Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                    Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                    Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                    Grade:
-------------------------------------------------------------------------------------------------
Did toxicity resolve?               Yes_____          No_____

If so, date of resolution of toxicity:
-------------------------------------------------------------------------------------------------
Date of last observation (if prior to
recovery):
-------------------------------------------------------------------------------------------------
Reason(s) observations stopped (if
prior to recovery):
-------------------------------------------------------------------------------------------------
Was patient retreated?             Yes_____          No_____

If yes, was treatment delayed for
recovery?                          YES_____          NO_____

Date of next treatment?

Dose reduced for next treatment?   Yes_____          No_____
-------------------------------------------------------------------------------------------------

Additional Comments:

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

If module is being activated for new toxicity, not currently in CTC, please provide definitions for toxicity grading:

     Grade 0 = __________________________________________________________________________________

     Grade 1 = __________________________________________________________________________________

     Grade 2 = __________________________________________________________________________________

     Grade 3 = __________________________________________________________________________________

     Grade 4 = __________________________________________________________________________________


                                    EXHIBIT B

                   M.D. Anderson Cancer Center Study Protocol No. ID99-333

PROTOCOL ABSTRACT

PHASE I CLINICAL TRIAL OF RECOMBINANT PROSTATE SPECIFIC MEMBRANE ANTIGEN (rPSMA)-LOADED MATURE AUTOLOGOUS DENDRITIC CELLS (CaPVax) FOR THE TREATMENT OF METASTATIC HORMONE REFRACTORY PROSTATE CANCER

STUDY CHAIRMAN:

Christos Papandreou, M.D., Ph.D.

OBJECTIVE:

The purpose of this study is to assess the safety of and to monitor patient response to CaPVax, mature, autologous dendritic cells (DC) loaded ex vivo with recombinant prostate specific membrane antigen (rPSMA; Medarex Corporation, Annandale, NJ), in the treatment of patients with metastatic, hormone refractory prostate cancer (HRPC).

ELIGIBILITY:

1. Histologic proof of prostate carcinoma, progressing hormone refractory disease after antiandrogen withdrawal trial, in the presence of castrate serum testosterone levels (<30 ng/dl).

Hormone therapy, with the exception of antiandrogens, to maintain androgen ablation must continue (e.g. Luteinizing hormone-releasing hormone (LHRH) agonists). Progression can manifest itself as:

    a) A 50% increase in prostate specific antigen (PSA) level from the nadir PSA level confirmed twice and measured at least two weeks apart,

    b)  New bone lesion on bone scan, or

    c) Progression of soft tissue disease as evidenced by standard radiographic methods i.e. CT or MRI.

2. Age greater than 18 years old, life expectancy of at least 1 year, Zubrod performance status 0-1.

3. Patients must have limited bone disease, if any, < or = 3 metastatic lesions on bone scan, and Minimal symptoms.

4. Adequate hematological function, i.e. Hemoglobin > 12.8 mg/dl, WBC < or = 11,000, ANC>1,000/mm(3), Platelets> 100,000/mm(3)

5. Adequate hepatic and renal functions, i.e. bilirubin <1.5mg/dl, SGOT/SGPT < 2 times the Upper limit of normal, and serum creatinine <2.5mg/dl.

6. Patients must not have received prior Ketoconazole, chemotherapy, radiation therapy for Metastatic disease, including Strontium-89, or other investigational therapy.

7. Patients who received any immunosuppressives, such as Prednisone, or Hydrocortisone in the Four (4) weeks prior to enrollment into the study are not eligible.

8. Patients with brain metastases, uncontrolled heart, liver or renal diseases, or other serious Intercurrent illness (including known HIV or hepatitis positive) are not eligible. Patients with Prior splenectomy, history of severe asthma, anaphylaxis or other serious adverse reactions to Vaccines are not eligible. Patients with autoimmune disease such as rheumatoid arthritis, Systemic lupus erythematosus, scleroderma, polymyositis-dermatomyositis, juvenile onset Insulin dependent diabetes or vasculitis are not eligible.

9. Patients with a positive protein purified derivative (PPD) skin test or history of previous bacillus Calmette-Guerin (BCG) vaccination, Tuberculosis
    (TB) exposure, or adverse reactions to vaccines or skin tests are not eligible.

10. Patients may not take any medication that may affect immune function, with the following exceptions: nonprescription strength doses of non-steroidal anti-inflammatory drugs (NSAIDS), acetaminophen or aspirin, low doses of antihistamine therapy, normal range doses of vitamins and H2 blockers.

11. Signed informed consent, in keeping with the institutional policies, indicating that the patient is aware of the investigational nature of this study. The consent form is appended to this protocol.

TREATMENT PLAN:

Peripheral blood mononuclear cells (PBMC) are isolated by leukapheresis from the patient. These cells are cryopreserved for further ex vivo expansion. Adherent cells are then cultured in with Interleukin-4 (IL-4; Schering-Plough Corporation, Madison, NJ) and Leukine(R), also known as granulocyte-macrophage colony-stimulating factor (GM-CSF; Immunex Corporation, Seattle, WA) to generate DC. Inactivated BCG (Organon Teknika, Durham, NC) mycobacteria is added to the dendritic cell cultures to facilitate maturation of the cells and to enhance a carrier immune response. The DC are loaded with rPSMA. Patients receive four monthly treatments of 5 million, 10 million, or 20 million rPSMA-loaded mature, autologous DC (CaPVax) by intradermal injection followed by 2 hours of close observation.

STATISTICAL CONSIDERATIONS:

This is a two-center study, with equal numbers of patients treated at each site. All patients receive CaPVax injections and act as their own controls. The treatment plan is presented in Section 5.0.

Safety Monitoring

A serious adverse event (AE) has been defined on page 19. Consider the patients treated at one of the dose levels (DLs). Denote the probability of an adverse event (AE) at this DL by (theta). The maximum acceptable probability of an AE in a population of patients treated at any DL is .05. We assume that, a priori, (theta) follows a beta distribution with parameters (.10,1.9), which in particular has mean .05. The early stopping criterion is that the DL will be terminated if at any point in the trial Pr[(theta) > .05 / data] > .90. Applying this criterion in sequence will terminate that DL if [# patients with an AE ]/ [# patients evaluated] is > or = 2/10, 3/22, 4/35, or 5/50. To apply this rule, note that the boundary "2/10" means that the DL will be discontinued if 2 AEs are observed at any point among the first 10 patients treated at that DL and evaluated, hence 2/2, 2/3, ..., up to 2/10 will cause the DL to be terminated. Similarly, for example, if there are 1/10 and then 2/11 AEs, so that the trial continues to treat patients at that DL at that point, but subsequently one more AE is observed in any patient thereafter up to the 22nd patient evaluated, then that DL is stopped. These rules pertain to all patients evaluated at that DL, including patients in the dose escalation stage. Thus, for example, a DL will be terminated if 2 patients among the first 3 or 6 treated in the dose escalation stage have an AE.

For a single dose level with up to 20 patients, this rule has the following operating characteristics:

   True Prob[AE]      Prob[Early Termination]      Sample Size 25th, 50th 75th
                                                          Percentiles
   -------------      -----------------------      ---------------------------
        .01                    .005                        20 20 20

        .05                    .11                         20 20 20

        .10                    .37                         10 20 20

        .20                    .80                          5 9 18

        .25                    .91                          4 7 10

Although at most 20 patients will be treated at each dose level if none of the three DLs are terminated early, in the case that a DL is terminated early the remaining patients among the 60 in the trial will be randomized to the remaining dose levels. In this case, more than 20 patients may be treated on each of the remaining DLs. This is a simple "play the winners" strategy. It has the advantage that it is ethically desirable for the patients, since they are less likely to be treated at unsafe DLs, and it is scientifically desirable since it provides more information for the DLs not terminated, compared to what would be the case if the sample size were limited to a maximum of 20 per dose level.

PATIENT EVALUATION: (Pretreatment and Interim Testing)

A complete history and physical exam to include performance status, recent weight loss, concurrent nonmalignant disease and therapy is performed prior to entry into study and every month. A skin prick test panel with control and 3 common recall antigens to be read at 15 minutes after inoculation for immediate-type hypersensitivity and reevaluated at 48 hours after administration. Delayed-type hypersensitivity (DTH) skin test to measure patient's response to rPSMA is performed at screening, four weeks after the second injection, two weeks after the fourth injection, and fourteen weeks after the last injection (week 26). LABORATORY studies at study entry shall include CBC, differential, platelets, urinalysis, sodium, potassium, chloride, bicarbonate, BUN, creatinine, magnesium, calcium, phosphorus, glucose, SGPT, total bilirubin, albumin, total alkaline phosophatase, lactate dehydrogenase, PSA, prostatic acid phosphatase (PAP), and testosterone. A bone scan, chest x-ray, CT of the abdomen and pelvis and EKG are performed at screening. Repeat evaluation including complete history and physical exam, performance status, recent weight loss, CBC, differential, platelet count, urinalysis, sodium, potassium, chloride, bicarbonate, BUN, creatinine, magnesium, calcium, phosphorus, glucose, SGPT, total bilirubin, albumin, total alkaline phosophatase, lactate dehydrogenase, PSA, PAP, ESR, and ANA are performed at various intervals throughout the study (see Appendix A, Study Diagram), Bone scan, chest x-ray, and CT scan of abdomen and pelvis are repeated eight weeks after the last injection (week 20) and six weeks following the week 20 visit (week 26).

ESTIMATED ACCRUAL:

It is estimated that accrual will be 10-15 participants per month. The total accrual is 60 Patients, 30 patients at each study center.

SITE OF STUDY:

  This study is performed on an:

          Inpatient              OUTPATIENT

LENGTH OF STAY:

This is an outpatient regimen.

RETURN VISITS: (How often must participants visit the Principal
Investigator's Site?)

Patients will be seen as outpatients every 2-4 weeks.

HOME CARE: (SPECIFY WHAT (IF ANY) TREATMENT MAY BE GIVEN AT HOME)

Please refer to Section 9.0, Concomitant Medications

WHERE WILL STUDY BY CONDUCTED:

Only at MDACC

NAME OF SPONSOR/FUNDING SOURCE:

Northwest Biotherapeutics, Inc., 120 Northgate Plaza, Suite 200, Seattle, Washington, 98125, Sponsor contact: Dr. Elgamal, Sponsor's phone: 206-368-3036,
Fax: 206-368-3026

COMPETING PROTOCOLS:

DM98-066, (This protocol will be the number one priority of the Department of Genitourinary Medical Oncology)

NAME OF RESEARCH NURSE/DATA MANAGER RESPONSE FOR PROTOCOL:

Rachel Cox

PUBLIC DISPLAY OF PROTOCOL ON THE OFFICE OF PROTOCOL RESEARCH WEB SITE:

The Office of Protocol Research maintains a website (www.clinicaltrials.org) listing protocols actively accruing patients. No information is given about drug dose or schedule. Would you like this protocol listed on this website?

                            Yes        No

STUDY COLLABORATORS:


/s/ CHRISTOPHER LOGOTHETIS                /s/ LANCE PAGLIARO
-----------------------------------        ------------------------------------
Christopher Logothetis, M.D.               Lance Pagliaro, M.D.
GU Medical Oncology                        GU Medical Oncology


/s/ DANAI DALIANI                          /s/ RICHARD E. GILES
-----------------------------------        ------------------------------------
Danai Daliani, M.D.                        Richard Giles, Ph.D., B.S.
GU Medical Oncology                        GU Medical Oncology


/s/ RANDALL MILLIKAN                       /s/ SHI-MING TU
-----------------------------------        ------------------------------------
Randall Millikan, Ph.D., M.D.              Shi-Ming Tu, M.D.
GU Medical Oncology                        GU Medical Oncology


/s/ BENJAMIN LICHTIGER                     /s/ LORI WOOD
-----------------------------------        ------------------------------------
Benjamin Lichtiger, M.D., Ph.D.            Lori Wood, M.D.MSc
Laboratory Medicine--Patient Care          GU Medical Oncology
Services

/s/ JERI KIM                               /s/ AIDA B. NARVIOS
-----------------------------------        ------------------------------------
Jeri Kim, M.D.                             Aida B. Narvios, M.D.
GU Medical Oncology                        Laboratory Medicine--Patient Care
                                           Services

/s/ KIUM ANH DO                            PETER F. THALL
-----------------------------------        ------------------------------------
Kim-Anh Do, Ph.D.                          Peter Thall, Ph.D.
Department of Biomathmatics                Department of Biomethmatics


The Department of Genitourinary Medical Oncology and Laboratory Medicine-- Patient Care Services, The University of Texas M.D. Anderson Cancer Center, 1515 Holcombe Blvd, Box 13, Houston, TX 77030. Telephone: 713-792-2830 -- Fax 713-745-1625

1.0     INTRODUCTION

        1.1     Review of Prostate Cancer

                Prostate cancer is the most common form of cancer currently diagnosed in American men. In 1999, 179,300 new cases are expected to be diagnosed with 37,000 deaths resulting from the disease, making prostate cancer second only to lung cancer as the leading cancer cause of death among men in the United States [1].

                Although the majority of incident prostate cancer cases are localized to the prostate, nearly a third of all newly diagnosed prostate cancer patients may present with locally advanced or metastatic disease [1]. At this time, available treatments for metastatic prostate cancer - including hormonal, chemotherapeutic, and radiation strategies - have failed to demonstrate curative potential [2]. In addition, prostatectomy and radiation therapy--the standard therapies employed against early-stage, localized prostate cancer---can exhibit failure rates between 20 and 50% [3]. As a result, an everincreasing number of treated patients accumulate who either manifest metastatic disease or are at very high risk for the development of such disease. The treatment options for these primary treatment failures, as with the primary metastatic cases, are few in number and severely limited in terms of safety and efficacy.

                Hormonal treatment of metastatic prostate cancer has improved only marginally because nearly all cases ultimately result in hormone refractory disease. Although there are occasional dramatic and long term disease-free survivors with hormonal therapy, the median survival range of these particular patients remains at 2 1/2 - 3 years [4, 5]. Once hormonal therapy fails, there are no curative options and few options for pain relief. No cytotoxic agent has been able to change consistently the natural history of HRPC. The median survival of HRPC is less than one year and no agent has yet been shown to improve the median survival of such patients. There is a great need for new treatment modalities that can be given safely with a potential to improve the late stage life of the 37,000 men who are estimated to die of the disease in 1999 [1].

        1.2     Tumor Specific Immunotherapy

                One alternative to widely used conventional cancer treatments is to utilize the ability of the immune system to target and eliminate tumor cells. The potential therapeutic benefit of eliciting an anti-tumor immune response in cancer patients was first suggested over a decade ago when the direct association between immunosuppression and increased incidence of melanoma was initially observed. The original tumor vaccines consisted of irradiated, allogeneic melanoma cells. Some patients enjoyed prolonged survival following treatment, although high serum IgM titers were elicited which reacted with cell membrane antigens and likely decreased clinical responses. In a phase II report, Morton et al. treated 136 patients with a vaccine consisting of 3 melanoma lines expressing large amounts of melanoma-associated antigens. Overall survival increased in several patients, and correlated with a positive skin test against the immunogen [6].

                New strategies for tumor immunotherapy are designed to increase tumor vaccine immunogenicity, resulting in enhanced specific T cell responses. Some procedures involve genetically altered tumor vaccines; introducing genes coding for cytokines, costimulatory molecules, or components of the major histocompatibility complex (MHC) into tumor cells [7, 8].

                Conversely, other approaches to tumor vaccination utilize altered autologous antigen-presenting cells to present tumor associated antigens [9, 10]. Since the mechanism of the molecular events involved in immune recognition is now elucidated, new and exciting strategies in anticancer therapeutics are emerging. Researchers now understand some of the crucial portions of primary and secondary signaling pathways that are activated when T and B lymphocytes produce an immune response to a tumor cell [reviewed in 11-13]. T cell recognition of antigen requires the formation of a trimolecular complex comprised of: 1) the major histocompatibility complex (MHC); 2) the T cell receptor (TCR); and 3) a short segment of intracellularly-processed protein associated with the MHC. Antigen presentation of cell-surface peptides to T cells can occur in association with either MHC class I or II molecules; the former associated with CD8(+) T cell responses (usually cytolytic T cells [CTL]), and the latter associated with CD4(+) T cell responses (usually helper T cells [T(H)]). Since most tumors do not express MHC class II, it is generally accepted that the enhancement of CD8(+) mediated immune responses is of paramount importance in anti-cancer immunotherapeutics. Tumor specific proteins are proteolytically cleaved into fragments of 8-12 amino acids in length, the peptides are presented on the cell surface in association with MHC class I, and the complex is recognized by the TCR of naive T cells [11, 13].

                Significant progress in the discovery and characterization of tumor-associated antigens (TAA), beginning with the identification of melanoma antigen (MAGE) earlier in this decade, is evident [14, 15]. Intensive research into these moieties as potential targets of immune-based cancer treatment is continuous. These TAA targets can be classified into four general groups;

                        1. "Cancer/testis" antigens, including the MAGE gene family [16-21], whose expression in normal tissues is limited to testis and whose genes have been mapped to the X chromosome;

                        2. Antigens derived from viruses such as Human Papilloma Virus [22, 23] and Epstein-Barr Virus [24];

                        3. Differentiation antigens such as PSA [25, 26], prostate-specific membrane antigen (PSMA) [27-29], Melan-A/MART-1 [30], and gp100 [31];

                        4. Antigens existing in a modified or mutated state in tumors as compared to normal tissue, such as ras [32, 33] and p53 [34, 35].

                Favorable results continue to be reported as compared with standard treatments such as chemotherapy and radiotherapy, and so hold promise for decreasing patient mortality.

        1.3 CaPVax: A Dendritic Cell/recombinant Prostate Specific Membrane Antigen Immunotherapy for Prostate Cancer

                CaPVax is an autologous cellular immunotherapy being studied for the treatment of hormone refractory metastatic prostate cancer. CaPVax is based on mature autologous DC loaded ex vivo with rPSMA. The rPSMA-DC are prepared ex vivo wherein the patient's leukapheresed peripheral blood mononuclear cells (PBMC) are processed in a 7-day incubation procedure, including an overnight incubation period with inactivated BCG and same-day osmotic loading with rPSMA. This methodology produces mature rPSMA-loaded autologous DC that are then injected back into the patient. The pharmacologic rationale for CaPVax is to elicit a potent anticancer T cell response as a result of the efficient presentation by the DC of rPSMA in the form of a complex of antigen and MHC molecules to T cells. The goal is to elicit a specific antigen-specific immune response in HRPC patients.

                1.3.1   Prostate Specific Membrane Antigen

                        PSMA is a 750 amino acid type II transmembrane membrane glycoprotein containing 10 potential N-linked glycosylation sites [36]. PSMA is composed of a 19 amino acid intracellular portion, a 24 amino acid transmembrane portion, and a 707 amino acid extracellular portion [37].

                        The expression of PSMA in human tissues has been extensively studied [27, 36, 38-40]. Evidence from immunohistochemical studies using the anti-PSMA antibody 7E11.C5 indicates that PSMA is highly, but not exclusively, specific for prostatic epithelial cells [29, 36, 38, 40-41]. Immunohistochemical and Western blot studies indicate weak but detectable PSMA expression in salivary gland, brain, and small intestine [27, 36, 39, 42]. In contrast, these studies confirmed the highest expression of PSMA in prostatic tissues. Similarly, results from ribonuclease protection assays utilizing prostatic and 11 other human tissue types indicated strong prostatic expression and weak expression in brain and salivary tissues. In collaboration with Hybritech, Inc. (San Diego, CA), quantitative ELISA assays were performed for PSMA presence in the membrane and cytosol fractions of a variety of tissues. Results again point to the high degree of prostate specificity of PSMA (Table 1).

                 TABLE 1: PSMA LEVELS IN HUMAN TISSUE SPECIMENS

TISSUE                        PROTEIN (MG/ML)      PSMA (NG/ML)       PSMA/PROTEIN (NG/MG)
------                        --------------       -----------        -------------------
PROSTATE (NORMAL)
  Membrane                        10.2                 10,492             1,029
  Cytosol                         7.8                  138                18
PROSTATE (BENIGN)
  Membrane                        7.7                  4,701              611
  Cytosol                         9                    267                30
PROSTATE (CANCER)
  Membrane                        19.6                 69,789             3,561
  Cytosol                         11.3                 718                64
BREAST (NORMAL)
  Membrane                        3.8                  79                 21
  Cytosol                         2.9                  1.1                0.4
BREAST (CANCER)
  Membrane                        20.4                 884                43
  Cytosol                         11.6                 23.5               2

SMALL INTESTINE                   4.5                  4.6                1

LARGE INTESTINE
  Membrane                        8.6                  71.3               8.3
  Cytosol                         6.2                  2.3                0.4

KIDNEY
  Membrane                        17.2                 31.5               1.8
  Cytosol                         10.9                 0.7                0.1

OVARY
  Membrane                        4.8                  244                51
  Cytosol                         6.4                  21.3               3.3

LIVER
  Membrane                        24.1                 64.3               2.7
  Cytosol                         18.9                 19                 0.1

BONE
  Membrane                        8.5                  21.7               2.6
  Cytosol                         3.4                  0.9                0.3

SKIN
  Membrane                        2.1                  17                 8.1
  Gytosol                         6.2                  2.3                0.4

                        Detailed studies of PSMA expression in prostatic tissues were conducted on 184 whole mount step-sectioned prostate specimens after radical prostatectomy [38]. In this study, intense immunoreactivity for PSMA with 7E11.C5 was observed in all cases. The mean number of cells staining in benign epithelium and prostatic intraepithelial neoplasia (PIN) was lower than in adenocarcinoma. Staining was highly specific for epithelial cells and adenocarcinomas were most intensely stained with the highest grade cancers showing intense staining of almost every cell. This observation is consistent with biochemical studies showing that PSMA mRNA expression is downregulated by steroids such as 5a-dihydrotestosterone and is upregulated by BFGF, TGF-a, and EGF [27]. This behavior corresponds to the elevated expression of PSMA in hormone refractory tumors. Thus, its expression patterns from normal tissue to advanced cancer makes PSMA a very useful marker for treatment and prediction of outcome in patients with prostatic cancer.

                                                               Protocol ID99-333
                                                                November 5, 1999
                                                                          Page 5


                        In summary, these studies combine to indicate that PSMA is an excellent target for immunotherapy, having the required tissue specificity. For this phase I clinical trial rPSMA is contract manufactured through Medarex, Inc. (Annandale, NJ).

                1.3.2   Dendritic Cell-Based Immunotherapy

                        T cells are the major immune system component largely responsible for the recognition and destruction of tumor cells based on expression of specific tumor-associated antigens. As the specific mechanisms underlying the immune response were revealed, this information was utilized to elicit or amplify antitumor immune response.

                        T cell immune responses begin with the interaction of the T cell receptor with antigenic peptides bound to MHC proteins. If this interaction is accompanied by binding of costimulatory receptors (e.g. CD28) to their ligands (CD80 and CD86), then an intracellular cascade of biochemical events is triggered that results in T cell activation and proliferation. Activated T cells are able to lyse target cells, e.g. tumor cells, which express the stimulating antigen and the appropriate MHC protein. Antigen-presenting cells are specialized cells that express the required molecules involved in T cell activation events. DC are considered the most potent antigen presenting cell (APC), capable of initiating primary T cell responses [11-13, 43,44].

                        DC express high levels of MHC class I and II molecules, as well as abundant levels of costimulatory factors. In their immature state, they display phagocytic and macropinocytotic activity. As they mature, surface receptors involved in antigen uptake undergo down-regulation. Concurrently, DC enhance their ability to process and present antigen to naive T cells. DC stimulate naive T cells to become antigen-specific effectors more effectively than any other APC, and they do so following their migration to primary lymphoid tissue where such T cells are predominantly located [45]. The ability of each dendritic cell to stimulate as many as 100 T cells in vitro provided the scientific rationale for our approach using the adoptive transfer of DC.

                        DC are found in low abundance in various tissues, and obtaining sufficient numbers of DC from prostate cancer patients can be difficult in light of the patients' past cancer therapy, which may have compromised their immune system. DC were successfully isolated and cultured from PBMC from such prostate cancer patients [46]. After incubation of adherent PBMC in the presence of Leukine(R), and IL-4 (each 500 U/mL) for 7 days, the majority of cells have dendritic morphology and possess cell surface markers characteristics of DC (CD3-, CD14-, CD19-, CD1a+, CD4+, CD11c+, and HLA-DR+) [46]. These culture methods allow for ex vivo expansion of autologous DC from tumor-bearing patients in sufficient numbers for use in immunotherapeutic studies. Autologous DC are charged with tumor antigens, and introduced back into patients as a cancer vaccine. Several clinical trials involving readministration of autologous DC pulsed with tumor antigens have been conducted with positive clinical outcomes (Table 2).

        The majority of the trials are for the treatment of several different types of malignancy with a single exception treating HIV. The only consistent finding from all the reports is the absence of serious adverse reactions. Regardless of the route of injection, dose or source of antigen, administration of DC is well tolerated and does not induce autoimmune disease [47]. The only adverse events that have been reported are mild fever and swelling of the lymph node when cells are introduced intranodally.

        From the clinical trials reported to date, it is difficult to reach a consensus on any variable, such as dose, route of administration, antigen, etc., other than safety because of the large differences in trial design. It is also uncertain the extent to which the DC immunotherapy is therapeutic because the number of patients treated thus far is small. However, the responses reported thus far are encouraging and warrant further investigation.

                TABLE 2: SUMMARY OF CLINICAL TRIALS UTILIZING DC

----------------------------------------------------------------------------------------------
                                NUMBER OF     ROUTE OF      NUMBER OF     ADVERSE    CLINICAL
DISEASE            ANTIGEN      PATIENTS   ADMINISTRATION       DC       REACTIONS   RESPONSE
----------------------------------------------------------------------------------------------
B Cell              Tumor           4           i.v.*      2-32 million    None         3
Lymphoma[9]        Specific                                                         Responders
                   Idiotype
----------------------------------------------------------------------------------------------
CEA Expressing   CEA Peptide       11           i.v.          10-30        None         2
Tumors[47]                                                   million                Responders
                                    8       i.v./i.d.**    100 million/
                                                            1 million
----------------------------------------------------------------------------------------------
Prostate             PSMA          95           i.v.       5-30 million    None         28
Cancer[48-49]      Peptides                                                         Responders
----------------------------------------------------------------------------------------------
Melanoma[50]     Tumor Lysate      16        Intranodal     1 million      None         5
                   or MAGE                                                          Responders
                   peptides
----------------------------------------------------------------------------------------------
HIV[51]         Gp 160 or Env,      6           i.v.                       None         No
                 gag and pol                                                        Responders
                   peptides
----------------------------------------------------------------------------------------------
Renal Cell       Tumor Lysate       4           i.v.           5-10        None         1
Carcinoma[52]                                                million                Responder
----------------------------------------------------------------------------------------------
Multiple            Tumor          12           i.v.          0.5-11       None         3
Mylemona[53]       Specific                                  million                Responders
                   Idiotype
----------------------------------------------------------------------------------------------

* Intravenous administration
** Intradermal administration

1.3.3 DC Loaded with PSMA Activate Antigen Specific CD4(+) and CD8(+) T cells from Prostate Cancer Patients

        The ability of DC from prostate cancer patients to activate autologous T cells was evaluated in vitro. Prostate cancer patients' DC were loaded with PSMA using methods to enhance immunologic potency: 1) inclusion of inactivated

                        BCG mycobacteria to elevate CD83 and CD86 expression on the DC; and 2) osmotic loading using hypertonic medium to promote the engulfing of exogenous PSMA.

                        DC from several prostate cancer patients were loaded with rPSMA or PSMA purified from LNCaP cells (LnPSMA). The LNCaP cell line was derived from a needle aspiration biopsy of the left supraclavicular lymph node of a man with confirmed metastatic prostate adenocarcinoma and expresses several prostate specific characteristics, including expression of PSMA. The DC were osmotically loaded with either LnPSMA or rPSMA in the presence of BCG. These PSMA loaded DC were then co-cultured with autologous PBMC. The T cells stimulated by the DC during the 10 day co-culture were isolated and co-cultured a second time with PSMA loaded autologous DC. Beginning seven days after the second co-culture, T cell reactivity to PSMA was determined on a weekly basis using an enzyme-linked immunoadsorbent assay (ELISA) to measure interferon-y (IFNy) secretion. At various time-points, most of the patients' T cells studied had reactivity to PSMA. In one typical assay, PSMA specific T cells were generated from the PBMC of Patient 105 (Figure 1). Three in vitro stimulations with DC loaded with either LnPSMA or rPSMA were performed. Following this, T cells were reactive with autologous DC osmotically loaded with either LnPSMA (Figure 1a) or rPSMA (Figure lb). Both rPSMA and LnPSMA loaded DC that were matured with BCG produced activated antigen specific T cells.

                        In another experiment, DC was loaded with different amounts of LnPSMA to define the optimum amount of antigen for T cell stimulation (Figure 2). Two different concentrations of DC (2 x 10(7) or 1 x 10(7)) were osmotically loaded with 15 to 60 ug PSMA in a 0.2 mL volume. (approx. 75-300 ug/mL). 1 x 10(7) DC were osmotically loaded with 60 ug ovalbumin (OVA) in a 0.2 mL volume (approx. 300 ug/mL) as a specificity control. These DC were mixed with autologous PSMA-reactive T cells. Cultured T cells were washed and added to 96-well plates at 5 x 10(4) cells/well in duplicate. Autologous DC pulsed with PSMA, OVA, or unpulsed were added to the autologous T cells at 5 x 10(4) cells/well. After 24 hours incubation, 150 ul of supernatant was removed from each culture. An ELISA using paired antibodies from the manufacturer (Endogen, Inc., Woburn, MA) measured the amount of IFNy present. When 1 x 10(7) DC were loaded with PSMA, IFNy secretion was observed maximally with 30 ug PSMA. When 2 x 10(7) DC were loaded with PSMA, a slight dose-dependent decrease in IFNy secretion was observed with minimum IFNy secretion at 60 ug PSMA. However, the amount of IFNy secretion was greater - and more highly specific - when 2 x 10(7) versus 1 x 10(7) DC were loaded with PSMA. Therefore, we chose to load 30ug PSMA in order to achieve strong immunoreactivity.

                        In a subsequent experiment, a constant amount of LnPSMA (60 ug) was osmotically loaded into various concentrations of DC - from 2 x 10(6) to 2 x 10(7) - to define the optimum number of DC (per a given amount of antigen) for T cell stimulation (Figure 3). Four different concentrations of DC were osmotically loaded with LnPSMA as before; in a 0.2 mL volume. DC were osmotically loaded with 60 mg ovalbumin (OVA) in a
                        0.2 mL volume as a specificity control. These DC were mixed with autologous PSMA-reactive T cells. IFNy secretion was measured after 24 hours. Standard ELISAs were performed to assess IFNy secretion. Immunoreactivity was comparable, regardless of the amount of DC; a true dose-dependent effect of DC concentration of IFNy secretion was not observed. This assay demonstrated that 2 x 10(7) DC could be loaded with a LnPSMA concentration nearly approximating that used in our clinical methodology.

                        We propose to include inactivated BCG in the final 18-24 hours of dendritic cell culture because of its ability to stimulate maturation of DC and thereby to enhance T cell activation. BCG treatment upregulates the expression of several surface molecules crucial to the enhanced function of a dendritic cell as an APC, including CD40, CD54, CD80, CD83 and CD86 (Figure 4).

                                                               Protocol ID99-333
                                                                November 5, 1999
                                                                          Page 9

                         SPECIFIC CYTOKINE SECRETION BY
                         PT 105 T CELLS STIMULATED WITH
                  PSMA OSMOTICALLY LOADED INTO BCG-TREATED DC



                                   [DIAGRAM]



FIGURE 1: PBMC from a prostate cancer patient were stimulated in vitro with BCG-treated, autologous DC osmotically loaded with either (2 different T-cell lines were tested, 1 against LnPSMA, 1 against rPSMA (A) 15 ug LnPSMA or (B) 15 ug rPSMA at an effector:stimulator ratio of 10:1. Three days after initial stimulation, 300 1U/ml IL-2 was added to each 24-well culture. Cultures were restimulated with PSMA-loaded DC at day 10 of culture, and at weekly intervals thereafter. IL-2 was subsequently added one day after each restimulation, 5x10(5)/ml effector T cells and 5x10(5)/ml DC stimulators were added in duplicate to 96-well plates in a volume of 100 u1 each. Twenty-four hours later, the supernatants were harvested and measured for IFN-gamma production in an ELISA using standard, matched antibody pairs.


                     SPECIFIC CYTOKINE SECRETION BY PT 112
                     T CELLS STIMULATED WITH BCG-TREATED DC
                          OSMOTICALLY LOADED WITH PSMA



                                   [DIAGRAM]



FIGURE 2: PBMC from a prostate cancer patient were stimulated in vitro as described in the legend to Fig. 1. 5x10(5)/ml effector T cells and 5x10(5)/ml DC stimulators were added in duplicate to 96-well plates in a volume of 100 u1 each. Ten or twenty million DC were osmotically loaded with various concentrations of LnPSMA. In addition 1x10(7) DC were either osmotically loaded with 60ug ovalbumin (OVA) or mock-loaded. Twenty-four hours later, the supernatants were harvested and measured for IFN-gamma production in an ELISA using standard, matched antibody pairs.


                      SPECIFIC CYTOKINE SECRETION BY PT 66
                     T CELLS STIMULATED WITH BCG-TREATED DC



                                   [DIAGRAM]


FIGURE 3: PBMC from a prostate cancer patient were stimulated in vitro as described in the legend to Fig. 1. 5x10(5)/ml effector T cells and 5x10(5)/ml DC stimulators were added in duplicate to 96-well plates in a volume of 100 u1 each. Various amount of DC were osmotically loaded with a standard concentration of LnPSMA (60ug). In addition 2x10(6) or 5x10(6) DC were either osmotically loaded with 60ug OVA or mock-loaded. Twenty-four hours later, the supernatants were harvested and measured for IFN-gamma production in an ELISA using standard, matched antibody pairs.

FIGURE 4: DENDRITIC CELL CHARACTERIZATION


     DAY 7 DC            DAY 7 DC + 24 Hr BCG


                                                  CD40
                                                  CD54
     [GRAPHS]                 [GRAPHS]            CD80
                                                  CD83
                                                  CD86


FIGURE 4: Cell surface expression of CD molecules on DC after maturation with BCG measured by flow cytometry. Adherent PBMC were cultured for six days with GM-CSF and IL-4. On day six, half the cells were treated with BCG. On day seven, cells were analyzed by flow cytometry. Isotype controls are indicated by the broken line and the solid line indicates expression of the CD antigen. CD40 is expressed on B cells and DC. It is involved in B cell/T cell and DC/T cell interactions. CD54 is a cell adhesion molecule expressed on B and T lymphocytes, monocytes, and DC. CD80/CD86 are costimulatory molecules expressed on activated B cells, macrophages, and DC. CD83 is expressed on mature DC.

2.0  OBJECTIVES

     The primary objective of this study is to assess the safety of immunization with CaPVax, mature autologous DC loaded with rPSMA, in the treatment of patients HRPC. The secondary objective is to monitor the potential clinical response of administering CaPVax.

The study hypotheses represent primary objectives. Each primary objective is addressed by endpoint measures which provide objective criteria for evaluating the hypothesis. Secondary objectives are addressed with statistical methods that evaluate other benefits of treatment.

2.1     Study Hypothesis and Endpoints

        HYPOTHESIS 1: Serious adverse events (AEs) which are either probably or possibly related to treatment with CaPVax injections will rarely occur among study subjects.

        ENDPOINT 1: A subject is coded as having experienced a serious AE provided at least one of the AEs listed in Section 10.2 occurs anytime during the study period. The AE must be at least possibly related to treatment, as defined in Section 10.1.

        HYPOTHESIS 2: As a result of treatment, a significant proportion of patients will experience either a partial or a complete response to their HRPC.

        ENDPOINT 2: A patient is coded as having a partial or a complete response provided he satisfies the "response evaluation" criteria defined in section 11.2.

3.0     PATIENT ELIGIBILITY

        3.1     Inclusion Criteria

                1. Histologic proof of prostate carcinoma, progressing hormone refractory disease after antiandrogen withdrawal trial, in the presence of castrate serum testosterone levels (<30 ng/dl) Progression can manifest as:

                        - A 50% increase in PSA level from the nadir PSA level confirmed twice and measured at least two weeks apart;

                        -       new bone pain, or new lesion on bone scan; or,

                        - progression of soft tissue disease as evidenced by standard radiographic methods of evaluation, i.e. CT or MRI.

                        Hormone therapy, with the exception of antiandrogens (e.g. LHRH) to maintain androgen ablation must continue.

                2.      Age greater than 18 years old.

                3.      Life expectancy of at least 1 year.

                4.      Zubrod performance status : 0-1.

                5. Patients must have limited bone disease defined as less than or equal to 3 metastatic sites on a bone scan and minimal symptoms.

                6. Adequate hematological function i.e. Hemoglobin > 12.8mg/dl, WBC < or = 11,000, absolute neutrophil count
                        (ANC) > 1,000/mm(3), Platelets> 150,000/mm(3).,

                7.      Adequate hepatic and renal functions, i.e. bilirubin
                        <1.5mg/dl, SGOT/SGPT < 2 times the upper limit of
                        normal, serum creatinine < 2.5mg/dl, or creatinine clearance> 50ml/min.

                8. Signed informed consent before any study procedure, keeping with the institutional policies, indicating that the patient is aware of the investigational nature of this study. The consent form is appended to this protocol (see Appendix K)

        3.2     Exclusion Criteria

                1. History of prior malignancy other than prostate cancer, clinically evident within the 24 months preceding enrollment into the study, except curatively-treated basal cell or squamous cell carcinoma of the skin.

                2. Patients must NOT have received prior Ketoconazole, chemotherapy, radiation therapy for metastatic disease, including Strontium-89, or other investigational therapy that may result in reduced immune competency.

                3. Patients who received any immunosuppressives such as Prednisone or Hydrocortisone in the four weeks prior to enrollment in the study are not eligible.

                4. Patients with brain metastases, uncontrolled heart, liver or renal diseases, or other serious intercurrent illness (including known HIV or hepatitis positive) are NOT eligible.

                5.      Prior splenectomy.

                6. History of severe asthma, anaphylaxis or other serious adverse reactions to vaccines or any of the antigens included in the skin test.

                7. History of immunodeficiency or autoimmune disease such as rheumatoid arthritis, systemic lupus erythematosus, scleroderma, polymyositis- dermatomyositis, juvenile onset insulin dependent diabetes, or vasculitis.

                8. Impending untreated spinal cord compression or urinary outlet obstruction.

                9. Patients with a positive PPD skin test or history of previous BCG vaccination or Tuberculosis (TB) exposure.

                10. Positive virology screening test (Hepatitis B surface Antigen (HbsAg), Anti-Hepatitis core Antigen (a-HBc), Liver enzyme (ALT)-surrogate marker for non A, B, C hepatitis virus, Anti-HIV 1 Antibody (a-HIV-1), Anti-HIV 2 Antibody (a-HIV-2), Anti-human T lymphotropic virus 1(a-HTLV-1), Syphilis, HIV Antigen (HIV-1 p24Ag), Anti-Hepatitis C Virus (a HCV)).

                11. Patients may not take any medication that may affect immune function, with the following exceptions: nonprescription strength doses of NSAIDS, acetaminophen or aspirin, low doses of antihistamine therapy, normal range doses of vitamins and H2 blockers.

        4.0     TREATMENT PLAN

                PBMC are isolated by leukapheresis from the patient before treatment begins. An aliquot of these cells is cryopreserved for further ex vivo culture. After thawing and culturing PBMC, adherent cells are cultured ex vivo for six days with IL-4 and Leukine(R) to generate DC. Inactivated BCG is added to the dendritic cell cultures to facilitate maturation of the cells and to stimulate a strong carrier immune response after intradermal administration. Eighteen to twenty-four (18-24) hours after BCG treatment, rPSMA is added under hypertonic conditions. Two (2) weeks after BCG treatment and rPSMA loading of their autologous dendritic cells, patients receive four injections of 5 million, 10 million, or 20 million rPSMA loaded autologous DC by intradermal injection [one dose is administered in 1-4 injections every month (26-32 days)]. Each patient is observed for 2 hours after administration. Some patients may need to have a second leukapheresis (between 4-12 weeks after the first one), depending on the yield of the first leukapheresis and ex vivo expansion.

                The interval one month (26-32 days) between injections was selected to avoid excess loss of any beneficial immunological response. Four injections were selected to achieve sufficient restimulations to generate a maximum T cell response.

                At the study center, all CaPVax injections are given intradermally into one thigh followed by intradermal injections in alternating thighs at subsequent injections. Each dose of CaPVax is given as 1-4 injections, each as 0.1 ml, depending on the dose of DC. Three patients are enrolled first in the 5 x 10(6) DC dose level. If no adverse reactions occur 48 hours after the first injection, the dose will be escalated to 10 x 10(6) DC in another three patients. If no adverse reactions occur 48 hours after the first injection, three patients are enrolled at the highest dose, 20 x 10(6) DC. The rest of the patients are randomized for one DC dose level such that there are 10 patients per dose level at each study center (see section 12 for sample size considerations).

                If there is evidence of an AE in at least one patient in any dose level, then the committee for AEs determines if this is a favorable response or an AE (please refer to Section 10). If it is determined that it is an AE, then 3 more patients are enrolled at that same dose before escalation to a higher dose.

5.0     PRE-TREATMENT EVALUATION

        5.1     Screening

                Screening of patients for participation in this clinical trial will take place prior to enrollment in order to verify that each patient meets all study criteria (see section 4.0). Patients failing the initial screening due to out of range laboratory values may be rescreened at the investigator's discretion. All patients screened should be documented using a screening log. Each patient enrolled in the study must sign the consent form (see Appendix K) and fill out a patient registration form (see Appendix F)

                5.1.1   Procedures and Tests

                        Prior to the first vaccination, Day 1, the following procedures and tests are performed or administered (see Appendix A):

                        1. The patient's medical history and complete physical examination including vital signs, height and weight, and Zubrod performance score (see Appendix B).

                        2. A skin prick test panel provided by the sponsor with control and 3 common recall antigens (Candida Albicans, Mumps, PPD). These tests are read at 15 minutes after inoculation for immediate-type hypersensitivity to any of the antigens and approximately 48 hours after administration. Palpable indurations of 5mm or more indicate a positive reaction. The absence of induration less than 5mm is considered negative. In case of a negative PPD reaction, PPD will be repeated in a week to access boost effect. The widest diameter of distinctly palpable induration is measured and a Polaroid photograph will be taken (see Appendix C).

                        3. DTH skin testing to measure patients' responses to rPSMA. One tenth ml (0.1ml) dosage of rPSMA is injected intradermally in distinct sites of the forearm. Responses are monitored as described in the above paragraph (skin prick test). These intradermal challenges are repeated four weeks after the second injection, two weeks after the 4th injection, and at week 26.

                        4. 12 lead EKG. EKG is read and the report signed by the cardiologist.

                        5.      Chest x-rays (PA and lateral views).

                        6.      Blood and urine are collected for the following:


                                - Hematology (Complete blood count (CBC) & differential);

                                -       Blood Chemistry parameters (Chemistry
                                        22) Chem-22 profile includes the
                                        following specific measurements: sodium, potassium, chloride, bicarbonate, BUN, creatinine, magnesium, calcium, phosphorus, glucose, SGPT, total bilirubin, albumin, total alkaline phosophatase, lactate dehydrogenase;

                                -       Serum Markers (PSA & PAP);

                                -       Serum Markers of autoimmune disease
                                        [Erythrocytic sedimentation rate (ESR)
                                        and Antinuclear antibodies (ANA)];

                                -       Testosterone;

                                -       Urinalysis with microscopic examination.

                5.1.2   Tumor Imaging

                        Bone scan, Chest x-ray, and CT of the abdomen and pelvis are performed at screening. Measurable disease is defined in Section 11.0. Follow up bone scan, chest x-ray, and CT scans are repeated at Week 20 and Week 26. For the responding patients, the radiographic follow-up will be extended to 9 months and 12 months.

                5.1.3 Assessment of patient's Quality of Life (see Appendix D) and Brief Pain Inventory (see Appendix E)

6.4     ON STUDY EVALUATION (SEE APPENDIX A FOR SCHEDULING)

        6.1     Laboratory Procedures and Measurements

                1.      Routine Safety Laboratory Tests

                        - Safety-related hematology, blood chemistry, and physical examinations are performed at various intervals throughout the study. Testosterone level and urinalysis are performed at screening and week 14 (see Appendix A, Study Diagram).

                2.      Hematology Parameters

                        -       Hematology testing consists of CBC,
                                differential, and platelets

                3.      Blood Chemistry Parameters (Chem-22)

                4.      Urinalysis with microscopic examination

                5.      Physical Examinations

                        - Physical examinations include monitoring vital signs to observe a generalized systemic reaction, examining the vaccination site for any local or regional reaction, reviewing any quality of life changes, and discussing degree of pain (see Appendices D and E, respectively).

        6.2     Special Laboratory Tests

                1.      Serum PSA is measured.

                2.      Serum PAP is measured.

                3.      Serum testosterone is measured.

                4. Serum markers of autoimmune disease are measured (ESR and ANA)

        6.3     Immunology Determinations (To be done by the sponsor)

                Blood for immune monitoring is drawn prior to the first leukapheresis, prior to each injection, and at weeks 2, 14, 20, and 26 (see Appendix A). PBMC are isolated and utilized for the following immunological determinations:

                1. Nonspecific immune response: stimulation of PBMC with anti-CD3 measured by proliferation;

                2. BCG specific cellular response: stimulation of PBMC with Tuberculin-purified protein derivative (PPD), a component obtained from human strains of Mycobacterium tuberculosis, measured by proliferation;

                3.      PSMA specific antibodies: measured in serum by ELISA;

                4. PSMA specific cellular response: stimulation of PBMC by autologous DC loaded with rPSMA measured by cytokine production (ELISA or ELISPOT).

        6.4     Skin tests

                1. Nonspecific cellular immune response: skin test using 2 additional common recall antigens (Candida albicans, Mumps).

                2.      PPD specific DTH response: skin test using PPD.

                3.      rPSMA specific DTH response: skin test using rPSMA.

        6.5     Treatment definitions

                6.5.1   Leukapheresis and Blood Draw (See Appendix M)

                        Prior to beginning CaPVax immunotherapy, patients are leukapheresed at the Apheresis Unit of the study center. Another leukapheresis may be performed between the second and fourth treatments depending on the DC yield from the first leukapheresis.

                        Prior to each leukapheresis, a blood work-up is done at the study center to include CBC, platelet count, and Chem-22. Blood is drawn for immune monitoring prior to the first leukapheresis only and is shipped to the sponsor.

                6.5.2   CaPVax Injections

                        Five, ten, or twenty million mature, autologous rPSMA-loaded DC are injected intradermally in a shaved, clean area of the thigh. The CaPVax injections are given in alternating thighs once every month (26-32 days).

                        Each injection contains 5 million DC, thus a patient receiving twenty million DC receives four injections at one time.

                6.5.3   Clinical Evaluation

                        Patients are evaluated every month by one of the study physicians. Aside from the above listed blood tests, CBC and Chem-22 studies are obtained at every interval. Physical examination at each follow-up visit is documented (see Appendix A). Quality of life, pain score assessments, and monitoring for autoimmune disease are evaluated as well.

                6.5.4   Toxicity Monitoring

                        Both acute and chronic toxicity are monitored. Monitoring for acute toxicity takes place during and immediately following injection for a period of two hours. Patients are observed for the development of an immediate localized allergic reaction or anaphylactic reaction during this time. Chronic toxicity is evaluated at the monthly physical examination. Although the nature of chronic toxicity following injection of CaPVax is unknown, physical examination, history, and quality of life assessments are recorded along with all pertinent laboratory tests.

7.0     PATIENT DISCONTINUATION

        7.1     Off-study Criteria

                Patients who require other treatments for prostate cancer or for a complication of the cancer (e.g. vertebral collapse) are taken off study. They will be included in the follow-up analysis. Such patients are considered as failures and will be followed by one of the participating physicians and the data center, with information collected periodically.

        7.2     Patient Discontinuation Due to Severe Adverse Event

        7.3     Non Compliance With Protocol

        7.4     Patients refuse to continue on study

See Section 10, Adverse Events.

8.0     CONCOMITANT MEDICATIONS

        Medications taken by the patient within seven days prior to the first vaccination and throughout the study is recorded on the appropriate case report form. A potential patient is not eligible to enter the study if they are taking any medication that may affect immune function, with the following exceptions:

        - Patients may take doses of nonprescription strength NSAIDS, acetaminophen, ibuprofen or aspirin for non-chronic headache, muscle pain, trauma or prophylaxis as long as their dosing regimen complies with the recommended dose as found on the product label/package insert.

        - Patients may receive antihistamine therapy for colds or allergies at low doses.

        - Patients must continue LHRH agonists, if they were on LHRH agonists at the initiation of the trial.

        - Patients may take vitamin supplements within a dose range not associated with toxicity.

        -       Patients may take cimetidine or other H2 blockers.

        - Patients may receive a maximum of two short courses (not more than 10 days per course) of antibiotics for treatment of minor infection, but not more frequently than twice in a 45 day span.

        Any other medications that may affect immune function are contraindicated for the duration of the patient's study participation. The same exceptions as above apply during the study.

9.0     ADVERSE EVENTS (SEE APPENDIX P)

        9.1     Adverse Event Recording

                An objective of this study is to evaluate the safety of CaPVax. Therefore, clinical AEs occurring during and after vaccine treatment must be recorded.

                An AE is defined as any change in signs or symptoms, and may include a single symptom or sign, a set of related symptoms or signs, or a disease. An AE must be recorded even if it is unlikely to be causally related to the study drug.

                Patients are instructed to report any AE to the investigator. On each day of evaluation, the patient is questioned in a general way regarding any new medical problems and new or changed medications. All AEs are documented in the source document and on the AE form.

                The intensity of all AEs not localized to the CaPVax injection site are graded according to the National Cancer Institute (NCI) Common Toxicity Criteria (see Appendix L). AEs that are considered by the investigator to be localized or related to the injection site will be graded according to the Injection Site Reaction section of the NCI Common Toxicity Criteria (see Appendix L).

                The relationship to study treatment is characterized as not related, possibly related, or probably related and is determined according to the following GUIDELINES;

                PROBABLY RELATED: a direct cause and effect relationship between the study treatment and the AE is likely;

                POSSIBLY RELATED: a cause and effect relationship between the study treatment and the AE has not been demonstrated at this time and is not probable, but is also not impossible;

                NOT RELATED: there is no question that the AE is definitely not associated with the study treatment (comment on other etiology in comments section of the clinical report form).

                Any patients withdrawn from the study should have the end-of-study (week 14 or week 20) procedures performed at that time, unless patient declines.

        9.2     Serious Adverse Event Reporting

                The Ambulatory Unit of the Principal Investigator's site is contacted during a serious AE in order to determine the physician on call, who is notified and apprised of the situation. A serious AE is defined as one of the following:

                -       Death

                - An event which is life threatening. In the opinion of the investigator, the patient was at immediate risk of death due to the event as it occurred.

                - An event which results in persistent or significant disability/incapacity

                - An event which requires inpatient hospitalization or prolongs hospitalization.

                - A laboratory abnormality which meets any of the above criteria.

                - An important medical event that, based upon appropriate medical judgement, may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed above.

        9.3     Management of a BCG-related Adverse Event

                Repeated intradermal injection of attenuated BCG is safely used for the treatment of bladder cancer (54), colon cancer (55, 56), prostate cancer (57), and melanoma. (58). Inactivated BCG is used in the production of CaPVax for the purposes of maturing the DC ex vivo. However unlikely, inactivated BCG may trigger a hypersensitivity reaction including symptoms of persistent fever or skin ulceration. These adverse reactions will be treated as follows:

                - Cold packs or topical steroid preparation may be used for symptomatic relief of associated skin discomfort.

                - For low grade fever (<39 degreesC): Administer oral paracetamol.

                - For high grade fever (>39 degreesC) perform all of the following:

                1.      Draw blood for standard blood culture set (x 2).

                2.      Draw blood for Mycobacterial blood culture.

                3. Test the residual sample of the CaPVax (i.e. DC vial retained from previous vaccination) for: gram stain, culture/sensitivity, AFB stain and culture, fungal smear and culture.

                4.      Administer one gram (1g) of ampicillin every four hours
                        (IV).

                5.      Administer 5mg/kg of gentamycin daily (IV).

                6. Or, if the patient is allergic to penicillin, administer one gram (1g) of vancomycin every 12 hours and 5mg/kg of gentamycin (IV).

                7. Administer three-drug antituberculous therapy: 300mg of isoniazid once daily, 600mg rifampicin once daily, orally, and ethambutol (15mg/kg) once daily.

                8.      Administer 100mg of hydrocortisone 4 times daily (IV).

        9.4     Serious Adverse Event Committee

                A designated committee is formed to evaluate any AEs. The committee is comprised of a physician and nurse from the site, a physician from the sponsor, and the sponsor's RA/QA Manager. The committee is responsible for handling any AEs that may occur during the course of treatment. For instance, a patient develops a severe local skin reaction after the second or third intradermal injection of CaPVax. Regardless of the type of reaction, the committee determines the course of treatment, if necessary, and the study status of the patient, i.e. is the patient able to continue CaPVax therapy. If the patient is allowed to continue on-study, the committee may decide to tailor the dose or modify the dose interval, or remove patient from the study.

        9.5     Reporting an Adverse Event to the FDA

                The sponsor is responsible for reporting AEs to the FDA as described in 21 CFR Section 312.32 (IND Safety Reports).

10.0    CRITERIA FOR DISEASE EVALUATION AND ENDPOINTS

        All patients who receive CaPVax are evaluated primarily for safety. Patients are followed for a longer period of time to monitor potential clinical response using NPCP criteria for evaluating patient response (see Appendix G). Radiographic evaluation will be performed at 26 weeks and at the time of maximal PSA response.

        10.1    Definitions

                10.1.1  Measurable Disease

                        Requires bidimensionally measurable lesion with clearly defined margins by at least one of the following criteria:

                1.      photographs or plain x-ray with at least one diameter
                        > 0.5 cm.

                2. CT/MRI/or other imaging scans with at least one diameter > 1 cm (or the minimal limit of resolution of the technique, and/or

                3. palpable lesion with both diameters measuring at least 2 cm.

                10.1.2  Evaluable Disease

                        Masses with margins not clearly defined, palpable lesion with either diameter < 2 cm, and lesion with both diameters < 0.5 cm by x-ray, CT, or MRI. Serum PSA values are also considered evaluable. Bone scan lesions are considered evaluable.

        10.2    Response Evaluation

                10.2.1  Response for bidimensionally measurable disease

                        COMPLETE RESPONSE: disappearance of all measurable disease for at least six weeks.

                        PARTIAL RESPONSE: reduction by at least 50% of the sum of two perpendicular diameters of measurable disease for at least six weeks.

                10.2.2  Response with evaluable disease (bone scan only)

                        COMPLETE RESPONSE: disappearance of all bone scan lesions for at least six weeks.

                        PARTIAL RESPONSE: partial regression of bone scan lesions for at least six weeks.

                10.2.3 Response with evaluable disease (elevated PSA value only)

                        COMPLETE RESPONSE: undetectable PSA on three successive determinations spaced at least two weeks apart.

                        PARTIAL RESPONSE: decline in PSA by at least 50% with maintenance of the decline on at least two consecutive determinations spaced at least two weeks apart.

        10.3    Progression

                Progression is defined as progression of CT or bone scan lesions (an increase in number and/or intensity) on consecutive bone scans, increase in the sum of the perpendicular diameters of measurable disease by at least 25%, a rise in PSA of greater than 50% from base line level on two consecutive determinations spaced at least two weeks apart, or new bone lesions on plain film and/or bone scan in the presence of a stable PSA.

        10.4    Stable Disease

                Stable disease is defined as when a patient fails to qualify for either a response or progressive disease.

11.0    STATISTICAL CONSIDERATIONS

        This is a two-center study, with equal numbers of patients treated at each site. All patients receive CaPVax injections and act as their own controls. The treatment plan is presented in Section 5.0.

        Safety Monitoring

                A serious adverse event (AE) has been defined on page 19. Consider the patients treated at one of the dose levels (DLs). Denote the probability of an adverse event (AE) at this DL by (theta). The maximum acceptable probability of an AE in a population of patients treated at any DL is .05. We assume that, a priori, (theta) follows a beta distribution with parameters (.10,1.9), which in particular has mean .05. The early stopping criterion is that the DL will be terminated if at any point in the trial Pr[(theta) > .05, data] > .90. Applying this criterion in sequence will terminate that DL if [# patients with an AE ]/ [# patients evaluated] is > or = 2/10, 3/22, 4/35, or 5/50. To apply this rule, note that the boundary "2/10" means that the DL will be discontinued if 2 AEs are observed at any point among the first 10 patients treated at that DL and evaluated, hence 2/2, 2/3, ..., up to 2/10 will cause the DL to be terminated. Similarly, for example, if there are 1/10 and then 2/11 AEs, so that the trial continues to treat patients at that DL at that point, but subsequently one more AE is observed in any patient thereafter up to the 22nd patient evaluated, then that DL is stopped. These rules pertain to all patients evaluated at that DL, including patients in the dose escalation stage. Thus, for example, a DL will be terminated if 2 patients among the first 3 or 6 treated in the dose escalation stage have an AE.

                For a single dose level with up to 20 patients, this rule has the following operating characteristics:


                                                                  Sample Size 25th, 50th, 75th
          True Prob[AE]              Prob[Early Termination]             Percentiles
          -------------              -----------------------      ----------------------------
               .01                            .005                          20 20 20
               .05                             .11                          20 20 20
               .10                             .37                          10 20 20
               .20                             .80                           5  9 18
               .25                             .91                           4  7 10


Although at most 20 patients will be treated at each dose level if none of the three DLs are terminated early, in the case that a DL is terminated early the remaining patients among the 60 in the trial will be randomized to the remaining dose levels. In this case, more than 20 patients may be treated on each of the remaining DLs. This is a simple "play the winners" strategy. It has the advantage that it is ethically desirable for the patients, since they are less likely to be treated at unsafe DLs, and it is scientifically desirable since it provides more information for the DLs not terminated, compared to what would be the case if the sample size were limited to a maximum of 20 per dose level. (59)

        11.3    Statistics for Secondary Study Objectives

                SECONDARY OBJECTIVE 1: Test the hypothesis that, on average over the study period, patients' PSA values will trend downward compared to screening values. Each subject is assayed eight times at various times between day 1 and week 26. Regression analysis using Generalized Estimating Equations (GEE) is used to test for trend of improvement over the study period.

                SECONDARY OBJECTIVE 2: Describe how the patient's experiences of pain, physical functioning and quality-of-life measures change during the course of treatment and during the follow-up period. For each patient over the study period pain is assessed five times using the Brief Pain Inventory, physical functioning is measured six times using both the Karnofsky and Zubrod Performance Scales, and quality of life assessments are obtained five times using the FACT-P questionnaire. Patient averages at screening and during the study weeks is graphed and the trends and tempos of these repeated measurements is modeled and analyzed using GEE.

                SECONDARY OBJECTIVE 3: Describe how the patient's skin test and other lab results change during the course of treatment and during the follow-up period. For each patient over the study period skin tests are assessed four times using four recall antigens (Candida, Mumps, PPD, and rPSMA) and CBC, differential blood chemistry and serum markers are measured nine times. Patient averages at screening and during the study weeks are graphed and the trends of these repeated measurements are modeled and analyzed using GEE.

                                                               November 16, 1999
                                                                         Page 24



     11.4 Study Assessments

          11.4.1 Data control measures

                 In order to assure adequate control and provide study data that are consistent and of the highest quality, the following measures are employed:

                 1. Each clinical procedure (i.e. physical examination) for a particular patient is conducted by the same person if possible throughout the patient's study participation.

                 2. Each clinical laboratory procedure is conducted by the same laboratory throughout the study.

                 3. Data generated automatically is reviewed by the appropriate specialist, i.e. computer generated EKG interpretation is reviewed and signed off by a cardiologist.

12.0 INVESTIGATOR OBLIGATIONS

     As indicated on FDA Form 1572, the Principal Investigator is responsible for the conduct of the clinical trial at the site and is responsible for personally overseeing the treatment of all study patients. The Principal Investigator must assure that all study site personnel, including Sub-investigators and other study staff members, adhere to the study protocol and to all FDA regulations and guidelines regarding clinical trials both during and after study completion.

     12.1 Informed Consent

          All subjects will be informed of the nature of the program, its possible hazards and their right to withdraw at any time, and will sign a form indicating their consent to participate prior to receiving any study-related procedures.

     12.2 Institutional Review Board

          This protocol and relevant substantive data must be submitted to the appropriate Institutional Review Board (IRB) for review and approval before the study can be initiated. Amendments to the protocol are also submitted to the IRB prior to implementation of the change. A letter documenting IRB approval must be received by the Sponsor prior to initiation of the study. The Principal Investigator is also responsible for informing the IRB of the progress of the study and for obtaining annual IRB renewal. The IRB must be informed at the time of completion of the study and should be provided with a summary of the results of the study by the Principal Investigator. The Principal Investigator must notify the IRB in writing of any significant adverse reactions.

                                                               November 16, 1999
                                                                         Page 25

13.0  ADMINISTRATIVE CONSIDERATIONS

      13.1  Pre-study Documentation

            The following documentation must be received by the study Sponsor prior to initiation of the trial: FDA Form 1572; curricula vitae of the Principal Investigator and all Sub-investigators; signed Protocol Agreement; copy of the correspondence from the IRB indicating approval of the protocol and consent form, signed by the IRB chairperson or designee; an IRB membership list containing the names and occupations of the IRB members; copy of the Informed Consent Form that was reviewed and approved by the IRB; clinical laboratory reference ranges for all tests required in the protocol and a copy of the laboratory license or accreditation.

      13.2  Study Documentation

            The Investigator and study staff have responsibility for maintaining a comprehensive and centralized filing system containing all study-related documentation. These files must be suitable for inspection by the Sponsor or the FDA at any time, and should consist of the following elements: patient files (complete medical records, laboratory data, supporting source documentation, and the Informed Consent); study files (the protocol with all amendments, copies of all pre-study documentation, and all correspondence between the IRB, site, and Sponsor); and drug accountability files, containing a complete account of the receipt and disposition of the study drug.

      13.3  Data Collection

            Case Report Forms (CRFs) must be submitted to the Sponsor for each patient enrolled in the study. CRFs are to be completed in a neat, legible manner, using a black pen to ensure accurate interpretation of data. Any changes or corrections made on the CRFs must be dated and initialed by the individual making the change, and subsequently reviewed and signed by the Investigator. When corrections are made, the original entry should be crossed out using a single line. Do not erase, overwrite, or use white-out on the original entry. All datafields on the CRFs must be filled in.

      13.4  Protocol Interpretation and Compliance

            The procedures defined in the protocol are carefully reviewed by the Investigator and his/her staff prior to the time of study initiation to ensure accurate representation and implementation. Protocol amendments, if any, are reviewed and implemented promptly following IRB approval. The Sponsor is responsible for submitting protocol amendments to the FDA as described in 21 CFR Section
            312.30 (Protocol Amendments).

      13.5  Study Monitoring and Data Collection

            A representative from the Sponsor will visit the study center periodically to monitor adherence to the protocol and applicable FDA regulations, and the maintenance of adequate and accurate clinical records. CRFs are reviewed to ensure that key safety and

                                                               November 16, 1999
                                                                         Page 26

        efficacy data are collected and recorded as specified by the protocol. The Sponsor's representative (or designate) is permitted to access patient medical records, laboratory data and other source documentation as needed to appropriately monitor the trial.

13.6    Disclosure of Data/Publication

        Individual patient medical information obtained as a result of this study is considered confidential and disclosure to third parties other than those noted below is prohibited. Such medical information may be given to the patient's personal physician or to other appropriate medical personnel responsible for the patient's welfare. Data generated as a result of this study are to be available for inspection on request by the FDA, the Sponsor or Sponsor's representative and by the Institutional Review Board.

        Presentation or publication of the study results is not permitted without prior submission to the Sponsor. It is anticipated that the final results of this study will be submitted to a peer-reviewed scientific journal. Authorship on such a paper will be acknowledged with customary scientific practice.

                                                               November 16, 1999
                                                                         Page 27

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

                                                               November 16, 1999
                                                                         Page 32

                           APPENDIX A: STUDY DIAGRAM

---------------------------------------------------------------------------------------------------------------------------------
Procedure                        Screening   Day 1   Week 2  Week 4  Week 6  Week 8  Week 12  Week 14  Week 20  Week 23  Week 26
---------------------------------------------------------------------------------------------------------------------------------
Study Consent                        X
Chest x-ray                          X                                                                     X                X
Bone Scan                            X                                                                     X                X
CT Pelvis/Abdomen                    X                                                                     X                X
EKG                                  X
Testosterone & Urinalysis            X                                                           X
History & Site Orientation           X
Physical Exam, Weight                X         X               X                X       X        X         X                X
CBC & Differential                   X         X               X                X       X        X         X        X       X
Blood Chemistry(1)                   X         X               X                X       X        X         X        X       X
Serum Markers(2)                     X         X               X                X       X        X         X        X       X
Skin Tests, ANA, ESR(3)              X                                          X                X                          X
Pain Score Assessment(4)             X                                 X*                        X         X                X
Quality of Life Questionnaire        X                                 X*                        X         X                X
Zubrod Performance Status            X                         X                X       X                  X                X
Virology Testing(5)                  X
Leukapheresis(6)                     X                                 X
Blood for Immune Monitoring(7)       X#        X        X      X                X       X        X         X                X
I.D. Injection of DC(8)                        X               X                X       X
Vital Sign Monitoring                X         X               X                X       X
AE Assessment                                  X               X                X       X        X         X                X
---------------------------------------------------------------------------------------------------------------------------------

(1)  Comprehensive metabolic panel, including hepatic and renal functions

(2)  Includes prostatic acid phosphatase (PAP) and prostate specific antigen
     (PSA), using standard enzymatic immune assay

(3) Skin tests are completed and monitored by the study site physician(s) or research nurse(s) and include testing for Candida, Mumps, PPD, rPSMA. Antinuclear Antibodies (ANA) and Erythrocytic Sedimentation Rate (ESR) are measured as markers of induced autoimmunity.

(4) Brief Pain Inventory to evaluate pain on a scale from 0-10, i.e. from no pain to severe pain.

(5)  Virology testing is performed at screening and includes the following:
     HbsAg, a-HBc, ALT, a-HIV-1, a-HIV-2, a-HTLV-1, STS, HIV-1p24Ag, a-HCV.

(6) Patients are leukapheresed at the apheresis unit at the study site once or twice, depending on amount of cells harvested. The cells collected are shipped to Northwest Biotherapeutics, Inc. for cell processing, DC maturation and rPSMA-loading.

(7) 100ml of whole blood is drawn and shipped to the research laboratory of Northwest Biotherapeutics, Inc., Seattle WA for immune monitoring. This includes specific and non-specific, cellular and humoral tests.

(8)  The autologous CaPVax is shipped to the site for intradermal (I.D.)
     injection.

     * The Brief Pain Inventory and Quality of Life questionnaire is given to the patient at Week 4, filled out by the patient at Week 6, and returned to the study site at Week 8.

 # Prior to the first leukapheresis procedure, 100ml of whole blood is drawn and shipped to the research laboratory Northwest Biotherapeutics Inc. for immune monitoring.

                                                               November 16, 1999
                                                                         Page 33

                                   APPENDIX B

                           PERFORMANCE STATUS SCALES

Karnofsky Performance Scale(1)                       Zubrod Performance Scale(2)

Point   Description                                  Point   Description
--------------------------------------------------------------------------------
100     Normal, no complaints, no                    0       Normal activity;
        evidence of disease                                  asymptomatic

90      Able to carry on normal activity;            1       Symptomatic; fully
        minor signs or symptoms of disease                   ambulatory

80      Normal activity with effort; some
        signs or symptoms of disease

70      Cares for self, unable to carry on           2       Symptomatic; in bed
        normal activity or to do active work                 <50% of time

60      Requires occasional assistance but
        is able to care for most of his/her needs

50      Requires considerable assistance
        and frequent medical care

40      Disabled, requires special care              3       Symptomatic; in bed
        and assistance                                       50% of time; not
                                                             bedridden

30      Severely disabled, hospitalization
        indication. Death not imminent

20      Very sick, hospitalization                   4       100% Bedridden
        indicated. Death not imminent

10      Moribund, fatal processes
        progressing rapidly

0       Dead                                         5       Dead

References

1. Karnofsky, D.A.: Meaningful clinical Classification of Therapeutic Responses to Anti-Cancer Drugs. Editorial. Clin. Pharmacol and Therapeutics 2:709-712, 1961.

2. Stanley, K.E.: Prognostic Factors for Survival in Patients with Inoperable Lung Cancer. J. Natl.Can. Inst. 65:25-32, 1980.

                                                               November 16, 1999
                                                                         Page 34

                                   APPENDIX C

                             SKIN TESTING PROCEDURE

Skin testing is a widely used procedure for monitoring specific cellular immune response and is indicated when detection of delayed-hypersensitivity reaction is desired. It is standardized procedure with very small risk. All skin testing procedures are performed according to the manufacturer's instructions included as a package insert with the skin test antigens. The skin test antigens (Candida, Mumps, PPD) are approved for use in the US.

ANTIGENS USED AND HOW SUPPLIED:

Candida, Mumps, PPD (tuberculin purified protein derivative), and rPSMA (recombinant prostate specific membrane antigen) will be used for skin testing.

1. Candida albicans skin test antigen for cellular hypersensitivity (Candin(R)) is a clear, colorless, sterile solution, made from the culture of two strains of Candida albicans. It is supplied in a 1 ml multidoses vial containing ten 0.1 ml doses, stable at 2-8 degrees C (35-40 degrees
     F), and is distributed by Allermed Laboratories, Inc. (San Diego, CA).

2. Mumps skin test antigen (MSTA(R)) is a sterile suspension of skilled mumps virus, prepared from the extraembryonic fluid of the virus-infected chicken embryo. It is supplied in a 1 ml multidoses vial containing ten 0.1 ml doses, is slightly opalescent in color, stable when stored at 2-8 degrees C, and is distributed by Connaught Laboratories, Inc. (Swiftwater, Pennsylvania)

3. Tuberculin PPD (Mantoux)-Tubersol(R), obtained from a human strain of Mycobacterium tuberculosis, is available in stabilized solutions bio-equivalent to 5 U.S. units (TU) PPD-S per test dose (0.1 ml) and is available in 1 ml vials. This Tubersol(R) solution is ready for immediate use without any further dilution, and remains stable for at least 4 weeks when stored at 2-8 degrees C. It is distributed by Connaught Laboratories, Inc. (Swiftwater, Pennsylvania, USA).

4. Northwest Biotherapeutics, Inc. (Seattle, Washington) provides cGMP grade rPSMA for skin testing. rPSMA will be supplied as a sterile, 1 ml, multidose vial containing ten 0.1 ml doses, after testing for stability at 2-8 degrees C. Each dose will contain about 10 (greek mu)gm of rPSMA, which is one tenth of the rPSMA dose administered with CaPVax, suspended in 0.1 ml saline.

METHOD OF ADMINISTRATION

The following procedure is recommended for performing the skin test:

1. The site of the test is the volar surface of the forearm about 2-4 inches below the bend of the elbow.

2. To eliminate any later identification problems, number the antigens clockwise, starting from the top right with Candida and ending at the top left with rPSMA. See figure below:

               -----------------
               rPSMA     Candida
               -----------------
               PPD         Mumps
               -----------------

3.   The skin is cleansed with alcohol and allowed to dry.

4. The test dose is administered with a 1 ml syringe calibrated in tenths and fitted with a short, one half inch, 26 or 27 gauge needle.

5.   Disposable sterile syringes and needles must be used.

6. The rubber cap of the vial is wiped with alcohol and allowed to dry. The needle is then inserted gently through the cap and the required amount of the antigen is drawn into the syringe.

7. The point of the needle is inserted into the most superficial layers of the skin with the needle bevel pointing upward. If the intradermal injection is performed properly, a definite white bleb will rise at the needle point, about 10 mm (3/8") in diameter. This will disappear within minutes. No dressing

                                                               November 16, 1999
                                                                         Page 35

     is required. In the event of a subcutaneous injection (i.e. no bleb formed), the test should be repeated immediately at another site.

INTERPRETATION OF THE TEST:
The skin test is read 48-72 hours after administration. Results of the test, or sensitivity, are indicated by induration, usually accompanied by erythema. The widest diameter of distinctly palpable induration is recorded in millimeters
(mm). Presence of edema and necrosis is also reported. Palpable induration of 5 mm or more indicates a positive reaction. Induration of less than 5 mm is considered negative.

INTERACTIONS:
Reactivity to the skin test may be depressed or suppressed in patients with impaired immunity, including patients with advanced cancer. Reactivity to PPD may be temporarily depressed by live mumps vaccine. Therefore, PPD should be administered either before or simultaneously with the mumps vaccine.

CONTRAINDICATIONS:
PPD is not administered to known positive reactors because of the severity of reactions that may occur at the test site in highly positive patients. Candida, Mumps, or PPD is not used with history of allergic reaction to these products. It is also contraindicated to administer MSTA(R), mumps skin test, to anyone with history of anaphylactic reaction to eggs or egg product. Individuals with history of allergy to Thimerosal must not receive MSTA(R).

ADVERSE REACTIONS:
Local reactions consist primarily of rash, pruritus, induration, tenderness, vesiculation, abscess formation, ulceration or necrosis at the site of injection, and/or regional lymphadenopathy. Cold backs or topical steroid preparations are employed for symptomatic relief of the associated skin discomfort. Immediate hypersensitivity reactions occur in some individuals approximately 15-20 minutes after intradermal injection and is characterized by the presence of an edematous hive surrounded by a zone of erythema. Systemic reactions to Candin(R) and MSTA(R) have not been observed. However, all foreign antigens have the remote possibility of causing Type 1 anaphylaxis and even death when injected intradermally. Systemic reactions usually occur within 30 minutes after injection of antigen and may include the following symptoms: sneezing, coughing itching, shortness of breath, abdominal cramps, vomiting, diarrhea, tachycardia, hypotension and respiratory failure in severe cases. Systemic allergic reactions including anaphylaxis must be immediately treated with Epinephrine HCL 1:1000.

PRECAUTIONS:
Epinephrine injection (1:1000) must be immediately available to combat unexpected anaphylactic or other allergic reactions. Vials of the skin test product is inspected visually for particulate manner or discoloration prior to administration. If particles or discoloration are observed, the product is not used and is discarded. The antigens must be given intradermally. If they are injected subcutaneously, no reaction or an unreliable reaction may occur. Special care should be taken to ensure the antigen is not injected into a blood vessel.

                                                               November 16, 1999
                                                                         Page 36


                                   APPENDIX D

                QUALITY OF LIFE QUESTIONNAIRE (FACT-P VERSION 4)

Below is a list of statements that other people with your illness have said are important. By circling one (1) number per line, please indicate how true each statement has been for you during the past 7 days.

                                                             NOT      A LITTLE    SOME-    QUITE    VERY
                    PHYSICAL WELL-BEING                     AT ALL      BIT       WHAT     A BIT    MUCH
GP1  I have a lack of energy.............................     0           1        2         3       4

GP2  I have nausea.......................................     0           1        2         3       4

GP3  Because of my physical condition, I have
     trouble meeting the needs of my family..............     0           1        2         3       4

GP4  I have pain.........................................     0           1        2         3       4

GP5  I am bothered by side effects of treatment..........     0           1        2         3       4

GP6  I feel ill..........................................     0           1        2         3       4

GP7  I am forced to spend time in bed....................     0           1        2         3       4

                                                             NOT      A LITTLE    SOME-    QUITE    VERY
                  SOCIAL/FAMILY WELL-BEING                  AT ALL      BIT       WHAT     A BIT    MUCH
GS1  I feel close to my friends..........................     0           1        2         3       4

GS2  I get emotional support from my family..............     0           1        2         3       4

GS3  I get support from my friends.......................     0           1        2         3       4

GS4  My family has accepted my illness...................     0           1        2         3       4

GS5  I am satisfied with family communication
     about my illness....................................     0           1        2         3       4

GS6  I feel close to my partner (or the person
     who is my main support).............................     0           1        2         3       4

     Regardless of your current level of sexual activity, please answer the following question. If you prefer not to answer it, please check this box [ ] and go to the next section

GS7  I am satisfied with my sex life.....................     0           1        2         3       4

                                                               November 16, 1999
                                                                         Page 37


By circling one (1) number per line, please indicate how true each statement has been for you during the past 7 days.

                                                              NOT       A LITTLE  SOME-     QUITE   VERY
       EMOTIONAL WELL-BEING                                 AT ALL         BIT    WHAT      A BIT   MUCH
GE1  I feel sad............................................    0            1       2         3      4

GE2  I am satisfied with how I am coping with my illness...    0            1       2         3      4

GE3  I am losing hope in the fight against my illness......    0            1       2         3      4

GE4  I feel nervous........................................    0            1       2         3      4

GE5  I worry about dying...................................    0            1       2         3      4

GE6  I worry that my condition will get worse..............    0            1       2         3      4

                                                              NOT       A LITTLE  SOME-     QUITE   VERY
       FUNCTIONAL WELL-BEING                                AT ALL         BIT    WHAT      A BIT   MUCH
GF1  I am able to work (include work at home)..............    0            1       2         3      4

GF2  My work (include work at home) is fulfilling..........    0            1       2         3      4

GF3  I am able to enjoy life...............................    0            1       2         3      4

GF4  I have accepted my illness............................    0            1       2         3      4

GF5  I am sleeping well....................................    0            1       2         3      4

GF6  I am enjoying the things I usually do for fun.........    0            1       2         3      4

GF7  I am content with the quality of my life now..........    0            1       2         3      4

                                                               November 16, 1999
                                                                         Page 38


By circling one (1) number per line, please indicate how true each statement has been for you during the past 7 days.

                                                             NOT      A LITTLE    SOME-    QUITE    VERY
                    ADDITIONAL CONCERNS                     AT ALL      BIT       WHAT     A BIT    MUCH
C2   I am losing weight..................................     0           1        2         3       4

C6   I have a good appetite..............................     0           1        2         3       4

P1   I have aches and pains that bother me...............     0           1        2         3       4

P2   I have certain areas of my body where I
     experience significant pain.........................     0           1        2         3       4

P3   My pain keeps me from doing things I want to do.....     0           1        2         3       4

P4   I am satisfied with my present comfort level........     0           1        2         3       4

P5   I am able to feel like a man........................     0           1        2         3       4

P6   I have trouble moving my bowels.....................     0           1        2         3       4

F7   I have difficulty urinating.........................     0           1        2         3       4

BL2  I urinate more frequently than usual................     0           1        2         3       4

P8   My problems with urinating limit my activities......     0           1        2         3       4

BL5  I am able to have and maintain an erection..........     0           1        2         3       4

                                                               November 16, 1999
                                                                         Page 39



                                   APPENDIX E
                       BRIEF PAIN INVENTORY (SHORT FORM)


Date:        /      /                                   Time:
     ------------------------                                -------------------
Name:
     ---------------------------------------------------------------------------
                  Last                  First                Middle Initial

1. Throughout our lives, most of us have had pain from time to time (such as migraine headaches, sprains, and toothaches). Have you had pain other than these every day kinds of pain today?

          1.  Yes                       2.  No

2. On the diagram, shade in the areas where you feel pain. Put an X on the area that hurts the most.

          Right     Left           Left     Right

3. Please rate your pain by circling the one number that best describes your pain at its worst in the last 24 hours.

     0    1    2    3    4    5    6    7    8    9    10
     No                                              Pain as bad as
     Pain                                              you can imagine

4. Please rate your pain by circling the one number that best describes your pain at its least in the last 24 hours.

     0    1    2    3    4    5    6    7    8    9    10
     No                                              Pain as bad as
     Pain                                              you can imagine

5. Please rate your pain by circling the one number that best describes your pain on average.

     0    1    2    3    4    5    6    7    8    9    10
     No                                              Pain as bad as
     Pain                                              you can imagine

6. Please rate your pain by circling the one number that tells how much pain you have right now.

     0    1    2    3    4    5    6    7    8    9    10
     No                                              Pain as bad as
     Pain                                              you can imagine

                                                               November 16, 1999
                                                                         Page 40

7.   What treatments or medications are you receiving for your pain?

8. In the last 24 hours, how much relief have pain treatments or medication provided? Please circle the one percentage that most shows how much relief

     0%     10%    20%    30%    40%    50%    60%    70%    80%    90%    100%

     No                                                             Complete
     Relief                                                         Relief

9. Circle the one number that described how, during the past 24 hours, pain interfered with your:

     A.   General Activity

     0      1     2     3     4     5     6     7     8     9     10

     Does not                                             Completely
     Interfere                                            Interfere

     B.   Mood

     0      1     2     3     4     5     6     7     8     9     10

     Does not                                             Completely
     Interfere                                            Interfere

     C.   Walking Ability

     0      1     2     3     4     5     6     7     8     9     10

     Does not                                             Completely
     Interfere                                            Interfere

     D.   Normal Work (includes both work outside the home and housework)

     0      1     2     3     4     5     6     7     8     9     10

     Does not                                             Completely
     Interfere                                            Interfere

     E.   Relations with other people

     0      1     2     3     4     5     6     7     8     9     10

     Does not                                             Completely
     Interfere                                            Interfere

     F.   Sleep

     0      1     2     3     4     5     6     7     8     9     10

     Does not                                             Completely
     Interfere                                            Interfere

     G.   Enjoyment of life

     0      1     2     3     4     5     6     7     8     9     10

     Does not                                             Completely
     Interfere                                            Interfere

                                                               November 16, 1999
                                                                         Page 42

Failure based on:

Imaging/Radiographic Evidence (detail) _________________________________________

PSA Progression (detail) _______________________________________________________

Is patient currently being treated for metastatic disease (circle one) Y / N

If yes, describe current treatment _____________________________________________

________________________________________________________________________________

CLINICAL DISEASE EXTENT

Total PSA ____ ng/ml

Bone Scan Results - Positive     Negative

If bone scan positive, where is lesion located? ________________________________

MRI Results -       Positive     Negative

CLINICAL PRESENTATION

H&P Results / Impression:

Concurrent Medical Conditions:

KNOWN ALLERGIES:

CLINICAL LABS - SCREENING

CBC - Out of Range Values? Y / N            If yes, specify:

Chem-22 - Out of Range Values? Y / N        If yes, specify:

Chest X-ray remarkable/unremarkable         If yes, specify:

                                                               November 16, 1999
                                                                         Page 43

                                   APPENDIX G

                 NPCP CRITERIA FOR EVALUATING PATIENT RESPONSE

NPCP Criteria for Evaluating Patient Responses to Treatment Modalities for Prostatic Cancer (modified)[1]

Complete Response

All of the Following:

1. Tumor masses, if present, totally disappeared and no new lesions appeared.

2. Elevated prostate specific antigen (PSA), if present, returned to normal.

3.      Osteolytic lesions, if present, recalcified.

4.      Osteoblastic lesions, if present, disappeared with a negative bone scan.

5. If hepatomegaly is a significant indicator, there must be a complete return in size of the liver to normal (as measured by distension below both costal margins at mid-clavicular lines and from the tip of the xiphoid process during quiet respiration without liver movement), and normalization of all pretreatment abnormalities of liver function, including bilirubin (mg per dl) and SGOT.

6. No significant cancer-related deterioration in weight (greater than 10%), symptoms, or performance status.

Partial Regression

Any of the following:

1.      Recalcification of one or more of any osteolytic lesions.

2. A reduction by 50% in the number of increased uptake areas on the bone scan.

3. Decrease of 50% or more in cross-sectional area of any measurable lesion.

4. If hepatomegaly is a significant indicator, there must be at least a 30% reduction in liver size as indicated by a change in the measurements, and at least a 30% improvement of all pretreated abnormalities of liver function, including bilirubin (mg/dl) and SGOT.

All of the Following:

5.      No new sites of disease.

6.      PSA returned to normal or was reduced by greater than 50%.

7. No significant cancer-related deterioration in weight (greater than 10%), symptoms, or performance status.

                                                               November 16, 1999
                                                                         Page 44

Objectively Stable

All of the Following:

1. No new lesions occurred and no measurable lesions increased more than 25% in cross-sectional areas.

2. Elevated PSA, if present, decreased, though need not have returned to normal or decreased by greater than 50%.

3.  Osteolytic lesions, if present, did not appear to worsen.

4.  Osteoblastic lesions, if present, did not appear to worsen.

5. Hepatomegaly, if present, did not appear to worsen by more than a 30% increase in liver measurements, and symptoms of hepatic abnormalities did not worsen, including bilirubin (mg/dl) and SGOT.

6. No significant cancer-related deterioration in weight (greater than 10%), symptoms, or performance status.

Objective Progression

Any of the following:

1. Significant cancer-related deterioration in weight (greater than 10%), symptoms or performance status.

2. Appearance of new areas of malignant disease by bone scan or x-ray or in soft tissue by other appropriate techniques.

3. Increase in any previously measurable lesion by greater than 25% in cross-sectional area.

4. Development of recurring anemia secondary to prostatic cancer (not related to treatment; protocols for patients with metastatic disease who have not failed hormone therapy).

5. Development of ureteral obstruction (protocols for patients as in No. 4 above).

6.  PSA increase of greater than 50%.

NOTE: An increase in acid or alkaline phosphatase alone is not to be considered an indication of progression. These should be used in conjunction with other criteria.

1. Murphy GP, Slack NH: Response Criteria for the prostate of the USA national prostatic cancer project. Prostate 1980; 1:375-382.

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 45

                                   APPENDIX H

                                 OFF STUDY FORM

Patient Name __________________________________

Date _________________________

Physician _____________________________________

The above named patient has been removed from Phase I CaPVax protocol due to:

1.   Treatment for disease progression: Specify -



2.   Complication(s): Specify -



3.   Toxicity: Specify -



4.   Other Reason: Specify -

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 46

                                   APPENDIX I

                        OFF STUDY PATIENT RE-ENTRY FORM

Patient Name __________________________________

Date _________________________

Physician _____________________________________

The above named patient, previously removed from the Phase I CaPVax protocol, is to be reinstated on protocol.


Reason(s) for removal from protocol:



Reason(s) for reinstatement on protocol:

                                                               November 16, 1999
                                                                         Page 47

                                   APPENDIX J

                  LEUKAPHERESIS PROCEDURE PATIENT INFORMATION

Apheresis, a Greek term meaning "taking away" is applied to a number of procedures in which blood is processed to remove a specific component (cells or plasma). Leukapheresis is removing white blood cells needed for the clinical trial study you are participating in. This is accomplished by pumping a donor's blood through a machine called an automated cell separator.

A cell separator, similar to those used in blood banks and pictured here, is used to obtain the specific cells needed for study. After blood from you, the donor, enters the machine, it circulates through a centrifuge. Centrifugal force causes the different types of blood cells to separate into layers. The white cell layer is collected while the remaining blood cells and plasma return to you, the donor.

The collection of white blood cells by apheresis requires the circulation of large volumes of blood through the apheresis machine. It is possible to do this by accessing a large vein in each arm. An intravenous needle with tubing is placed in each arm. The blood moves from the vein in one arm, through the apheresis machine and is returned to the vein in the other arm.

When the collection is completed, the intravenous needles are removed. This process is repeated each time you have apheresis. Your arm veins will be assessed by the nursing staff at the Apheresis Unit to make sure you have veins adequate to perform the procedure. If a patient does not have adequate veins in the arm for leukapheresis, a specialist at the study center will use a femoral catheter.

How long does each procedure take?

This varies from one person to another but will generally take about four hours.

What procedures are done for my safety during apheresis?

   -  Every precaution is taken to ensure your safety:

   - You are closely monitored by an apheresis nurse; physicians and other support staff are on hand.

   - Your blood never leaves the sterile tubing circuit; supplies are used for only one collection and then discarded.

   - There is only a small volume (approximately one cup) of your blood in the cell separator at any time; your blood is returning to you at the same rate it is being removed.

                                                               November 16, 1999
                                                                         Page 48



     - A solution is added to your blood as it circulates the apheresis device to prevent clotting; this solution is quickly inactivated by your body.

What activities can be done during the procedure?

     - You may lie in bed or sit in a recliner chair. With the intravenous lines for venous access in each arm, you are able to watch television, listen to audio tapes or any other quiet activities which do not require use of your arms.

     - A companion is welcome to stay with you during the procedure. You may bring a snack with you to eat during apheresis. If needed, a commode or urinal may be used as the bedside.

                                    [GRAPHIC]

What are the side effects during apheresis?
The insertion of intravenous needles is the only uncomfortable part of the apheresis process. The apheresis procedure itself is painless; in fact, most donors report no noticeable or unusual sensations during the procedure. Some, though, experience mild side effects such as chilling, a tingling sensation on the face or body, and lightheadedness. Adverse reactions are extremely rare.

What will I feel like when the procedure is over?
Some donors report feeling fatigued following apheresis. The sites of the intravenous lines will have soreness or tenderness and you will be instructed to limit your activities for several hours.

If you have any question or concerns regarding this procedure, please do not hesitate to contact a member of the apheresis team.

                                                               November 16, 1999
                                                                         Page 49

                                   APPENDIX K
                 NCI COMMON TOXICITY CRITERIA (CTC) VERSION 2.0

------------------------------------------------------------------------------------------------------------------------------------
TOXICITY                      0            1                        2                         3                   4
------------------------------------------------------------------------------------------------------------------------------------
                                                         ALLERGY/IMMUNOLOGY
------------------------------------------------------------------------------------------------------------------------------------

Allergic reaction/            None     Transient rash, drug     Urticaria, drug fever     Symptomatic            Anaphylaxis
hypersensitivity                       fever (less than)        (greater than or equal    bronchospasm,
(including drug fever)                 38 (degrees) C           to) 38 (degrees) C        requiring
                                       ((less than) 100.4       ((greater than or         parenteral
                                       (degrees) F)             equal to) 100.4           medication(s), with
                                                                (degrees) F), and/or      or without
                                                                asymptomatic              urticaria; allergy-
                                                                bronchospasm              related edema/
                                                                                          angioedema

Note: Isolated urticaria, in the absence of other manifestations of an allergic or hypersensitivity reaction, is graded in the DERMATOLOGY/SKIN category.

------------------------------------------------------------------------------------------------------------------------------------

Allergic rhinitis             None     mild, not requiring      Moderate,                     -                      -
(including sneezing,                   treatment                requiring treatment
nasal stuffiness,
postnasal drip)

------------------------------------------------------------------------------------------------------------------------------------

Autoimmune reaction           None     Serologic or other       Evidence of               reversible             autoimmune
                                       evidence of              autoimmune                autoimmune             reaction causing
                                       autoimmune               reaction involving        reaction involving     major grade 4
                                       reaction but patient     a non-essential           function of a major    organ dysfunction;
                                       is asymptomatic          organ or function         organ or other         progressive and
                                       (e.g., vitiligo), all    (e.g., hypothyroidism),   toxicity (e.g.,        irreversible
                                       organ function is        requiring treatment       transient colitis or   reaction; long-term
                                       normal and no            other than                anemia), requiring     administration of
                                       treatment is             immunosuppressive         short-term             high-dose
                                       required                 drugs                     immunosuppressive      immunosuppressive
                                                                                          treatment              therapy required

Also consider Hypothyroidism, Colitis, Hemoglobin, Hemolysis.

------------------------------------------------------------------------------------------------------------------------------------

Serum sickness                None           -                        -                   present                    -

------------------------------------------------------------------------------------------------------------------------------------

Urticaria is graded in the DERMATOLOGY/SKIN category if it occurs as an isolated symptom.
If it occurs with other manifestations of allergic or hypersensitivity reaction, grade as Allergic reaction/hypersensitivity above.

------------------------------------------------------------------------------------------------------------------------------------

Vasculitis                    None     mild, not requiring      symptomatic,              requiring steroids     ischemic changes
                                       treatment                requiring                                        or requiring
                                                                medication                                       amputation
------------------------------------------------------------------------------------------------------------------------------------

Allergy/Immunology-           None     Mild                     moderate                  severe                 life-threatening or
Other                                                                                                            disabling
(Specify,           )

------------------------------------------------------------------------------------------------------------------------------------

                                                         AUDITORY/HEARING

------------------------------------------------------------------------------------------------------------------------------------

Conductive hearing loss is graded as Middle ear/hearing in the AUDITORY/HEARING category.

------------------------------------------------------------------------------------------------------------------------------------

Earache is graded in the PAIN category.

------------------------------------------------------------------------------------------------------------------------------------
External auditory canal       Normal   External otitis with     external otitis with      external otitis        necrosis of the
                                       erythema or dry          moist desquamation        with discharge,        canal soft tissue
                                       desquamation                                       mastoiditis            or bone

Note: Changes associated with radiation to external ear (pinnae) are graded under
Radiation dermatitis in the DERMATOLOGY/SKIN category.
------------------------------------------------------------------------------------------------------------------------------------

                                                               November 16, 1999
                                                                         Page 50


                                                            GRADE
TOXICITY                  0          1                     2                     3                      4
----------------------------------------------------------------------------------------------------------------------------------
Inner ear/hearing       Normal    hearing loss on        tinnitus or hearing    tinnitus or hearing    severe unilateral or
                                  audiometry only        loss, not requiring    loss, correctable      bilateral hearing
                                                         hearing aid or         with hearing aid or    loss (deafness), not
                                                         treatment              treatment              correctable
----------------------------------------------------------------------------------------------------------------------------------
Middle ear/hearing      Normal    serous otitis          serous otitis or       otitis with            necrosis of the
                                  without subjective     infection requiring    discharge,             canal soft tissue or
                                  decrease in hearing    medical                mastoiditis or         bone
                                                         intervention;          conductive hearing
                                                         subjective decrease    loss
                                                         in hearing; rupture
                                                         of tympanic
                                                         membrance with
                                                         discharge
----------------------------------------------------------------------------------------------------------------------------------
Auditory/Hearing-       Normal    mild                   moderate               severe                 life-threatening or
Other                                                                                                  disabling
(Specify,       )
----------------------------------------------------------------------------------------------------------------------------------
                                                         BLOOD/BONE MARROW
----------------------------------------------------------------------------------------------------------------------------------
Bone marrow             Normal    mildly hypocellular    moderately             severely               aplasia or greater than 6
cellularity             for age   or 25% reduction       hypocellular or        hypocellular or        weeks to recover
                                  from normal            greater than 25 -      greater than 50 -      of normal bone
                                  cellularity for age    less than or equal to  less than or equal to  marrow cellularity
                                                         50% reduction from     75% reduction in
                                                         normal cellularity     cellularity for age
                                                         for age or greater     or 4 - 6 weeks to
                                                         than 2 but less than   recovery of normal
                                                         4 weeks to recovery    bone marrow
                                                         of normal bone marrow  cellularity
                                                         cellularity

Normal ranges:
children (less than
or equal to 18 years)   90% cellularity
                        average
younger adults (19-59)  60-70%
                        cellularity
                        average
older adults (greater   50% cellularity
than or equal to 60     average
years)
Note: Grade Bone marrow cellularity only for changes related to treatment not disease.
------------------------------------------------------------------------------------------------------------------------------------
CD4 count               WNL    less than LLN - 500/mm(3)  200 - less than 500/mm(3)  50 - less than 200/mm(3)   less than 50/mm(3)
------------------------------------------------------------------------------------------------------------------------------------
Haptoglobin             normal      decreased                                                  absent
------------------------------------------------------------------------------------------------------------------------------------
Hemoglobin (Hgb)        WNL    less than LLN - 10.0 g/dl  8.0 - less than 10.0 g/dl  6.5 - less than 8.0 g/dl   less than 6.5 g/dl
                               less than LLN - 100 g/L    80 - less than 100 g/L     65 - 80 g/L                less than 65 g/L
                               less than LLN - 6.2        4.9 - less than 6.2 mmol/L 4.0 - less than 4.9 mmol/L less than 4.0 mmol/L mmol/L
Note: The following criteria may be used for leukemia studies or bone marrow infiltrative/myelophthisic process if the protocol so specifies.
For leukemia studies    WNL    10 - less than 25%         25 - less than 50%         50 - less than 75%   greater than or equal to
or bone marrow                 decrease from              decrease from              decrease from        75% decrease from
infiltrative/                  pretreatment               pretreatment               pretreatment         pretreatment
myelophthisic
processes

------------------------------------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 51

-----------------------------------------------------------------------------------------------------------------------------------
                                                               GRADE
TOXICITY                      0         1                       2                       3                       4
-----------------------------------------------------------------------------------------------------------------------------------
Hemolysis (e.g.,              none      only laboratory         evidence of red cell    requiring               catastrophic
immune hemolytic                        evidence of             destruction and is      transfusion and/or      consequences of
anemia, drug-related                    hemolysis [e.g.,        greater than or equal   medical                 hemolysis (e.g.,
hemolysis, other)                       direct antiglobulin     to 2gm decrease in      intervention (e.g.,     renal failure,
                                        test (DAT,              hemoglobin, no          steroids)               hypotension,
                                        Coombs')                transfusion                                     bronchospasm,
                                        schistocytes]                                                           emergency
                                                                                                                splenectomy)
Also consider Haptoglobin,
Hgb.
-----------------------------------------------------------------------------------------------------------------------------------
Leukocytes (total             WNL       < LLN - 3.0 x 10(9)     * 2.0 - < 3.0 x 10(9)    * 1.0 - < 2.0 x 10(9)  < 1.0 x 10(9)/L
WBC)                                    /L                      /L                       /L                     < 1000/mm(3)
                                        < LLN - 3000/mm(3)      * 2000 - <               * 1000 - <
                                                                3000/mm(3)               2000/mm(3)
For BMT studies:              WNL       * 2.0 - < 3.0 X         * 1.0 - < 2.0 x 10(9)    * 0.5 - < 1.0 x 10(9)  < 0.5 x 10(9)/L
                                        10(9)/L                 /L * 1000 -              /L * 500 -             < 500/mm(3)
                                        * 2000 -                < 2000/mm(3)             < 1000/mm(3)
                                        < 3000/mm(3)
Note: The following criteria using age, race and sex normal values may be used for pediatric studies if the protocol so specifies.
                                        * 75 - < 100% LLN       * 50 - < 75% LLN          * 25 - 50% LLN         < 25% LLN
-----------------------------------------------------------------------------------------------------------------------------------
Lymphopenia                   WNL       <LLN - 1.0 x 10(9)      * 0.5 - < 1.0 x 10(9)    < 0.5 x 10(9)/L
                                        /L                      /L                       <500/mm(3)
                                        < LLN - 1000/mm(3)      * 500 - < 1000/mm(3)
Note: The following criteria using age, race, and sex normal values may be used for pediatric studies if the protocol so specifies.
                                        * 75 - < 100% LLN       * 50 - < 75% LLN         * 25 - < 50% LLN       < 25% LLN
-----------------------------------------------------------------------------------------------------------------------------------
Neutrophils/granulocytes      WNL       * 1.5 - < 2.0 x 10(9)   * 1.0 - < 1.5 x 10(9)    * 0.5 - < 1.0 x 10(9)  < 0.5 x 10(9)/L
(ANC/AGC)                               /L                      /L                       /L                     < 500/mm(3)
                                        * 1500 -                * 1000 -                 * 500 - < 1000/mm(3)
                                        < 2000/mm(3)            < 1500/mm(3)
For BMT:                      WNL       * 1.0 - < 1.5 x         * 0.5 - < 1.0 x 10(9)    * 0.1 - < 0.5 x 10(9)  < 0.1 x 10(9)/L
                                        10(9)/L                 /L                       /L                     < 100/mm(3)
                                        * 1000 -                * 500 - < 1000/mm(3)     * 100 - < 500/mm(3)
                                        < 1500/mm(3)
Note: The following criteria may be used for leukemia studies or bone marrow infiltrative/myelophthisic process if the protocol so specifies.
For leukemia studies          WNL       10 - < 25%              25 - < 50%               50 - < 75%             * 75% decrease
or bone marrow                          decrease from           decrease from            decrease from          from baseline
infiltrative/                           baseline                baseline                 baseline
myelophthisic process
-----------------------------------------------------------------------------------------------------------------------------------
Platelets                     WNL       < LLN - < 75.0 x        * 50.0 - < 75.0 x        * 10.0 - < 50.0 x      < 10.0 x 10(9)/L
                                        10(9)/L < LLN -         10(9)/L                  10(9)/L                < 10000/mm(3)
                                        75000/mm(3)             * 50000 - <              * 10000 - <
                                                                75000/mm(3)              50000/mm(3)
For BMT:                      WNL       * 50.0 - < 75.0 x       * 20.0 - < 50.0 x        * 10.0 - < 20.0 x      < 10.0 x 10(9)/L
                                        10(9)/L                 10(9)/L                  10(9)/L                < 10000/mm(3)
                                        * 50000 -               * 20000 -                * 10000 -
                                        < 75000/mm(3)           < 50000/mm(3)            < 20000/mm(3)
Note: The following criteria may be used for leukemia studies or bone marrow infiltrative/myelophthisic process if the protocol so specifies.
For leukemia studies          WNL       10 - < 25%              25 - < 50%               50 - < 75%             * 75% decrease
or bone marrow                          decrease from           decrease from            decrease from          from baseline
infiltrative/                           baseline                baseline                 baseline
myelophthisic process
-----------------------------------------------------------------------------------------------------------------------------------

*     Greater than or equal to

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 52

---------------------------------------------------------------------------------------------------------
                                               GRADE
TOXICITY              0     1                   2                   3                     4
---------------------------------------------------------------------------------------------------------
Transfusion: Platelets none --                  --                   yes                  platelet
                                                                                          transfusions and
                                                                                          other measures
                                                                                          required to
                                                                                          improve platelet
                                                                                          increment; platelet
                                                                                          transfusion
                                                                                          refractoriness
                                                                                          associated with
                                                                                          life-threatening
                                                                                          bleeding (e.g.,
                                                                                          HLA or cross
                                                                                          matched platelet
                                                                                          transfusions)

For BMT:              none  1 platelet          2 platelet          *3 platelet           platelet
                            transfusion in 24   transfusion in 24   transfusion in 24     transfusion and
                            hours               hours               hours                 other measures
                                                                                          required to
                                                                                          improve platelet
                                                                                          increment; platelet
                                                                                          transfusion
                                                                                          refractoriness
                                                                                          associated with
                                                                                          life-threatening
                                                                                          bleeding (e.g.,
                                                                                          HLA or cross
                                                                                          matched platelet
                                                                                          transfusions)

Also consider Platelets
---------------------------------------------------------------------------------------------------------
Transfusion: pRBCs    none                                          Yes
For BMT:              none  **2 u pRBC         3 u pRBC (>15       *4 u pRBC              hemorrhage or
                            (**15cc/kg) in 24  **30cc/kg) in 24    (>30cc/kg) in 24       hemolysis
                            hours elective or   hours elective or   hours                 associated with
                            planned             planned                                   life-threatening
                                                                                          anemia; medical
                                                                                          intervention
                                                                                          required to
                                                                                          improve
                                                                                          hemoglobin
Also consider Hemoglobin
---------------------------------------------------------------------------------------------------------
Blood/Bone Marrow-    none  mild                moderate            severe                life-threatening or
Other                                                                                     disabling
(Specify,       )
---------------------------------------------------------------------------------------------------------
                                           CARDIOVASCULAR (ARRHYTHMIA)
---------------------------------------------------------------------------------------------------------
Conduction            none  asymptomatic, not    symptomatic, but   symptomatic and       life-threatening
abnormality/                requiring treatment  not requiring      requiring treatment   (e.g., arrhythmia
Atrioventricular heart      (e.g., Mobitz type I treatment          (e.g., Mobitz type    associated with
block                       second-degree AV                        II second-degree      CHF, hypotension,
                            block                                   AV block, third-      syncope, shock)
                            Wenckebach)                             degree AV block)
---------------------------------------------------------------------------------------------------------
 * greater than or equal to
** less than or equal to

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 53

-----------------------------------------------------------------------------------------------------------------------------------
                                                               GRADE
-----------------------------------------------------------------------------------------------------------------------------------
TOXICITY                      0         1                       2                       3                       4
-----------------------------------------------------------------------------------------------------------------------------------
Nodal/junctional              none      asymptomatic, not       symptomatic, but        symptomatic and         life-threatening
arrhythmia/dysrhythmia                  requiring treatment     not requiring           requiring treatment     (e.g., arrhythmia
                                                                treatment                                       associated with
                                                                                                                CHF, hypotension,
                                                                                                                syncope, shock)
-----------------------------------------------------------------------------------------------------------------------------------
Palpitations                  none      present                 -                       -                       -
Note: Grade palpitations only in the absence of a documented arrhythmia.
-----------------------------------------------------------------------------------------------------------------------------------
Prolonged QTc                 none      asymptomatic, not       symptomatic, but        symptomatic and         life-threatening
interval (QTc >0.48                     requiring treatment     not requiring           requiring treatment     (e.g., arrhythmia
seconds)                                                        treatment                                       associated with
                                                                                                                CHF, hypotension,
                                                                                                                syncope, shock)
-----------------------------------------------------------------------------------------------------------------------------------
Sinus bradycardia             none      asymptomatic, not       symptomatic, but        symptomatic and         life-threatening
                                        requiring treatment     not requiring           requiring treatment     (e.g., arrhythmia
                                                                treatment                                       associated with
                                                                                                                CHF, hypotension,
                                                                                                                syncope, shock)
-----------------------------------------------------------------------------------------------------------------------------------
Sinus tachycardia             none      asymptomatic, not       symptomatic, but        symptomatic and         -
                                        requiring treatment     not requiring           requiring treatment
                                                                treatment               of underlying
                                                                                        cause
-----------------------------------------------------------------------------------------------------------------------------------
Supraventricular              none      asymptomatic, not       symptomatic, but        symptomatic and         life-threatening
arrhythmias                             requiring treatment     not requiring           requiring treatment     (e.g., arrhythmia
(SVT/atrial fibrillation/                                       treatment                                       associated with
flutter)                                                                                                        CHF, hypotension,
                                                                                                                syncope, shock)
-----------------------------------------------------------------------------------------------------------------------------------
Syncope (fainting) is graded in the NEUROLOGY category.
-----------------------------------------------------------------------------------------------------------------------------------
Vasovagal episode             none      -                       present without         present with loss of    -
                                                                loss of                 consciousness
                                                                consciousness
-----------------------------------------------------------------------------------------------------------------------------------
Ventricular arrhythmia        none      asymptomatic, not       symptomatic, but        symptomatic and         life-threatening
(PVCs/bigeminy/trigeminy/               requiring treatment     not requiring           requiring treatment     (e.g., arrhythmia
ventricular                                                     treatment                                       associated with
tachycardia)                                                                                                    CHF, hypotension,
                                                                                                                syncope, shock)
-----------------------------------------------------------------------------------------------------------------------------------
Cardiovascular/               none      asymptomatic, not       symptomatic, but        symptomatic, and        life-threatening
Arrhythmia-Other                        requiring treatment     not requiring           requiring treatment     (e.g., arrhythmia
(Specify,                                                       treatment               of underlying           associated with
_______________)                                                                        cause                   CHF, hypotension,
                                                                                                                syncope, shock)
-----------------------------------------------------------------------------------------------------------------------------------
                                                      CARDIOVASCULAR (GENERAL)
-----------------------------------------------------------------------------------------------------------------------------------
Acute vascular leak           absent    -                       symptomatic, but        respiratory             life-threatening;
syndrome                                                        not requiring fluid     compromise or           requiring pressor
                                                                support                 requiring fluids        support and/or
                                                                                                                ventilatory support
-----------------------------------------------------------------------------------------------------------------------------------
Cardiac-                      none      non-specific T-         asymptomatic, ST-       angina without          acute myocardial
ischemia/infarction                     wave flattening or      and T-wave              evidence of             infarction
                                        changes                 changes suggesting      infarction
                                                                ischemia
-----------------------------------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 54

------------------------------------------------------------------------------------------------------------------------------------
                                                                        GRADE
TOXICITY                      0                     1                     2                     3                     4
------------------------------------------------------------------------------------------------------------------------------------
Cardiac left ventricular   normal          asymptomatic          asymptomatic but      CHF responsive to     severe or refractory
function                                   decline of resting    resting ejection      treatment             CHF or requiring
                                           ejection fraction     fraction below LLN                          intubation
                                           of **10% but <20%     for laboratory or
                                           of baseline value;    decline of resting
                                           shortening fraction   ejection fraction
                                           **24% but <30%        **20% of
                                                                 baseline value;
                                                                 <24% shortening
                                                                 fraction
------------------------------------------------------------------------------------------------------------------------------------
CNS cerebrovascular ischemia is graded in the NEUROLOGY category.
------------------------------------------------------------------------------------------------------------------------------------
Cardiac troponin I        normal           -                     -                     levels consistent     levels consistent with
(cTnI)                                                                                 with unstable         myocardial infarction
                                                                                       angina as defined     as defined by the
                                                                                       by the manufacturer   manufacturer
------------------------------------------------------------------------------------------------------------------------------------
Cardiac troponin T        normal           **0.03 - <0.05        **0.05 - <0.1         **0.1 - <0.2 ng/ml    **0.2 ng/ml
(cTnT)                                     ng/ml                 ng/ml
------------------------------------------------------------------------------------------------------------------------------------
Edema                     none             asymptomatic, not     symptomatic,          symptomatic edema     anasarca (severe
                                           requiring therapy     requiring therapy     limiting function     generalized edema)
                                                                                       and unresponsive to
                                                                                       therapy or requiring
                                                                                       drug discontinuation
------------------------------------------------------------------------------------------------------------------------------------
Hypertension              none             asymptomatic,         recurrent or          requiring therapy     hypertensive crisis
                                           transient increase    persistent or         or more intensive
                                           by >20 mmHg           symptomatic           therapy than
                                           (diastolic) or to     increase by >20       previously
                                           >150/100* if          mmHg (diastolic)
                                           previously WNL; not   or to >150/100* if
                                           requiring treatment   previously WNL; not
                                                                 requiring treatment
* Note: For pediatric patients, use age and sex appropriate normal values >95th percentile ULN.
------------------------------------------------------------------------------------------------------------------------------------
Hypotension               none             changes, but not      requiring brief       requiring therapy     shock (associated with
                                           requiring therapy     fluid replacement     and sustained         acidema and impairing
                                           (including transient  or other therapy      medical attention,    vital organ function
                                           orthostatic           but not               but resolves          due to tissue
                                           hypotension)          hospitalization; no   without persisting    hypoperfusion
                                                                 physiologic           physiologic
                                                                 consequences          consequences

Also consider Syncope (fainting)

Note: Angina or MI is graded as Cardiac- ischemia/infarction in the CARDIOVASCULAR (GENERAL) category.
      For pediatric patients, systolic BP 65 mmHg or less in infants up to 1 year old and 70 mmHg or less in children older than
      1 year of age, use two successive or three measurements in 24 hours.
------------------------------------------------------------------------------------------------------------------------------------
Myocarditis               none             -                     -                     CHF responsive to     severe or refractory
                                                                                       treatment             CHF
------------------------------------------------------------------------------------------------------------------------------------
Operative injury of       none             primary suture        primary suture        vascular occlusion    myocardial
vein/artery                                repair for injury,    repair for injury,    requiring surgery     infarction;
                                           but not requiring     but not requiring     or bypass for injury  resection of organ
                                           transfusion           transfusion                                 (e.g., bowel, limb)
------------------------------------------------------------------------------------------------------------------------------------
 ** greater than or equal to

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 55


-------------------------------------------------------------------------------------------------------------------------
                                                          GRADE
TOXICITY                    0           1                   2                      3                    4
-------------------------------------------------------------------------------------------------------------------------
Pericardial effusion/      none         asymptomatic         pericarditis (rub,     physiologic         tamponade
pericarditis                            effusion             ECG changes,           consequences        (drainage or
                                        requiring treatment  and/or chest pain)     resulting from      pericardial window
                                                                                    symptoms            required
-------------------------------------------------------------------------------------------------------------------------
Pericardial arterial/      none                              brief episode of       requiring surgical  life-threatening or
ischemia                                                     ischemia managed       intervention        with permanent
                                                             non-surgically and                         functional deficit
                                                             without permanent                          (e.g., amputation)
                                                             deficit
-------------------------------------------------------------------------------------------------------------------------
Phlebitis (superficial)    none                              present
Note: Injection site reaction is graded in the DERMATOLOGY/SKIN category.
      Thrombosis/embolism is graded in the CARDIOVASCULAR (GENERAL) category.
-------------------------------------------------------------------------------------------------------------------------
Syncope (fainting) is graded in the NEUROLOGY category.
-------------------------------------------------------------------------------------------------------------------------
Thrombosis/embolism        none                              deep vein              deep vein           embolic event
                                                             thrombosis, not        thrombosis,         including
                                                             requiring              requiring           pulmonary
                                                             anticoagulant          anticoagulant       embolism
                                                                                    therapy
-------------------------------------------------------------------------------------------------------------------------
Vein/artery operative injury is graded as Operative injury of vein/artery in the CARDIOVASCULAR (GENERAL) category.
-------------------------------------------------------------------------------------------------------------------------
Visceral arterial          none                              brief episode of       requiring surgical  life-threatening or
ischemia (non-                                               ischemia managed       intervention        with permanent
myocardial)                                                  non-surgically and                         functional deficit
                                                             without permanent                          (e.g., resection of
                                                             deficit                                    ileum)
-------------------------------------------------------------------------------------------------------------------------
Cardiovascular/            none         mild                 moderate               severe              life-threatening or
General-Other                                                                                           disabling
(Specify,
             )
-------------------------------------------------------------------------------------------------------------------------
                                                              COAGULATION
-------------------------------------------------------------------------------------------------------------------------
Note: See the HEMORRHAGE category for grading the severity of bleeding events.
-------------------------------------------------------------------------------------------------------------------------
DIC                        Absent                                                   laboratory findings laboratory findings
(disseminated                                                                       present with no     and bleeding
intravascular                                                                       bleeding
coagulation)
Also grade Platelets.
Note: Must have increased fibrin split products or D-dimer in order to grade as DIC.
-------------------------------------------------------------------------------------------------------------------------
Fibrinogen                 WNL          *0.75 - <1.0 x        *0.5 - <0.75 x        *0.25 - <0.5 x      <0.25 - LLN
                                        LLN                   LLN                   LLN
Note: The following criteria may be used for leukemia studies or bone marrow infiltrative myelophthisic process if the protocol so specifies.
For leukemia studies       WNL          <20% decreased        *20 - <40%            *40 - <70%          <50 mg%
                                        from pretreatment     decreased from        decrease from
                                        value of LLN          pretreatment value    pretreatment value
                                                              or LLN                or LLN
-------------------------------------------------------------------------------------------------------------------------
Partial thromboplastin                  WNL                   >ULN - **1.5 x        >1.5 - **2 x ULN    >2 x ULN
time (PTT)                                                    ULN
-------------------------------------------------------------------------------------------------------------------------
Phelbitis is graded in the CARDIOVASCULAR (GENERAL) category.
-------------------------------------------------------------------------------------------------------------------------
Prothrombin time (PT)                   WNL                   >ULN - **1.5 x        >1.5 - **2 x ULN    >2 x ULN
                                                              ULN
-------------------------------------------------------------------------------------------------------------------------
Thrombosis/embolism is graded in the CARDIOVASCULAR (GENERAL) category.
-------------------------------------------------------------------------------------------------------------------------
 * greater than or equal to
** less than or equal to

----------------------------------------------------------------------------------------------------------------------------------
                                                               GRADE

TOXICITY                  0             1                   2                     3                       4
----------------------------------------------------------------------------------------------------------------------------------
Thrombotic                absent        -                   -                     laboratory findings     laboratory findings
microangiopathy (e.g.,                                                            present without         and clinical
thrombotic                                                                        clinical                consequences,
thrombocytopenic                                                                  consequences            (e.g., CNS
purpura/TTP or                                                                                            hemorrhage/
hemolytic uremic                                                                                          bleeding or
syndrome/HUS)                                                                                             thrombosis/
                                                                                                          embolism or renal
                                                                                                          failure) requiring
                                                                                                          therapeutic
                                                                                                          intervention

For BMT                                 evidence of RBC     evidence of RBC       evidence of RBC         evidence of RBC
                                        destruction         destruction with      destruction with        destruction with
                                        (schistocytosis)    elevated creatinine   creatinine (>3 x        renal failure
                                        without clinical    (**3 x ULN)           ULN) not requiring      requiring dialysis
                                        consequences                              dialysis                and/or
                                                                                                          encephalopathy

Also consider Hemoglobin (Hgb), Platelets, Creatinine.
Note: Must have microangiopathic changes on blood smear (e.g., schistocytes, helmet cells, red cell fragments).
----------------------------------------------------------------------------------------------------------------------------------
Coagulation-Other         none          mild                moderate              severe                  life-threatening or
(Specify,        )                                                                                        disabling
----------------------------------------------------------------------------------------------------------------------------------

                                                      CONSTITUTIONAL SYMPTOMS

----------------------------------------------------------------------------------------------------------------------------------
Fatigue                  none           increased fatigue   moderate (e.g.,       severe (e.g.,           bedridden or
(lethargy, malaise,                     over baseline,      decrease in           decrease in             disabling
asthenia)                               but not altering    performance statue    performance status
                                        normal activities   by 1 ECOG level       by *2 ECOG levels
                                                            or 20% Karnofsky      or 40% Karnofsky
                                                            or Lansky) or         or Lansky) or loss
                                                            causing difficulty    of ability to
                                                            performing some       perform some
                                                            activities            activities
Note: See Appendix III for performance status scales.
----------------------------------------------------------------------------------------------------------------------------------
Fever (in the             none          38.0 - 39.0         39.1 - 40.0           >40.0 degrees C         >40.0 degrees C
absence of                              degrees C           degrees C             (>104.0 degrees F)      (>104.0 degrees F)
neutropenia, where                      (100.4 - 102.2      (102.3 - 104.0        for < 24hrs             for > 24 hrs
neutropenia is                          degrees F           degrees F
defined as AGC
< 1.0 x 10(9)/L)
Also consider Allergic reaction/hypersensitivity.
Note: The temperature measurements listed above are oral or tympanic.
----------------------------------------------------------------------------------------------------------------------------------
Hot flashes/flushes are graded in the ENDOCRINE category.
----------------------------------------------------------------------------------------------------------------------------------
Rigors, chills            none          mild, requiring     severe and/or       not responsive to         --
                                        symptomatic         prologned,          narcotic
                                        treatment (e.g.,    requiring narcotic  medication
                                        blanket) or non-    medication
                                        narcotic
                                        medication
----------------------------------------------------------------------------------------------------------------------------------
Sweating                  normal        mild and            frequent or         --                        --
(diaphoresis)                           occasional          drenching
----------------------------------------------------------------------------------------------------------------------------------
Weight gain              <5%            5 - <10%            10 - <20%           **20%                     --
Also consider Ascites, Edema, Pleural effusion.
----------------------------------------------------------------------------------------------------------------------------------
Weight gain - veno-
occlusive disease
(VOD)
Note: The following criteria is to be used ONLY for weight gain associated with Veno-Occlusive Disease.
----------------------------------------------------------------------------------------------------------------------------------
 * greater than or equal to
** less than or equal to

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 57

-----------------------------------------------------------------------------------------------------------------------------------
                                                               GRADE
-----------------------------------------------------------------------------------------------------------------------------------
TOXICITY                      0         1                       2                       3                       4
-----------------------------------------------------------------------------------------------------------------------------------
                              <2%       *2 - <5%                *5 - <10%               *10% or as ascities     *10% or fluid
                                                                                                                retention resulting
                                                                                                                in pulmonary
                                                                                                                failure
-----------------------------------------------------------------------------------------------------------------------------------
Weight loss                   <5%       5 - <10%                10 - <20%               *20%                    -
Also consider Vomiting, Dehydration, Diarrhea.
-----------------------------------------------------------------------------------------------------------------------------------
Constitutional                none      mild                    moderate                severe                  life-threatening or
Symptoms-Other                                                                                                  disabling
(Specify, _______________)
-----------------------------------------------------------------------------------------------------------------------------------
                                                         DERMATOLOGY/SKIN
-----------------------------------------------------------------------------------------------------------------------------------
Alopecia                      normal    mild hair loss          pronounced hair         -                       -
                                                                loss
-----------------------------------------------------------------------------------------------------------------------------------
Bruising                      none      localized or in         generalized             -                       -
(in absence of grade 3                  dependent area
or 4 thrombocytopenia)
Note: Bruising resulting from grade 3 or 4 thrombocytopenia is graded as Petechiae/purpura and Hemorrhage/bleeding with grade 3 or
      4 thrombocytopenia in the HEMORRHAGE category, not in the DERMATOLOGY/SKIN category.
-----------------------------------------------------------------------------------------------------------------------------------
Dermatitis, focal             none      faint erythema or       moderate to brisk       confluent moist         skin necrosis or
(associated with high-                  dry desquamation        erythema or a           desquamation, *1.5      ulceration of full
dose chemotherapy                                               patchy moist            cm diameter, not        thickness dermis;
and bone marrow                                                 desquamation,           confined to skin        may include
transplant)                                                     mostly confined to      folds; pitting          spontaneous
                                                                skin folds and          edema                   bleeding not
                                                                creases; moderate                               induced by minor
                                                                edema                                           trauma or abrasion
-----------------------------------------------------------------------------------------------------------------------------------
Dry skin                      normal    controlled with         not controlled with     -                       -
                                        emollients              emollients
-----------------------------------------------------------------------------------------------------------------------------------
Erythema multiforme           absent    -                       scattered, but not      severe or requiring     life-threatening
(e.g., Stevens-Johnson                                          generalized             IV fluids (e.g.,        (e.g., exfoliative
syndrome, toxic                                                 eruption                generalized rash or     or ulcerating
epidermal necrolysis)                                                                   painful stomatitis)     dermatitis or
                                                                                                                requiring enteral
                                                                                                                or parenteral
                                                                                                                nutritional
                                                                                                                support)
-----------------------------------------------------------------------------------------------------------------------------------
Flushing                      absent    present                 -                       -                       -
-----------------------------------------------------------------------------------------------------------------------------------
Hand-foot skin                none      skin changes or         skin changes with       skin changes with       -
reaction                                dermatitis without      pain, not               pain, interfering
                                        pain (e.g.,             interfering with        with function
                                        erythema, peeling)      function
-----------------------------------------------------------------------------------------------------------------------------------
Injection site reaction       none      pain or itching or      pain or swelling,       ulceration or           -
                                        erythema                with inflammation       necrosis that is
                                                                or phlebitis            severe or prolonged,
                                                                                        or requiring surgery
-----------------------------------------------------------------------------------------------------------------------------------
Nail changes                  normal    discoloration or        partial or complete     -                       -
                                        ridging                 loss of nail(s) or
                                        (koilonychia) or        pain in nailbeds
                                        pitting
-----------------------------------------------------------------------------------------------------------------------------------
Petechiae is graded in the HEMORRHAGE category.
-----------------------------------------------------------------------------------------------------------------------------------
Photosensitivity              none      painless erythema       painful erythema        erythema with           -
                                                                                        desquamation
-----------------------------------------------------------------------------------------------------------------------------------
 * greater than or equal to

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 58

------------------------------------------------------------------------------------------------------------------------------------
                                                                        GRADE
TOXICITY                      0                     1                     2                     3                     4
------------------------------------------------------------------------------------------------------------------------------------
Pigmentation changes      none             localized             generalized           -                     -
(e.g., vitiligo)                           pigmentation          pigmentation
                                           changes               changes
------------------------------------------------------------------------------------------------------------------------------------
Pruritus                  none             mild or localized,    intense or            intense or            -
                                           relieved              widespread,           widespread and
                                           spontaneously or      relieved              poorly controlled
                                           by local measures     spontaneously or      despite treatment
                                                                 by systemic measures
------------------------------------------------------------------------------------------------------------------------------------
Purpura is graded in the HEMORRHAGE category
------------------------------------------------------------------------------------------------------------------------------------
Radiation dermatitis      none             faint erythema or     moderate to brisk     confluent moist       skin necrosis or
                                           dry desquamation      erythema or a         desquamation, *1.5    ulceration of full
                                                                 patchy moist          cm diameter, not      thickness dermis, may
                                                                 desquamation, mostly  confined to skin      include bleeding not
                                                                 confined to skin      folds; pitting        induced by minor
                                                                 folds and creases;    edema                 trauma or abrasion
                                                                 moderate edema


Note: Pain associated with radiation dermatitis is graded separately in the PAIN category as Pain due to radiation.
------------------------------------------------------------------------------------------------------------------------------------
Radiation recall          none             faint erythema or     moderate to brisk     confluent moist       skin necrosis or
reaction (reaction                         dry desquamation      erythema or a         desquamation, *1.5    ulceration of full
following chemotherapy                                           patchy moist          cm diameter, not      thickness dermis, may
in the absence of                                                desquamation, mostly  confined to skin      include bleeding not
additional radiation                                             confined to skin      folds; pitting        induced by minor
therapy that occurs in                                           folds and creases;    edema                 trauma or abrasion
a previous radiation                                             moderate edema
port
------------------------------------------------------------------------------------------------------------------------------------
Rash/desquamation         none             macular or papular    macular or papular    symptomatic           generalized exfoliative
                                           eruption or           eruption or           generalized           dermatitis or
                                           erythema without      erythema with         erythroderma or       ulcerative dermatitis
                                           associated symptoms   pruritus or other     macular, papular
                                                                 associated            or vesicular
                                                                 symptoms              eruption or
                                                                 covering < 50% of     desquamation
                                                                 body surface or       covering *50% of
                                                                 localized             body surface area
                                                                 desquamation or
                                                                 other lesions
                                                                 covering < 50% of
                                                                 body surface area

For BMT:                  none             macular or papular    macular or papular    symptomatic           generalized exfoliative
                                           eruption or           eruption or           generalized           dermatitis or
                                           erythema covering     erythema with         erythroderma or       ulcerative dermatitis
                                           < 25% of body         pruritus or other     symptomatic macular,  or bullous formation
                                           surface area          associated            papular or vesicular
                                           without associated    symptoms              eruption, with
                                           symptoms              covering *25 -        bullous formation,
                                                                 < 50% of body         or desquamation
                                                                 surface or localized  covering * 50% of
                                                                 desquamation or       body surface area
                                                                 other lesions
                                                                 covering *25 -
                                                                 < 50% of
                                                                 body surface area
------------------------------------------------------------------------------------------------------------------------------------
 * greater than or equal to

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 59

-----------------------------------------------------------------------------------------------------------------------------------
                                                               GRADE
TOXICITY                      0         1                       2                       3                       4
-----------------------------------------------------------------------------------------------------------------------------------
Also consider Allergic reaction/hypersensitivity.
Note: Erythema multiforme (Stevens-Johnson syndrome) is graded separately as Erythema multiforme.
-----------------------------------------------------------------------------------------------------------------------------------
Urticaria                     none      requiring no            requiring PO or         requiring IV            -
(hives, welts, wheals)                  medication              topical treatment or    medication or
                                                                IV medication or        steroids for (less
                                                                steroids for (less      than) 24 hours
                                                                than) 24 hours
-----------------------------------------------------------------------------------------------------------------------------------
Wound-infectious              none      cellulitis              superficial             infection requiring     necrotizing fascitis
                                                                infection               IV antibiotics
-----------------------------------------------------------------------------------------------------------------------------------
Wound-non-infectious          none      incisional              incisional hernia       fascial disruption      fascial disruption
                                        separation                                      without evisceration    with evisceration
-----------------------------------------------------------------------------------------------------------------------------------
Dermatology/Skin-             none      mild                    moderate                severe                  life-threatening or
Other                                                                                                           disabling
(Specify,                )
-----------------------------------------------------------------------------------------------------------------------------------
                                                             ENDOCRINE
-----------------------------------------------------------------------------------------------------------------------------------
Cushingoid appearance         absent    -                       present                 -                       -
(e.g., moon face with or
without buffalo hump,
centripetal obesity,
cutaneous striae)
Also consider Hyperglycemia, Hypokalemia.
-----------------------------------------------------------------------------------------------------------------------------------
Feminization of male          absent    -                       -                       present                 -
-----------------------------------------------------------------------------------------------------------------------------------
Gynecomastia                  none      mild                    pronounced or           pronounced or           -
                                                                painful                 painful and
                                                                                        requiring surgery
-----------------------------------------------------------------------------------------------------------------------------------
Hot flashes/flushes           none      mild or no more         moderate and            -                       -
                                        than 1 per day          greater than 1 per
                                                                day
-----------------------------------------------------------------------------------------------------------------------------------
Hypothyroidism                absent    asymptomatic, TSH       symptomatic or          patient hospitalized    myxedema coma
                                        elevated, no            thyroid                 for manifestations
                                        therapy given           replacement             of hypothyroidism
                                                                treatment given
-----------------------------------------------------------------------------------------------------------------------------------
Masculinization of            absent    -                       -                       present                 -
female
-----------------------------------------------------------------------------------------------------------------------------------
SIADH (syndrome of            absent    -                       -                       present                 -
inappropriate
antidiuretic hormone)
-----------------------------------------------------------------------------------------------------------------------------------
Endocrine-Other               none      mild                    moderate                severe                  life-threatening or
(Specify,                )                                                                                      disabling
-----------------------------------------------------------------------------------------------------------------------------------
                                                          GASTROINTESTINAL
-----------------------------------------------------------------------------------------------------------------------------------
Amylase is graded in the METABOLIC/LABORATORY category.
-----------------------------------------------------------------------------------------------------------------------------------
Anorexia                      none      loss of appetite        oral intake             requiring IV fluids     requiring feeding
                                                                significantly                                   tube or parenteral
                                                                decreased                                       nutrition
-----------------------------------------------------------------------------------------------------------------------------------
Ascites (non-                 none      asymptomatic            symptomatic,            symptomatic,            life-threatening
malignant)                                                      requiring diuretics     requiring therapeutic   physiologic
                                                                                        paracentesis            consequences
-----------------------------------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 60




-------------------------------------------------------------------------------------------------------------------------
                                                          GRADE
TOXICITY                    0           1                   2                      3                    4
-------------------------------------------------------------------------------------------------------------------------
Colitis                    none         -                    abdominal pain         abdominal pain,     perforation or
                                                             with mucus and/or      fever, change in    requiring surgery
                                                             blood in stool         bowel habits with   or toxic megacolon
                                                                                    ileus or peritoneal
                                                                                    signs, and
                                                                                    radiographic or
                                                                                    biopsy
                                                                                    documentation
Also consider Hemorrhage/bleeding with grade 3 or 4 thrombocytopenia, Hemorrhage/bleeding without grade 3 or 4 thrombocytopenia, Melena/GI bleeding, Rectal bleeding/hematochezia, Hypotension.
---------------------------------------------------------------------------------------------------------------------------
Constipation               none         requiring stool      requiring laxatives    obstipation         obstruction or toxic
                                        softener or                                 requiring manual    megacolon
                                        dietary modification                        evacuation or enema
---------------------------------------------------------------------------------------------------------------------------
Dehydration                none         dry mucous           requiring IV fluid     requiring IV fluid  physiologic
                                        membranes and/or     replacement (brief)    replacement         consequences
                                        diminished skin                             (sustained)         requiring intensive
                                        turgor                                                          care; hemodynamic
                                                                                                        collapse

Also consider Hypotension, Diarrhea, Vomiting, Stomatitis/pharyngitis (oral/pharyngeal mucositis).
---------------------------------------------------------------------------------------------------------------------------
Diarrhea                   none        increase of <4        increase of 4-6        increase of *7      physiologic
Patients without                       stools/day over       stools/dayk, or        stools/day or       consequences
colostomy:                             pre-treatment         nocturnal stools       incontinence; or    requiring intensive
                                                                                    need for parenteral care; or
                                                                                    support for         hemodynamic
                                                                                    dehydration         collapse
Patients with a            none        mild increase in      moderative increase    severe increase in  physiologic
colostomy:                             loose, watery         in loose, watery       loose, watery       consequences,
                                       colostomy output      colostomy output       colostomy output    requiring intensive
                                       compared with         compared with          compared with       care; or
                                       pretreatment          pretreatment, but      pretreatment,       hemodynamic
                                                             not interfering with   interfering with    collapse
                                                             normal activity        normal activity
For BMT                    none        >500 - **1000ml of    >1000 - **1500ml       >1500ml of          severe abdominal
                                       diarrhea/day          of diarrhea/day        diarrhea/day        pain with or
                                                                                                        without ileus
For Pediatric BMT:                     >500 - **10ml/kg of   >1000 - **15ml/kg      >15ml/kg of         -
                                       diarrhea/day          of diarrhea/day        diarrhea/day
Also consider Hemorrhage/bleeding with grade 3 or 4 thrombocytopenia, Hemorrhage/bleeding without grade 3 or 4 thrombocytopenia, Pain, Dehydration, Hypotension.
---------------------------------------------------------------------------------------------------------------------------
Duodenal ulcer             none        -                     requiring medical      uncontrolled by     perforation or
(requires radiographic                                       management or          outpatient medical  bleeding, requiring
or endoscopic                                                non-surgical           management          emergency surgery
documentation)                                               treatment              requiring
                                                                                    hospitalization
---------------------------------------------------------------------------------------------------------------------------
Dyspepsia/heartburn        none        mild                  moderate               severe              -
---------------------------------------------------------------------------------------------------------------------------
Dysphagia,                 none        mild dysphagia,       dysphagia,             dysphagia,          complete
esophagitis,                           but can eat regular   requiring              requiring IV        obstruction (cannot
odynophagia (painful)                  diet                  predominantly          hydration           swallow saliva)
swallowing)                                                  pureed, soft, or                           requiring enteral or
                                                             liquid diet                                parenteral
                                                                                                        nutritional support,
                                                                                                        or perforation
-------------------------------------------------------------------------------------------------------------------------

 * greater than or equal to
** less than or equal to

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 61

                                                                        GRADE
                          --------------------------------------------------------------------------------------------------------
TOXICITY                      0                     1                     2                     3                     4
-----------------------   ---------        -------------------   -------------------   -------------------   ---------------------
Note: If toxicity is radiation-related, grade either under Dysphagia- esophageal related to radiation or Dysphagia- pharyngeal related to radiation.
------------------------------------------------------------------------------------------------------------------------------------
Dysphagia- esophageal     none             mild dysphagia, but   dysphagia, requiring  dysphagia, requiring  complete obstruction
related to radiation                       can eat regular diet  predominantly         feeding tube, IV      (cannot swallow
                                                                 liquid, pureed or     hydration or          saliva); ulceration
                                                                 soft diet             hyperalimentation     with bleeding not
                                                                                                             induced by minor
                                                                                                             trauma or abrasion
                                                                                                             or perforation

Also consider Pain due to radiation, Mucositis due to radiation
Note: Fistula is graded separately as Fistula- esophageal
------------------------------------------------------------------------------------------------------------------------------------
Dysphagia -               none             mild dysphagia,       dysphagia             dysphagia, requiring  complete obstruction
pharyngeal related to                      but can eat           requiring             feeding tube, IV      (cannot swallow
radiation                                  regular diet          predominantly         hydration or          saliva); ulceration
                                                                 pureed, soft, or      hyperalimentation     with bleeding not
                                                                 liquid diet                                 induced by minor
                                                                                                             trauma or abrasion
                                                                                                             or perforation
Also consider Pain due to radiation, Mucositis due to radiation.
Note: Fistula is graded separately as Fistula- pharyngeal.
------------------------------------------------------------------------------------------------------------------------------------
Fistula- esophageal       none             -                     -                     present               requiring surgery
------------------------------------------------------------------------------------------------------------------------------------
Fistula- intestinal       none             -                     -                     present               requiring surgery
------------------------------------------------------------------------------------------------------------------------------------
Fistula- pharyngeal       none             -                     -                     present               requiring surgery
------------------------------------------------------------------------------------------------------------------------------------
Fistula- rectal/anal      none             -                     -                     present               requiring surgery
------------------------------------------------------------------------------------------------------------------------------------
Flatulence                none             mild                  moderate              -                     -
------------------------------------------------------------------------------------------------------------------------------------
Gastric ulcer             none             -                     requiring medical     bleeding without      perforation or
(requires radiographic                                           management or         perforation,          bleeding, requiring
or endoscopic                                                    non-surgical          uncontrolled by       emergency surgery
documentation)                                                   treatment             outpatient medical
                                                                                       management;
                                                                                       requiring
                                                                                       hospitalization or
                                                                                       surgery

Also consider Hemorrhage/bleeding with grade 3 or 4 thrombocytopenia, Hemorrhage/bleeding without grade 3 or 4 thrombocytopenia.
------------------------------------------------------------------------------------------------------------------------------------
Gastritis                 none             -                     requiring medical     uncontrolled by       life-threatening
                                                                 management or         outpatient medical    bleeding, requiring
                                                                 non-surgical          management;           emergency surgery
                                                                 treatment             requiring
                                                                                       hospitalization or
                                                                                       surgery

Also consider Hemorrhage/bleeding with grade 3 or 4 thrombocytopenia, Hemorrhage/bleeding without grade 3 or 4 thrombocytopenia.
------------------------------------------------------------------------------------------------------------------------------------
Hematemesis is graded in the HEMORRHAGE category.
------------------------------------------------------------------------------------------------------------------------------------
Hematochezia is graded in the HEMORRHAGE category as Rectal bleeding/hematochezia.
------------------------------------------------------------------------------------------------------------------------------------
Ileus (or                 none             -                     intermittent, not     requiring non-        requiring surgery
Neuroconstipation)                                               requiring             surgical
                                                                 intervention          intervention
------------------------------------------------------------------------------------------------------------------------------------
Mouth dryness             normal           mild                  moderate              -                     -
------------------------------------------------------------------------------------------------------------------------------------
Mucositis
------------------------------------------------------------------------------------------------------------------------------------

\
                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 62

-----------------------------------------------------------------------------------------------------------------------------------
                                                               GRADE
TOXICITY                      0         1                       2                       3                       4
-----------------------------------------------------------------------------------------------------------------------------------
Note: Mucositis not due to radiation is graded in the GASTROINTESTINAL category for specific sites: Colitis, Esophagitis, Gastritis,
      Stomatitis/pharyngitis (oral/pharyngeal mucositis), and Typhlitis; or the RENAL/GENITOURINARY category for Vaginititis.
      Radiation-related mucositis is graded as Mucositis due to radiation.
-----------------------------------------------------------------------------------------------------------------------------------
Mucositis due to              none      erythema of the         patchy                  confluent               necrosis or deep
radiation                               mucosa                  pseudomembranous        pseudomembranous        ulceration, may
                                                                reaction (patches       reaction (contiguous    include bleeding
                                                                generally ** 1.5 cm     patches generally >     not induced by
                                                                in diameter and         1.5 cm in diameter)     minor trauma or
                                                                non-contiguous)                                 abrasion
Also consider Pain due to radiation.
Note: Grade radiation mucositis of the larynx here.
      Dysphagia related to radiation is also graded as either Dysphagia- esophageal related to radiation or Dysphagia- pharyngeal related to radiation, depending on the site of treatment.
-----------------------------------------------------------------------------------------------------------------------------------
Nausea                        none      able to eat             oral intake             no significant          -
                                                                significantly           intake, requiring
                                                                decreased               IV fluids
-----------------------------------------------------------------------------------------------------------------------------------
Pancreatitis                  none      -                       -                       abdominal pain          complicated by
                                                                                        with pancreatic         shock (acute
                                                                                        enzyme elevation        circulatory
                                                                                                                failure)
Also consider Hypotension.
Note: Asymptomatic amylase and Amylase are graded in the METABOLIC/LABORATORY category.
-----------------------------------------------------------------------------------------------------------------------------------
Pharyngitis is graded in the GASTROINTESTINAL category a Stomatitis/pharyngitis (oral/pharyngeal mucositis).
-----------------------------------------------------------------------------------------------------------------------------------
Proctitis                     none      increased stool         increased stool         increased stool         perforation,
                                        frequency, occasional   frequency, bleeding,    frequency/diarrhea,     bleeding or
                                        blood-streaked stools,  mucus discharge, or     requiring parenteral    necrosis or other
                                        or rectal discomfort    rectal discomfort       support; rectal         life-threatening
                                        (including              requiring medication;   bleeding, requiring     complication
                                        hemorrhoids), not       anal fissure            transfusion; or         requiring surgical
                                        requiring medication                            persistent mucus        intervention (e.g.,
                                                                                        discharge,              colostomy)
                                                                                        necessitating pads
Also consider Hemorrhage/bleeding with grade 3 or 4 thrombocytopenia, Hemorrhage/bleeding without grade 3 or 4 thrombocytopenia, and Pain due to radiation.
Note: Fistula is graded separately as Fistula- rectal/anal.
      Proctitis occurring more than 90 days after the start of radiation therapy is graded in the RTOG/EORTC Late Radiation
      Morbidity Scoring Scheme. (See Appendix IV)
-----------------------------------------------------------------------------------------------------------------------------------
Salivary gland changes        none      slightly thickened      thick, ropy, sticky     -                       acute salivary
                                        saliva/may have         saliva; markedly                                gland necrosis
                                        slightly altered        altered taste;
                                        taste (e.g.,            alteration in diet
                                        metallic);              required
                                        additional fluids
                                        may be required
-----------------------------------------------------------------------------------------------------------------------------------

**    Less than or equal to

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 63

                                                                     GRADE
TOXICITY                 0              1                   2                   3                   4
Sense of smell           normal         slightly altered    markedly altered    --                  --

Stomatitis/pharyngitis   none           painless ulcers,    painful erythema,   painful erythema,   sever ulceration
(oral/pharyngeal                        erythema, or mild   edema, or ulcers,   edema, or ulcers    or requires
mucositis)                              soreness in the     but can eat or      requiring IV        parenteral or
                                        absence of lesions  swallow             hydration           enteral nutritional
                                                                                                    support or
                                                                                                    prophylactic
                                                                                                    intubation

For BMT                  none           painless ulcers,    painful erythema,   painful erythema,   severe ulceration
                                        erythema, or mild   edema or ulcers     edema, or ulcers    requiring
                                        soreness in the     but can swallow     preventing          prophylactic
                                        absence of lesions                      swallowing or       intubation or
                                                                                requiring           resulting in
                                                                                hydration or        documented
                                                                                parenteral (or      aspiration
                                                                                enteral)            pneumonia
                                                                                nutritional
                                                                                support

Note: Radiation-related mucositis is graded as Mucositis due to radiation.

Taste disturbance        normal         slightly altered    markedly altered    --                  --
(dysgeusia)

Typhlitis                none           --                  --                  abdominal pain,     perforation,
(inflammation of the                                                            diarrhea, fever,    bleeding or
cecum)                                                                          or radiographic     necrosis or other
                                                                                documentation       life-threatening
                                                                                                    complication
                                                                                                    requiring surgical
                                                                                                    intervention (e.g.,
                                                                                                    colostomy)

Also consider Hemorrhage/bleeding with grade 3 or 4 thrombocytopenia, Hemorrhage/bleeding without grade 3 or 4 thrombocytopenia, Hypotension, Febrile/neutropenia.

Vomiting                 none           1 episode in 24     2-5 episodes in 24  > 6 episodes in 24  Requiring
                                        hours over          hours over          hours over          parenteral
                                        pretreatment        pretreatment        pretreatment; or    nutrition; or
                                                                                need for IV fluids  physiologic
                                                                                                    consequences
                                                                                                    requiring intensive
                                                                                                    care; hemodynamic
                                                                                                    collapse

Also consider Dehydration.

Weight gain is graded in the CONSTITUTIONAL SYMPTOMS category.

Weight loss is graded in the CONSTITUTIONAL SYMPTOMS category.

Gastrointestinal-Other   none           mild                moderate            severe              life-threatening
(Specify,            )                                                                              disabling


                                   HEMORRHAGE

Note: Transfusion in this section refers to pRBC infusion:

      For any bleeding with grade 3 or 4 platelets (less than 50,000), always grade Hemorrhage/bleeding with grade 3 or 4 thrombocytopenia. Also consider platelets, transfusion- pRBCS, and transfusion-platelets in addition to the grade that incorporates the site or type of bleeding.

      If the site or type of hemorrhage/bleeding is listed, also use the grading that incorporates the site of bleeding: CNS hemorrhage/bleeding, Hematuria, Hematemesis, Hemoptysis, Hemorrhage/bleeding with surgery,
      Melena/lower GI bleeding, Petechiae/purpura (Hemorrhage/bleeding into skin), Rectal bleeding/hematochezia, Vaginal bleeding.

      If the platelet count is greater than 50,000 and the site or type of bleeding is listed, grade the specific site. If the site or type is not listed and the platelet count is greater than 50,000, grade
      Hemorrhage/bleeding without grade 3 or 4 thrombocytopenia and specify the site or type in the OTHER category.

                                                             Protocol ID99 - 333
                                                               November 16, 1999
                                                                         Page 64

----------------------------------------------------------------------------------------------------------------
                                                          GRADE
TOXICITY               0      1                  2                    3                     4
----------------------------------------------------------------------------------------------------------------
Hemorrhage/bleeding    none   mild without                            requiring             catastrophic
with grade 3 or 4             transfusion                             transfusion           bleeding, requiring
thrombocytopenia                                                                            major non-elective
                                                                                            intervention

Also consider Platelets, Hemoglobin, Transfusion-platelet, Transfusion-pRBCs.
Note: This toxicity must be graded for any bleeding with grade 3 or 4 thrombocytopenia. Also grade the site or type of hemorrhage/bleeding. If the site is not listed, grade as Other in the HEMORRHAGE category.
----------------------------------------------------------------------------------------------------------------
Hemorrhage/bleeding    none   mild without                            requiring             catastrophic
without grade 3 or 4          transfusion                             transfusion           bleeding requiring
thrombocytopenia                                                                            major non-elective
                                                                                            intervention

Also consider Platelets, Hemoglobin, Transfusion-platelet, Transfusion-pRBCs.
Note: Bleeding in the absence of grade 3 or 4 thrombocytopenia is graded here only if the specific site or type of bleeding is not listed elsewhere in the HEMORRHAGE category. Also grade as Other in the HEMORRHAGE category.
----------------------------------------------------------------------------------------------------------------
CNS                    none   --                 --                   bleeding noted on     hemorrhagic stroke
hemorrhage/bleeding                                                   CT or other scan      or hemorrhagic
                                                                      with no clinical      vascular event
                                                                      consequences          (CVA) with
                                                                                            neurologic signs
                                                                                            and symptoms
----------------------------------------------------------------------------------------------------------------
Epistaxis              none   mild without       --                   requiring             catastrophic
                              transfusion                             transfusion           bleeding, requiring
                                                                                            major non-elective
                                                                                            intervention
----------------------------------------------------------------------------------------------------------------
Hematemesis            none   mild without       --                   requiring             catastrophic
                              transfusion                             transfusion           bleeding, requiring
                                                                                            major non-elective
                                                                                            intervention
----------------------------------------------------------------------------------------------------------------
Hematuria              none   microscopic only   intermittent gross   persistent gross      open surgery or
(in the absence of                               bleeding, no clots   bleeding or clots;    necrosis or deep
vaginal bleeding)                                                     may require           bladder ulceration
                                                                      catheterization or
                                                                      instrumentation, or
                                                                      transfusion
----------------------------------------------------------------------------------------------------------------
Hemoptysis             none   mild without       --                   requiring             catastrophic
                              transfusion                             transfusion           bleeding, requiring
                                                                                            major non-elective
                                                                                            intervention
----------------------------------------------------------------------------------------------------------------
Hemorrhage/bleeding    none   mild without       --                   requiring             catastrophic
associated with               transfusion                             transfusion           bleeding, requiring
surgery                                                                                     major non-elective
                                                                                            intervention
Note: Expected blood loss at the time of surgery is not graded as a toxicity.
----------------------------------------------------------------------------------------------------------------
Melena/GI bleeding     none   mild without       --                   requiring             catastrophic
                              transfusion                             transfusion           bleeding, requiring
                                                                                            major non-elective
                                                                                            intervention
----------------------------------------------------------------------------------------------------------------
Petechiae/purpura      none   rare petechiae of  petechiae or         generalized           --
(hemorrhage/bleeding          skin               purpura in           petechiae or
into skin or mucosa)                             dependent areas of   purpura of skin or
                                                 skin                 petechiae of any
                                                                      mucosal site
----------------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 65


                                     GRADE

TOXICITY                  0           1                      2                          3                      4
------------------------------------------------------------------------------------------------------------------------------------
Rectal bleeding/          none        mild without           persistent, requiring      requiring              catastrophic
hematochezia                          transfusion or         medication, (e.g.,          transfusion            bleeding, requiring
                                      medication             steroid suppositories)                            major non-elective
                                                             and/or break from                                 intervention
                                                             radiation treatment
------------------------------------------------------------------------------------------------------------------------------------
Vaginal bleeding          none        spotting, requiring    requiring greater than     requiring              catastrophic
                                      < 2 pads per day       or equal to 2              transfusion            bleeding, requiring
                                                             padsper day, but not                              major non-elective
                                                             requiring transfusion                             intervention
------------------------------------------------------------------------------------------------------------------------------------
Hemorrhage -- Other       none        mild without           --                         requiring              catastrophic
Specify site,                         transfusion                                       transfusion            bleeding, requiring
_____________)                                                                                                 major non-elective
                                                                                                               intervention
------------------------------------------------------------------------------------------------------------------------------------

                                                           HEPATIC
------------------------------------------------------------------------------------------------------------------------------------
Alkaline phosphatase      WNL         > ULN - 2.5 x ULN      > 2.5 - 5.0 x ULN          > 5.0 - 20.0 x ULN     > 20.0 x ULN
------------------------------------------------------------------------------------------------------------------------------------
Bilirubin                 WNL         > ULN - 1.5 x ULN      > 1.5 - 3.0 x ULN          > 3.0 - 10.0 x ULN     > 10.0 x ULN
------------------------------------------------------------------------------------------------------------------------------------
Bilirubin -- graft versus host disease (GVHD)
Note: The following criteria are used for only for bilirubin associated with graft versus host disease.
                          normal      greater than or equal  greater than or equal to   greater than or equal    greater than or
                                      to 2 - < 3 mg/100 ml   3 - < 6 mg/100 ml          to 6 - < 15 mg/100 ml    equal to 15 mg/
                                                                                                                 100 ml
------------------------------------------------------------------------------------------------------------------------------------
GGT                       WNL         > ULN - 2.5 x ULN      > 2.5 - 5.0 x ULN          > 5.0 - 20.0 x ULN     > 20.0 x ULN
(y - Glutamyl
transpeptidase)
------------------------------------------------------------------------------------------------------------------------------------
Heptic enlargement        absent      --                     --                         present                --
Note: Grade Hepatic enlargement only for changes related to VOD or other treatment related toxicity.
------------------------------------------------------------------------------------------------------------------------------------
Hypoalbuminemia           WNL         < LLN - 3g/dl          greater than or equal to   < 2 g/dl               --
                                                             2 - < 3 g/dl
------------------------------------------------------------------------------------------------------------------------------------
Liver                     normal      --                     --                         asterixis              encephalopathy or
dysfunction/failure                                                                                            coma
(clinical)
Note: Documented viral hepatitis is graded in the INFECTION category.
------------------------------------------------------------------------------------------------------------------------------------
Portal vein flow          normal      --                     decreased portal           reversal/retrograde    --
                                                             vein flow                  portal vein flow
------------------------------------------------------------------------------------------------------------------------------------
SGOT (AST)                WNL         > ULN - 2.5 x ULN      > 2.5 - 5.0 x ULN          > 5.0 - 20.0 x ULN     > 20.0 x ULN
(serum glutamic
oxaloacetic
transaminase)
------------------------------------------------------------------------------------------------------------------------------------
SGPT (ALT)                WNL         > ULN - 2.5 x ULN      > 2.5 - 5.0 x ULN          > 5.0 - 20.0 x ULN     > 20.0 x ULN
(serum glutamic
pyruvic transaminase)
------------------------------------------------------------------------------------------------------------------------------------
Hepatic - Other           none        mild                   moderate                   severe                 life-threatening
(Specify,___________)                                                                                          or disabling
------------------------------------------------------------------------------------------------------------------------------------
                                             INFECTION/FEBRILE NEUTROPENIA
------------------------------------------------------------------------------------------------------------------------------------
Catheter-related          none        mild, no active        moderate, localized        severe, systemic       life-threatening
infection                             treatment              infection, requiring       infection, requiring   sepsis, (e.g., septic
                                                             local or oral              IV antibiotic or       shock)
                                                             treatment                  antifungal treatment
                                                                                        or hospitalization

                                                             PROTOCOL ID99 - 333
                                                               November 16, 1999
                                                                         Page 66





                                                                 GRADE
------------------------------------------------------------------------------------------------------------------------------
TOXICITY                 0           1                   2                        3                  4
------------------------------------------------------------------------------------------------------------------------------
Febrile neutropenia      none        --                  --                       Present            Life-threatening
(fever of unknown                                                                                         sepsis (e.g., septic
origin without                                                                                            shock)
clinically or
microbiologically
documented infection)
(ANC < 1.0 x 10(to the power of 9)/L,
fever greater than or equal to 38.5 degrees Celsius)
Note: Hypothermia instead of fever may be associated with neutropenia and is graded here.
------------------------------------------------------------------------------------------------------------------------------
Infection (documented    none        --                  --                       present                 life-threatening
clinically or                                                                                             sepsis (e.g., septic
microbiologically)                                                                                        shock)
with grade 3 or 4
neutropenia
(ANC < 1.0 x 10(to the power of 9)/L)
Note: Hypothermia instead of fever may be associated with neutropenia and is graded here. In the absence of documented infection with grade 3 or 4 neutropenia, grade as Febrile neutropenia.
------------------------------------------------------------------------------------------------------------------------------
Infection with           none        --                  --                       present                 life-threatening
unknown ANC                                                                                               sepsis (e.g., septic
                                                                                                          shock)
Note: This toxicity criterion is used in the rare case when ANC is unknown.
------------------------------------------------------------------------------------------------------------------------------
Infection without        none        mild, no active     moderate, localized      severe, systemic        life-threatening
neutropenia                          treatment           infection, requiring     infection, requiring    sepsis (e.g., septic
                                                         local or oral            IV antibiotic or        shock)
                                                         treatment                antifungal
                                                                                  treatment, or
                                                                                  hospitalization
------------------------------------------------------------------------------------------------------------------------------
Infection/Febrile        none        mild                moderate                 severe                  life-threatening
Neuropenia-Other                                                                                          or disabling
(Specify,          )
------------------------------------------------------------------------------------------------------------------------------
Wound-infectious is graded in the DERMATOLOGY/SKIN category.
------------------------------------------------------------------------------------------------------------------------------
                                   LYMPHATICS
------------------------------------------------------------------------------------------------------------------------------
Lymphatics               normal      mild lymphedema     moderate                 severe                  severe
                                                         lymphedema               lymphedema              lymphedema
                                                         requiring                limiting function;      limiting function
                                                         compression;             lymphocyst              with ulceration
                                                         lymphocyst               requiring surgery
------------------------------------------------------------------------------------------------------------------------------
Lymphatics-Other         none        mild                moderate                 severe                  life-threatening or
(Specify, ____)                                                                                           disabling
------------------------------------------------------------------------------------------------------------------------------
                              METABOLIC/LABORATORY
------------------------------------------------------------------------------------------------------------------------------
Acidosis                 normal      pH < normal, but    --                       pH < 7.3                pH < 7.3 with life-
(metabolic or                        greater than or                                                      threatening
respiratory)                         equal to 7.3                                                         physiologic
                                                                                                          consequences
------------------------------------------------------------------------------------------------------------------------------
Alkalosis                normal      pH > normal, but    --                       pH > 7.5                pH > 7.5 with life-
(metabolic or                        less than or                                                         threatening
respiratory)                         equal to 7.5                                                         physiologic
                                                                                                          consequences
------------------------------------------------------------------------------------------------------------------------------
Amylase                  WNL         > ULN - 1.5 x       > 1.5 - 2.0 x ULN        > 2.0 - 5.0 x ULN       > 5.0 x ULN
                                       ULN
------------------------------------------------------------------------------------------------------------------------------
Bicarbonate              WNL         < LLN - 16 mEq/dl  11 - 15 mEq/dl            8 - 10 mEq/dl           < 8 mEq/dl
------------------------------------------------------------------------------------------------------------------------------



                                                            Protocol ID99 -- 333
                                                               November 16, 1999
                                                                         Page 67

------------------------------------------------------------------------------------------------------------------------------------
                                                     Grade
Toxicity               0        1                    2                               3                          4
------------------------------------------------------------------------------------------------------------------------------------
CPK                    WNL      >ULN-2.5x            >2.5-5xULN                      >5-10xULN                  >10xULN
(creatine                       ULN
phosphokinase)
------------------------------------------------------------------------------------------------------------------------------------
Hypercalcemia          WNL      >ULN-11.5            >11.5-12.5 mg/dl                >12.5-13.5 mg/dl           >13.5 mg/dl
                                mg/dl                >2.9-3.1 mmol/L                 >3.1-3.4 mmol/L            >3.4 mmol/L
                                >ULN-2.9
                                mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hypercholesterolemia   WNL      >ULN-300mg/dl        >300-400 mg/dl                  >400-500 mg/dl             >500 mg/dl
                                >ULN-7.75            >7.75-10.34                     >10.34-12.92               >12.92 mmol/L
                                mmol/L               mmol/L                          >mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hyperglycemia          WNL      >ULN-160 mg/dl       >160-250 mg/dl                  >250-500 mg/dl             >500 mg/dl
                                >ULN-8.9             >8.9-13.9                       >13.9-27.8                 >27.8 mmol/L or
                                mmol/L               mmol/L                          mmol/L                     ketoacidosis
------------------------------------------------------------------------------------------------------------------------------------
Hyperkalemia           WNL      >ULN-5.5            >5.5-6.0 mmol/L                  >6.0-7.0 mmol/L            >7.0 mmol/L
                                mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hypermagnesemia        WNL      >ULN-3.0 mg/dl      -                                >3.0-8.0 mg/dl             >8.0 mg/dl
                                >ULN-1.23                                            >1.23-3.30                 >3.30 mmol/L
                                mmol/L                                               mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hypernatremia          WNL      >ULN-150            >150-155                         >155-160                   >160 mmol/L
                                mmol/L              mmol/L                           mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hypertriglyceridemia   WNL      >ULN-2.5x           >2.5-5.0xULN                     >5.0-10xULN                >10xULN
                                ULV
------------------------------------------------------------------------------------------------------------------------------------
Hyperuricemia          WNL     >ULN-less than or   -                                 >ULN-less than or equal    >10mg/dl
                               equal to 10 mg/dl                                     to 10 mg/dl                >0.59 mmol/L
                               less than or equal                                    less than or equal to
                               to 0.59 mmol/L                                        0.59 mmol/L with
                               without physiologic                                   physiologic consequences
                               consequences
Also consider Turnor lysis syndrome, Renal failure, Creatinine, Potassium
-----------------------------------------------------------------------------------------------------------------------------------
Hypocalcemia          WNL     <LLN-8.0 mg/dl       7.0-<8.0 mg/dl                   6.0-<7.0 mg/dl               <6.0 mg/dl
                              <LLN-2.0             1.75-<2.0                        1.5<1.75                     <1.5 mmol/L
                              mmol/L               mmol/L                           mmol/L
-----------------------------------------------------------------------------------------------------------------------------------
Hypoglycemia         WNL      <LLN-55 mg/dl       40-<55 mg/dl                      30-<40 mg/dl                 <30mg/dl
                              <LLN-3.0            2.2-<3.0 mmol/L                   1.7-<2.2 mmol/L              <1.7 mmol/L
                              mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hypokalemia          WNL     <LLN-3.0             -                                 2.5-<3.0 mmol/L              <2.5 mmol/L
                             mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hypomagnesemia      WNL      <LLN-1.2 mg/dl       0.9-<1.2 mg/dl                     0.7-<0.9 mg/dl              <0.7 mg/dl
                             <llN-0.5             0.4-<0.5 mmol/L                    0.3-<0.4 mmol/L             <0.3 mmol/L
                             mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hyponatremia        WNL      <LLN-130             -                                  120-<130                    <120 mmol/L
                             mmol/L                                                  mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hypophosphatemia    WNL      <LLN-2.5 mg/dl       less than or equal to              less than or equal to       >1.0 mg/dl
                                                  2.0-<2.5 mg/dl                     1.0-<2.0 mg/dl
                             <LLN-0.8             less than or equal to              less than or equal to       <0.3 mmol/L
                             mmol/L               0.6-<0.8 mmol/L                    0.3-<0.6 mmol/L
------------------------------------------------------------------------------------------------------------------------------------
Hypothyroidism is graded in the ENDOCRINE category.
------------------------------------------------------------------------------------------------------------------------------------
Lipase             WNL       >ULN-1.5x            >1.5-2.0xULN                       >2.0-5.0xULN                 >5.0xULN
                             ULN
------------------------------------------------------------------------------------------------------------------------------------
Metabolic/         none      mild                 moderate                           severe                       life-threatening
Laboratory-                                                                                                       or disabling
Other
(Specify        )
------------------------------------------------------------------------------------------------------------------------------------
                                MUSCULOSKELETAL
------------------------------------------------------------------------------------------------------------------------------------
Arthralgia is graded in the PAIN category.
------------------------------------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 68

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 GRADE
TOXICITY            0              1                        2                        3                        4
-----------------------------------------------------------------------------------------------------------------------------------
Arthritis           none           mild pain with           moderate pain            severe pain with         disabling
                                   inflammation,            with inflammation,       inflammation,
                                   erythema or joint        erythema, or joint       erythema, or joint
                                   swelling but not         swelling interfering     swelling and
                                   interfering with         with function, but       interfering with
                                   function                 not interfering          activities of daily
                                                            with activities of       living
                                                            daily living
-----------------------------------------------------------------------------------------------------------------------------------
Muscle weakness     normal         asymptomatic             symptomatic and          symptomatic and          bedridden or
(not due to                        with weakness on         interfering with         interfering with         disabling
neuropathy)                        physical exam            function, but not        activities of
                                                            interfering with         daily living
                                                            activities of
                                                            daily living
-----------------------------------------------------------------------------------------------------------------------------------
Myalgia is graded in the PAIN category.
-----------------------------------------------------------------------------------------------------------------------------------
Myositis
(inflammation/      none           mild pain, not           pain interfering         pain interfering         bedridden or
damage of                          interfering with         with function, but       with function and        disabling
muscle)                            function                 not interfering          interfering with
                                                            with activities of       activities of
                                                            daily living             daily living
Also consider CPK.
Note: Myositis implies muscle damage (i.e., elevated CPK).
-----------------------------------------------------------------------------------------------------------------------------------
Osteonecrosis       none           asymptomatic and         symptomatic and          symptomatic and          symptomatic; or
(vascular                          detected by              interfering with         interfering with         disabling
necrosis)                          imaging only             function, but not        activities of
                                                            interfering with         daily living
                                                            activities of
                                                            daily living
-----------------------------------------------------------------------------------------------------------------------------------
Musculoskeletal-    none           mild                     moderate                 severe                   life-threatening
Other                                                                                                         or disabling
(Specify,      )
-----------------------------------------------------------------------------------------------------------------------------------
                                                              NEUROLOGY
-----------------------------------------------------------------------------------------------------------------------------------
Aphasia, receptive and/or expressive, is graded under Speech impairment in the NEUROLOGY category.
-----------------------------------------------------------------------------------------------------------------------------------
Arachnoiditis/      absent         mild pain not            moderate pain            severe pain              unable to function
meningi arbus/                     interfering with         interfering with         interfering with         or perform activities
radiculitis                        function                 function, but not        activities of            of daily living;
                                                            interfering with         daily living             bedridden; paraplegia
                                                            activities of
                                                            daily living
Also consider Headache, Vomiting, Fever.
-----------------------------------------------------------------------------------------------------------------------------------
Ataxia              normal         asymptomatic but         mild symptoms            moderate symptoms        bedridden or
(incoordination)                   abnormal on              interfering with         interfering with         disabling
                                   physical exam, and       function, but not        activities of
                                   not interfering          interfering with         daily living
                                   with function            activities of
                                                            daily living
-----------------------------------------------------------------------------------------------------------------------------------
CNS                 none           --                       --                       transient ischemic       permanent event
cerebrovascular                                                                      event or attack          (e.g., cerebral
ischemia                                                                             (TIA)                    vascular accident)
-----------------------------------------------------------------------------------------------------------------------------------
CNS hemorrhage/bleeding is graded in the HEMORRHAGE category.
-----------------------------------------------------------------------------------------------------------------------------------

                                                              Protocol ID99--333
                                                               November 16, 1999
                                                                         Page 69

--------------------------------------------------------------------------------------------------------------------------------
                                     GRADE

TOXICITY                      0         1                      2                     3                     4
--------------------------------------------------------------------------------------------------------------------------------

Cognitive disturbance/        none      cognitive              cognitive             cognitive             inability to
learning problems                       disability; not        disability;           disability            work/frank
                                        interfering with       interfering with      resulting in          mental retardation
                                        work/school            work/school           significant
                                        performance            performance,          impairment of
                                        preservation of        decline of 1 SD       work/school
                                        intelligence           (Standard             performance;
                                                               Deviation) or loss    cognitive decline>
                                                               of developmental      2 SD
                                                               milestones
--------------------------------------------------------------------------------------------------------------------------------
Confusion                     normal    confusion or           confusion or          confusion or           harmful to others
                                        disorientation or      disorientation or     delirium interfering   or self; requiring
                                        attention deficit of   attention deficit     with activities of     hospitalization
                                        brief duration;        interfering with      daily living
                                        resolves               function, but not
                                        spontaneously with     interfering with
                                        no sequelae            activities of daily
                                                               living
--------------------------------------------------------------------------------------------------------------------------------
Cranial neuropathy is graded in the NEUROLOGY category as Neuropathy-cranial.
--------------------------------------------------------------------------------------------------------------------------------
Delusions                     normal    --                     --                    present               toxic psychosis
--------------------------------------------------------------------------------------------------------------------------------
Depressed level of            normal    somnolence or          somnolence or         obtundation or        coma
consciousness                           sedation not           sedation interfering  stupor; difficult to
                                        interfering with       with function, but    arouse; interfering
                                        function               not interfering with  with activities of
                                                               activities of daily   daily living
                                                               living
Note: Syncope (fainting) is graded in the NEUROLOGY category.
--------------------------------------------------------------------------------------------------------------------------------
Dizziness/lightheadedn        none      not interfering with   interfering with      interfering with      bedridden or
ess                                     function               function, but not     activities of daily   disabling
                                                               interfering with      living
                                                               activities of daily
                                                               living
--------------------------------------------------------------------------------------------------------------------------------
Dysphasia, receptive and/or expressive, is graded under Speech impairment in the NEUROLOGY category.
--------------------------------------------------------------------------------------------------------------------------------
Extrapyramidal/               none      mild involuntary       moderate              severe involuntary    bedridden or
involuntary movement/                   movements not          involuntary           movements or          disabling
restlessness                            interfering with       movements             torticollis
                                        function               interfering with      interfering with
                                                               function, but not     activities of daily
                                                               interfering with      living
                                                               activities of daily
                                                               living
--------------------------------------------------------------------------------------------------------------------------------
Hallucinations                normal    --                     --                    present               toxic psychosis
--------------------------------------------------------------------------------------------------------------------------------
Headache is graded in the PAIN category.
--------------------------------------------------------------------------------------------------------------------------------
Insomnia                      normal    occasional             difficult sleeping    frequent difficulty   --
                                        difficulty sleeping    interfering with      sleeping,
                                        not interfering with   function, but not     interfering with
                                        function               interfering with      activities of daily
                                                               activities of daily   living
                                                               living

Note: This toxicity is graded when insomnia is related to treatment. If pain or other symptoms interfere with sleep do NOT grade as insomnia.
--------------------------------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 70

-----------------------------------------------------------------------------------------------------------------------------------
                                                               GRADE
TOXICITY                      0         1                       2                       3                       4
-----------------------------------------------------------------------------------------------------------------------------------
                              normal    mild; easily            moderate;               severe;                 -
IRRITABILITY                            consolable              requiring               inconsolable
(children < 6 years of                                          increased attention
age)
-----------------------------------------------------------------------------------------------------------------------------------
Leukoencephalapathy           none      mild increase in        moderate increase       severe increase in      severe increase in
associated                              SAS (subarachnoid       in SAS and/or           SAS; severe             SAS; severe
radiological findings                   space) and/or mild      moderate                ventriculomegaly;       ventriculomegaly;
                                        ventriculomegaly;       ventriculomegaly;       near total white        diffuse low
                                        and/or small (+/-       and/or focal T2         matter T2               attenuation with
                                        multiple) focal T2      hyperintensities        hyperintensities or     calcification (CT)
                                        hyperintensities,       extending into          diffuse low             diffuse white
                                        involving               centrum ovale, or       attenuation (CT),       matter necrosis
                                        periventricular         involving 1/3 to 2/3    focal white matter      (MRI)
                                        white matter or <       of susceptible          necrosis (cystic)
                                        1/3 or susceptible      areas of cerebrum
                                        areas of cerebrum
-----------------------------------------------------------------------------------------------------------------------------------
Memory loss                   normal    memory loss not         memory loss             memory loss             anemsia
                                        interfering with        interfering with        interfering with
                                        function                function, but not       activities of daily
                                                                interfering with        living
                                                                activities of daily
                                                                living
-----------------------------------------------------------------------------------------------------------------------------------
Mood alteration-              normal    mild mood               moderate mood           severe mood             suicidal ideation or
anxiety agitation                       alteration not          alteration              alteration              danger to self
                                        interfering with        interfering with        interfering with
                                        function                function, but not       activities of daily
                                                                interfering with        living
                                                                activities of daily
                                                                living
-----------------------------------------------------------------------------------------------------------------------------------
Mood alteration-              normal    mild mood               moderate mood           severe mood             suicidal ideation or
depression                              alteration not          alteration              alteration              danger to self
                                        interfering with        interfering with        interfering with
                                        function                function, but not       activities of daily
                                                                interfering with        living
                                                                activities of daily
                                                                living
-----------------------------------------------------------------------------------------------------------------------------------
Mood alteration-              normal    mild mood               moderate mood           severe mood             danger to self
euphoria                                alteration not          alteration              alteration
                                        interfering with        interfering with        interfering with
                                        function                function, but not       activities of daily
                                                                interfering with        living
                                                                activities of daily
                                                                living
-----------------------------------------------------------------------------------------------------------------------------------
Neuropathic pain is graded in the PAIN category.
-----------------------------------------------------------------------------------------------------------------------------------
Neuropathy-cranial            absent    -                       present, not            present, interfering    life-threatening,
                                                                interfering with        with activities of      disabling
                                                                activities of daily     daily living
                                                                living
-----------------------------------------------------------------------------------------------------------------------------------

                                                            Protocol ID 99 - 333
                                                               November 16, 1999
                                                                         Page 71



---------------------------------------------------------------------------------------------------------------------------------
                                                                 GRADE
Toxicity                 0         1                   2                             3                        4
---------------------------------------------------------------------------------------------------------------------------------
Neuropathy-motor         normal    subjective            mild objective         objective weakness       paralysis
                                   weakness but no       weakness               interfering with
                                   objective findings    interfering with       activities of daily
                                                         function, but not      living
                                                         interfering with
                                                         activities of daily
                                                         living

---------------------------------------------------------------------------------------------------------------------------------

Neuropathy-sensory       normal    loss of deep tendon   objective sensory      sensory loss or          permanent sensory
                                   reflexes or           loss of paresthesia    paresthesia              loss that interferes
                                   paresthesia           (including             interfering with         with function
                                   (including tingling)  tingling),             activities of daily
                                   but not interfering   interfering with       living
                                   with function         function, but not
                                                         interfering with
                                                         activities of daily
                                                         living
---------------------------------------------------------------------------------------------------------------------------------
Nystagmus                absent    present                  --                  --                       --
Also consider Vision-double vision.
---------------------------------------------------------------------------------------------------------------------------------
Personality/behavioral   normal    change, but not       disruptive to          disruptive to            harmful to others
                                   disruptive to         patient or family      patient and family;      or self; requiring
                                   patient or family                            requiring mental         hospitalization
                                                                                health intervention
---------------------------------------------------------------------------------------------------------------------------------
Pyramidal tract          normal    asymptomatic with     symptomatic or         interfering with         bedridden or
dysfunction (e.g.,                 abnormality on        interfering with       activities of daily      disabling; paralysis
tone, hyperreflexia                physical              function but not       living
positive Babinski,                 examination           interfering with
fine motor                                               activities of daily
coordination)                                            living
---------------------------------------------------------------------------------------------------------------------------------
Seizure(s)               none      --                    seizure(s) self-       seizure(s) in which      seizures of any
                                                         limited and            consciousness is         type which are
                                                         consciousness if       altered                  prolonged,
                                                         preserved                                       repetitive, or
                                                                                                         difficult to control
                                                                                                         (e.g., status
                                                                                                         epilepticus,
                                                                                                         intractable
                                                                                                         epilepsy)
---------------------------------------------------------------------------------------------------------------------------------
Speech impairment        normal    --                    awareness of           receptive or             inability to
(e.g., dysphasia or                                      receptive or           expressive               communicate
aphasia)                                                 expressive             dysphasia
                                                         dysphasia, not         impairing ability to
                                                         impairing ability to   communicate
                                                         communicate
---------------------------------------------------------------------------------------------------------------------------------
Syncope (fainting)       absent    --                    --                     present                  --
Also consider CARDIOVASCULAR (ARRHYTHMIA), Vasovagal episode, CNS cerebrovascular ischernia.
---------------------------------------------------------------------------------------------------------------------------------
Tremor                   none      mild and brief or     moderate tremor        severe tremor            --
                                   intermittent but      interfering with       interfering with
                                   not interfering       function, but not      activities of daily
                                   with function         interfering with       living
                                                         activities of daily
                                                         living
---------------------------------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 72

-----------------------------------------------------------------------------------------------------
                                                GRADE

Toxicity                 0            1                 2                 3                 4
-----------------------------------------------------------------------------------------------------
Vertigo                none    not interfering   interfering with  interfering with  bedridden or
                               with function     function, but     activities of     disabling
                                                 not interfering   daily living
                                                 with activities
                                                 of daily living
-----------------------------------------------------------------------------------------------------
Neurology-Other        none    mild              moderate          severe            life-threatening
  (Specify,      )                                                                   or disabling
-----------------------------------------------------------------------------------------------------

                                            OCULAR/VISUAL
-----------------------------------------------------------------------------------------------------
Cataract               none    asymptomatic      symptomatic,      symptomatic,      --
                                                 partial visual    visual loss
                                                 loss              requiring
                                                                   treatment or
                                                                   interfering with
                                                                   function
-----------------------------------------------------------------------------------------------------
Conjunctivitis         none    abnormal          symptomatic and   symptomatic and   --
                               ophthalmologic    interfering with  interfering with
                               changes, but      function, but     activities of
                               asymptomatic or   not interfering   daily living
                               symptomatic       with activities
                               without visual    of daily living
                               impairment
                               (i.e., pain and
                               irritation)
-----------------------------------------------------------------------------------------------------
Dry eye                normal  mild, not         moderate or       --                --
                               requiring         requiring
                               treatment         artificial tears
-----------------------------------------------------------------------------------------------------
Glaucoma               none    increase in       increase in       visual            unilateral or
                               intraocular       intraocular       impairment        bilateral loss
                               pressure but no   pressure with                       of vision
                               visual loss       retinal changes                     (blindness)
-----------------------------------------------------------------------------------------------------
Keratitis              none    abnormal          symptomatic and   symptomatic and   unilateral or
 (corneal inflammation/        ophthalmologic    interfering with  interfering with  bilateral loss
 corneal ulceration)           changes but       function, but     activities of     of vision
                               asymptomatic or   not interfering   daily living      (blindness)
                               symptomatic       with activities
                               without visual    of daily living
                               impairment
                               (i.e., pain and
                               irritation)
-----------------------------------------------------------------------------------------------------
Tearing (watery eyes)  none    mild: not         moderate:         interfering with  --
                               interfering with  interfering with  activities of
                               function          function, but     daily living
                                                 not interfering
                                                 with activities
                                                 of daily living
-----------------------------------------------------------------------------------------------------
Vision -- blurred      normal  --                symptomatic and   symptomatic and   --
  vision                                         interfering with  interfering with
                                                 function, but     activities of
                                                 not interfering   daily living
                                                 with activities
                                                 of daily living

                                                              Protocol ID 99-333
                                                               November 16, 1999
                                                                         Page 73

                                                      GRADE
TOXICITY                 0            1                   2                   3                     4
--------                ---          ---                 ---                 ---                   ---
Vision-double vision    normal       --                  symptomatic and     symptomatic and       --
(diplopia)                                               interfering with    interfering with
                                                         function, but not   activities of daily
                                                         interfering with    living
                                                         activities of
                                                         daily living

Vision-flashing         normal       mild, not           symptomatic and     symptomatic and       --
lights/floaters                      interfering with    interfering with    interfering with
                                     function            function, but not   activities of daily
                                                         interfering with    living
                                                         activities of
                                                         daily living

Vision-night            normal       abnormal electro-   symptomatic and     symptomatic and       --
blindness                            retinography but    interfering with    interfering with
(nyctalopia)                         asymptomatic        function, but not   activities of daily
                                                         interfering with    living
                                                         activities of
                                                         daily living

Vision-photophobia      normal       --                  symptomatic and     symptomatic and       --
                                                         interfering with    interfering with
                                                         function, but not   activities of daily
                                                         interfering with    living
                                                         activities of
                                                         daily living

Ocular/Visual-Other     normal       mild                moderate            severe                unilateral or
(Specify, ________)                                                                                bilateral loss of
                                                                                                   vision (blindness)


                                                      PAIN

Abdominal pain or       none         mild pain not       moderate pain;      severe pain; pain or  disabling
cramping                             interfering with    pain or analgesics  analgesics severely
                                     function            interfering with    interfering with
                                                         function, but not   activities of daily
                                                         interfering with    living
                                                         activities of
                                                         daily living

Arthralgia              none         mild pain not       moderate pain;      severe pain; pain or  disabling
(joint pain)                         interfering with    pain or analgesics  analgesics severely
                                     function            interfering with    interfering with
                                                         function, but not   activities of daily
                                                         interfering with    living
                                                         activities of
                                                         daily living

Arthritis (joint pain with clinical signs of inflammation) is graded in the MUSCULOSKELETAL category.

Bone pain               none         mild pain not       moderate pain;      severe pain; pain or  disabling
                                     interfering with    pain or analgesics  analgesics severely
                                     function            interfering with    interfering with
                                                         function, but not   activities of daily
                                                         interfering with    living
                                                         activities of
                                                         daily living

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 74


---------------------------------------------------------------------------------------------------------------------------------
                                                              Grade

Toxicity                 0                   1                   2                        3                          4
---------------------------------------------------------------------------------------------------------------------------------
Chest pain               none                mild pain not       moderate pain:           severe pain: pain or       disabling
(non-cardiac and non-                        interfering with    pain or analgesics       analgesics severely
pleuritic)                                   function            interfering with         interfering with
                                                                 function, but not        activities of daily
                                                                 interfering with         living
                                                                 activities of
                                                                 daily living
---------------------------------------------------------------------------------------------------------------------------------
Dysmenorrhea             none                mild pain not       moderate pain:           severe pain: pain or       disabling
                                             interfering with    pain or analgesics       analgesics severely
                                             function            interfering with         interfering with
                                                                 function, but not        activities of daily
                                                                 interfering with         living
                                                                 activities of daily
                                                                 living
---------------------------------------------------------------------------------------------------------------------------------
Dyspareunia              none                mild pain not       moderate pain:           severe pain                -
                                             interfering with    interfering with         preventing sexual
                                             function            sexual activity          activity
---------------------------------------------------------------------------------------------------------------------------------
Dysuria is graded in the RENAL/GENITOURINARY category.
---------------------------------------------------------------------------------------------------------------------------------
Earache (otalgia)        none                mild pain not       moderate pain:           severe pain: pain or       disabling
                                             interfering with    pain or analgesics       analgesics severely
                                             function            interfering with         interfering with
                                                                 function, but not        activities of daily
                                                                 interfering with         living
                                                                 activities of daily
                                                                 living
---------------------------------------------------------------------------------------------------------------------------------
Headache                 none                mild pain not       moderate pain:           severe pain: pain or       disabling
                                             interfering with    pain or analgesics       analgesics severely
                                             function            interfering with         interfering with
                                                                 function, but not        activities of daily
                                                                 interfering with         living
                                                                 activities of daily
                                                                 living
---------------------------------------------------------------------------------------------------------------------------------
Hepatic pain             none                mild pain not       moderate pain:           severe pain: pain or       disabling
                                             interfering with    pain or analgesics       analgesics severely
                                             function            interfering with         interfering with
                                                                 function, but not        activities of daily
                                                                 interfering with         living
                                                                 activities of daily
                                                                 living
---------------------------------------------------------------------------------------------------------------------------------
Myalgia                  none                mild pain not       moderate pain:           severe pain: pain or       disabling
(muscle pain)                                interfering with    pain or analgesics       analgesics severely
                                             function            interfering with         interfering with
                                                                 function, but not        activities of daily
                                                                 interfering with         living
                                                                 activities of daily
                                                                 living
---------------------------------------------------------------------------------------------------------------------------------
Neuropathic pain         none                mild pain not       moderate pain:           severe pain: pain or       disabling
(e.g., jaw pain,                             interfering with    pain or analgesics       analgesics severely
neurologic pain,                             function            interfering with         interfering with
phantom limb pain,                                               function, but not        activities of daily
post-infectious                                                  interfering with         living
neuralgia, or painful                                            activities of daily
neuropathies)                                                    living
---------------------------------------------------------------------------------------------------------------------------------

                                                             Protocol ID99 - 333
                                                               November 16, 1999
                                                                         Page 75

-----------------------------------------------------------------------------------------------
                                                GRADE

Toxicity               0       1                 2                 3                 4
-----------------------------------------------------------------------------------------------
Pain due to radiation  none    mild pain nor     moderate pain:    severe pain:      disabling
                               interfering with  pain or           pain or
                               function          analgesics        analgesics
                                                 interfering with  severely
                                                 function, but     interfering with
                                                 not interfering   activities of
                                                 with activities   daily living
                                                 or daily living
-----------------------------------------------------------------------------------------------
Pelvic pain            none    mild pain not     moderate pain:    severe pain:      disabling
                               interfering with  pain or           pain or
                               function          analgesics        analgesics
                                                 interfering with  severely
                                                 function, but     interfering with
                                                 not interfering   activities of
                                                 with activities   daily living
                                                 or daily living
-----------------------------------------------------------------------------------------------
Pleuritic pain         none    mild pain not     moderate pain:    severe pain:      disabling
                               interfering with  pain or           pain or
                               function          analgesics        analgesics
                                                 interfering with  severely
                                                 function, but     interfering with
                                                 not interfering   activities of
                                                 with activities   daily living
                                                 or daily living
-----------------------------------------------------------------------------------------------
Rectal or perirectal   none    mild pain not     moderate pain:    severe pain:      disabling
  pain (proctalgia)            interfering with  pain or           pain or
                               function          analgesics        analgesics
                                                 interfering with  severely
                                                 function, but     interfering with
                                                 not interfering   activities of
                                                 with activities   daily living
                                                 or daily living
-----------------------------------------------------------------------------------------------
Tumor pain             none    mild pain not     moderate pain:    severe pain:      disabling
  onset or                     interfering with  pain or           pain or
  exacerbation of              function          analgesics        analgesics
  tumor pain due to                              interfering with  severely
  treatment)                                     function, but     interfering with
                                                 not interfering   activities of
                                                 with activities   daily living
                                                 or daily living
-----------------------------------------------------------------------------------------------
Tumor flair is graded in the SYNDROME category.
-----------------------------------------------------------------------------------------------
Pain-Other             none    mild              moderate          severe            disabling
  (Specify,      )
-----------------------------------------------------------------------------------------------

                                              PULMONARY
-----------------------------------------------------------------------------------------------
Adult Respiratory      absent  --                --                --                present
  Distress Syndrome
  (ARDS)
-----------------------------------------------------------------------------------------------
Apnea                  none    --                --                present           requiring
                                                                                     intubation
-----------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 76

                                     GRADE
TOXICITY                 0              1                   2                   3                   4
Carbon monoxide          greater than   greater than or     greater than or     greater than or     <25% of pre-
diffusion capacity       or equal to    equal to 75 -       equal to 50 -       equal to 25 -       treatment or
(DLco)                   90% of pre-    <90% of pre-        <75% of pre-        <50% of pre-        normal value
                         treatment or   treatment or        treatment or        treatment or
                         normal value   normal value        normal value        normal value

Cough                    absent         mild, relieved by   requiring narcotic  severe cough or     --
                                        non-prescription    antitussive         coughing spasms,
                                        medication                              poorly controlled
                                                                                or unresponsive
                                                                                to treatment



Dyspnea                  normal         --                  dyspnea on          dyspnea at normal   dyspnea at rest or
(shortness of breath)                                       exertion            level of activity   requiring ventilator
                                                                                                    support

FEV(1)                   greater than   greater than or     greater than or     greater than or     <25% of pre-
                         or equal to    equal to 75 -       equal to 50 -       equal to 25 -       treatment or
                         90% of pre-    <90% of pre-        <75% of pre-        <50% of pre-        normal value
                         treatment or   treatment or        treatment or        treatment or
                         normal value   normal value        normal value        normal value

Hiccoughs (hiccups,      none           mild, not           moderate,           severe, prolonged,  --
singultus)                              requiring           requiring           and refractory to
                                        treatment           treatment           treatment

Hypoxia                  normal         --                  decreased O(2)      decreased O(2)      decreased O(2)
                                                            saturation with     saturation at       saturation
                                                            exercise            rest, requiring     requiring pressure
                                                                                supplemental        support (CPAP) or
                                                                                oxygen              assisted ventilation

Pleural effusion         none           asymptomatic and    symptomatic,        symptomatic,        life-threatening
(non-malignant)                         not requiring       requiring           requiring O(2) or   (e.g., requiring
                                        treatment           diuretics           therapeutic         intubation)
                                                                                thoracentesis

Pleuritic pain is graded in the PAIN category.

Pneumonitis/pulmonary    none           radiographic        radiographic        radiographic        radiographic
infiltrates                             changes but         changes and         changes and         changes and
                                        asymptomatic or     requiring steroids  requiring oxygen    requiring assisted
                                        symptoms not        or diuretics                            ventilation
                                        requiring steroids

Pneumothorax             none           no intervention     chest tube          sclerosis or        life-threatening
                                        required            required            surgery required

Pulmonary embolism is graded as Thrombosis/embolism in the CARDIOVASCULAR (GENERAL) category.

Pulmonary fibrosis       none           radiographic        requiring steroids  requiring oxygen    requiring assisted
                                        changes, but        or diuretics                            ventilation
                                        asymptomatic or
                                        symptoms not
                                        requiring steroids

Note: Radiation-related pulmonary fibrosis is graded in the RTOG/EORTC Late Radiation Morbidity Scoring Scheme-Lung.
(See Appendix IV)

Voice                    normal         mild or             persistent          whispered speech,   marked
changes/stridor/larynx                  intermittent        hoarseness, but     not able to         dyspnea/stridor
(e.g., hoarseness, loss                 hoarseness          able to vocalize;   vocalize, may have  requiring
of voice, laryngitis)                                       may have mild to    marked edema        tracheostomy or
                                                            moderate edema                          intubation

Note: Cough from radiation is graded as cough in the PULMONARY category.
      Radiation-related hemoptysis from larynx/pharynx is graded as Grade 4 Mucositis due to radiation in the
      GASTROINTESTINAL category. Radiation-related hemoptysis from the thoracic cavity is graded as Grade 4 Hemoptysis in the HEMORRHAGE category.

Pulmonary-Other          none           mild                moderate            severe              life-threatening or
(Specify,         )                                                                                 disabling

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 77

                                                      Grade
Toxicity                 0                1                   2                   3                     4
----------------------------------------------------------------------------------------------------------

                                               RENAL/GENITOURINARY

----------------------------------------------------------------------------------------------------------
Bladder spasms          absent           mild symptoms,      symptoms            severe symptoms       --
                                         not requiring       requiring           requiring narcotic
                                         intervention        antispasmotic

----------------------------------------------------------------------------------------------------------
Creatinine              WNL              > ULN - 1.5 x ULN   > 1.5 - 3.0 x ULN   > 3.0 - 6.0 x ULN     > 6.0 x ULN

Note: Adjust to age-appropriate levels for pediatric patients.

----------------------------------------------------------------------------------------------------------
Dysuria                 none             mild symptoms       symptoms relieved   symptoms not          --
(painful urination)                      requiring no        with therapy        relieved despite
                                         intervention                            therapy

----------------------------------------------------------------------------------------------------------
Fistula or GU fistula   none             --                  --                  requiring             requiring surgery
(e.g., vaginal,                                                                  intervention
vesicovaginal)

----------------------------------------------------------------------------------------------------------
Hemoglobinuria          --               present             --                  --                    --

----------------------------------------------------------------------------------------------------------
Hematuria (in the absence of vaginal bleeding) is graded in the HEMORRHAGE category.

----------------------------------------------------------------------------------------------------------
Incontinence            none             with coughing,      spontaneous, some   no control (in the    --
                                         sneezing, etc.      control             absence of fistula)

----------------------------------------------------------------------------------------------------------
Operative injury to     none             --                  injury of bladder   sepsis, fistula, or   septic obstruction
bladder and/or ureter                                        with primary        obstruction           of both kidneys or
                                                             repair              requiring             vesicovaginal
                                                                                 secondary surgery;    fistula requiring
                                                                                 loss of one kidney;   diversion
                                                                                 injury requiring
                                                                                 anastomosis or re-
                                                                                 implantation

----------------------------------------------------------------------------------------------------------
Proteinuria             normal or <      1+ or 0.15 - 1.0    2+ to 3+ or 1.0 -   4+ or > 3.5 g/24      nephrotic
                        0.15 g/24 hours  g/24 hours          3.5 g/24 hours      hours                 syndrome

Note: If there is an inconsistency between absolute value and uristix reading, use the absolute value for grading.

----------------------------------------------------------------------------------------------------------
Renal failure           none             --                  --                  requiring dialysis,   requiring dialysis
                                                                                 but reversible        and irreversible

----------------------------------------------------------------------------------------------------------
Ureteral obstruction    none             unilateral, not     --                  bilateral, not        stent, nephrostomy
                                         requiring surgery                       requiring surgery     tube, or surgery

----------------------------------------------------------------------------------------------------------
Urinary electrolyte     none             asymptomatic, not   mild, reversible    reversible but        irreversible,
wasting (e.g.,                           requiring           and manageable      requiring IV          requiring continued
Fanconi's syndrome,                      treatment           with oral           replacement           replacement
renal tubular                                                replacement
acidosis)
Also consider Acidosis, Bicarbonate, Hypocalcemia, Hypophosphatemia.

----------------------------------------------------------------------------------------------------------
Urinary                 normal           increase in         increase > 2 x      hourly or more        --
frequency/urgency                        frequency or        normal but <        with urgency, or
                                         nocturia up to      hourly              requiring catheter
                                         2 x normal

----------------------------------------------------------------------------------------------------------
Urinary retention       normal           hesitancy or        hesitancy           requiring frequent    bladder rupture
                                         dribbling, but no   requiring           in/out catheteriza-
                                         significant         medication or       tion (greater than
                                         residual urine;     occasional in/out   or equal to 4 x per
                                         retention occurr-   catheterization     week) or urological
                                         ing during the      (<4 x per week),    intervention (e.g.,
                                         immediate post-     or operative        TURP, suprapubic
                                         operative period    bladder atony       tube, urethrotomy)
                                                             requiring
                                                             indwelling catheter
                                                             beyond immediate
                                                             postoperative
                                                             period but for
                                                             < 6 weeks
----------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 78

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 GRADE
TOXICITY            0              1                        2                        3                        4
-----------------------------------------------------------------------------------------------------------------------------------
Urine color change  normal         asymptomatic,            --                       --                       --
(not related to                    change in urine
other dietary or                   color
physiologic cause
e.g., bilirubin,
concentrated urine,
hematuria)
-----------------------------------------------------------------------------------------------------------------------------------
Vaginal bleeding is graded in the HEMORRHAGE category.
-----------------------------------------------------------------------------------------------------------------------------------
Vaginitis           none           mild, not                moderate, relieved       severe, not relieved     ulceration
(not due to                        requiring treatment      with treatment           with treatment, or       requiring surgery
infection)                                                                           ulceration not
                                                                                     requiring surgery
-----------------------------------------------------------------------------------------------------------------------------------
Renal/              none           mild                     moderate                 severe                   life-threatening or
Genitourinary-                                                                                                disabling
Other
(Specify,       )
-----------------------------------------------------------------------------------------------------------------------------------
                                                           SECONDARY MALIGNANCY
-----------------------------------------------------------------------------------------------------------------------------------
Secondary           none           --                       --                       --                       present
Malignancy-Other
(Specify type,
            )
excludes
metastastic
tumors
-----------------------------------------------------------------------------------------------------------------------------------
                                                        SEXUAL/REPRODUCTIVE FUNCTION
-----------------------------------------------------------------------------------------------------------------------------------
Dyspareunia is graded in the PAIN category.
-----------------------------------------------------------------------------------------------------------------------------------
Dysmenorrhea is graded in the PAIN category.
-----------------------------------------------------------------------------------------------------------------------------------
Erectile            normal         mild (erections          moderate                 no erections             --
impotence                          impaired but             (erections impaired,
                                   satisfactory)            unsatisfactory for
                                                            intercourse)
-----------------------------------------------------------------------------------------------------------------------------------
Female sterility    normal         --                       --                       sterile                  --
-----------------------------------------------------------------------------------------------------------------------------------
Femininization of male is graded in the ENDOCRINE category.
-----------------------------------------------------------------------------------------------------------------------------------
Irregular           normal         occasionally             very irregularly,        persistent               --
menses (change                     irregular or             but continuing           amenorrhea
from baseline)                     lengthened interval,     menstrual cycles
                                   but continuing
                                   menstrual cycles
-----------------------------------------------------------------------------------------------------------------------------------
Libido              normal         decrease in interest     severe loss of           --                       --
                                                            interest
-----------------------------------------------------------------------------------------------------------------------------------
Male infertility    --             --                       Oligospermia             Azoospermia              --
                                                            (low sperm count)
-----------------------------------------------------------------------------------------------------------------------------------
Masculinization of female is graded in the ENDOCRINE category.
-----------------------------------------------------------------------------------------------------------------------------------
Vaginal dryness     normal         mild                     requiring treatment      --                       --
                                                            and/or interfering
                                                            with sexual function,
                                                            dyspareunia
-----------------------------------------------------------------------------------------------------------------------------------
Sexual/             none           mild                     moderate                 severe                   disabling
Reproductive
Function-Other
(Specify,       )
-----------------------------------------------------------------------------------------------------------------------------------
                                            SYNDROMES (NOT INCLUDED IN THE PREVIOUS CATEGORIES)
-----------------------------------------------------------------------------------------------------------------------------------
Acute vascular leak syndrome is graded in the CARDIOVASCULAR (GENERAL) category.
-----------------------------------------------------------------------------------------------------------------------------------

                                                             Protocol ID 99--333
                                                               November 16, 1999
                                                                         Page 79

------------------------------------------------------------------------------------------------------------------------------------
                                     Grade

Toxicity                      0         1                    2                       3                        4
------------------------------------------------------------------------------------------------------------------------------------
ARDS (Adult Respiratory Distress Syndrome) is graded in the PULMONARY category.
------------------------------------------------------------------------------------------------------------------------------------
Autoimmune reactions are graded in the ALLERGY/IMMUNOLOGY category.
------------------------------------------------------------------------------------------------------------------------------------
DIC (disseminated intravascular coagulation) is graded in the COAGULATION category.
------------------------------------------------------------------------------------------------------------------------------------
Fanconi's syndrome is graded as Urinary electrolyte wasting in the RENAL/GENITOURINARY category.
------------------------------------------------------------------------------------------------------------------------------------
Renal tubular acidosis is graded as Urinary electrolyte wasting in the RENAL/GENITOURINARY category.
------------------------------------------------------------------------------------------------------------------------------------
Stevens-Johnson syndrome (erythema multiforme) is graded in the DERMATOLOGY/SKIN category.
------------------------------------------------------------------------------------------------------------------------------------
SLADH (syndrome of inappropriate antidiuretic hormone) is graded in the ENDOCRINE category.
------------------------------------------------------------------------------------------------------------------------------------
Thrombotic microangiopathy (e.g., thromboitic thrombocytopenic purpura/TTP or hemolytic uremic syndrome/HUS) is graded in the COAGULATION category.
------------------------------------------------------------------------------------------------------------------------------------
Tumor flare                   none      mild pain not        moderate pain;          severe pain; pain or     Disabling
                                        interfering with     pain or analgesics      analgesics
                                        function             interfering with        interfering with
                                                             function, but not       function and
                                                             interfering with        interfering with
                                                             activities of daily     activities of daily
                                                             living                  living

Also consider Hypercalcemia.
Note: Tumor flare is characterized by a constellation of symptoms and signs in direct relation to initiation of therapy (e.g., anti-
      estrogens/androgens or additional hormones). The symptoms/signs include tumor pain, inflammation of visible tumor, hypercalcemia, diffuse bone pain, and other electrolyte disturbances.
------------------------------------------------------------------------------------------------------------------------------------
Tumor lysis syndrome absent             --                   --                      present                  --
Also consider Hyperkalcemia, Creatinine.
------------------------------------------------------------------------------------------------------------------------------------
Urinary electrolyte wasting (e.g., Fanconi's syndrome, renal tubular acidosis) is graded under the RENAL/GENITOURINARY category.
------------------------------------------------------------------------------------------------------------------------------------
Syndromes-Other               none      Mild                 moderate                severe                   life-threatening or
(Specify,           )                                                                                         disabling
------------------------------------------------------------------------------------------------------------------------------------

                                                             Protocol ID99 - 333
                                                               November 16, 1999
                                                                         Page 80


                                   Appendix I
                                Toxicity Module

To be implemented at the request of the study sponsor or principal investigator in the protocol or by protocol amendment when more detailed information is considered pertinent.

-------------------------------------------------------------------------------------------------
Toxicity:                                         Date of Treatment:       Course Number:
-------------------------------------------------------------------------------------------------
Date of onset:                                                             Grade at onset:
-------------------------------------------------------------------------------------------------
Date of first change in grade:                                             Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                              Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                              Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                              Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                              Grade:
-------------------------------------------------------------------------------------------------
Date of next change in grade:                                              Grade:
-------------------------------------------------------------------------------------------------
Did toxicity resolve?                             Yes____    No____

If so, date of resolution of toxicity:
-------------------------------------------------------------------------------------------------
Date of last observation (if prior
to recovery):
-------------------------------------------------------------------------------------------------
Reason(s) observations stopped (if prior
to recover):
-------------------------------------------------------------------------------------------------
Was patient retreated?                            Yes____    No____

If yes, was treatment delayed for
recovery?                                         YES____    NO____

Date of next treatment?
Dose reduced for next treatment?                  Yes____    No____
-------------------------------------------------------------------------------------------------

Additional Comments:

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

If module is being activated for new toxicity, not currently in CTC, please provide definitions for toxicity grading:

          Grade 0 = ------------------------------------------------------------
          Grade 1 = ------------------------------------------------------------
          Grade 2 = ------------------------------------------------------------
          Grade 3 = ------------------------------------------------------------
          Grade 4 = ------------------------------------------------------------

                                                             Protocol ID99 - 333
                                                               November 16, 1999
                                                                         Page 81

                                  Appendix II
                                Infection Module

To be implemented at the request of the study sponsor or principal investigator in the protocol or by protocol amendment when more detailed information is considered pertinent.
1. Use the Common Toxicity Criteria definitions to grade the severity of the infection.
2.   Specify type of infection from the following (CHOOSE ONE):
BACTERIAL      FUNGAL    PROTOZOAL      VIRAL     UNKNOWN
3.   Specify site of infection from the following (CHOOSE ALL THAT APPLY):
     BLOOD CULTURE POSITIVE
     BONE INFECTION
     CATHETER (intravenous)
     CATHETER (intravenous), tunnel infection
     CENTRAL NERVOUS SYSTEM INFECTION
     EAR INFECTION
     EYE INFECTION
     GASTROINTESTINAL INFECTION
     ORAL INFECTION
     PNEUMONIA
     SKIN INFECTION
     UPPER RESPIRATORY INFECTION
     URINARY TRACT INFECTION
     VAGINAL INFECTION
     INFECTION, not otherwise specified (Specify site, ____________)
4.   Specify organism, if known: ________________.
5.   Prophylactic antibiotic, antifungal, or antiviral therapy administration
     Yes _____   No _____
     If prophylaxis was given prior to infection, please specify below:

     Antibiotic prophylaxis ____________________________________________________

     Antifungal prophylaxis ____________________________________________________

     Antiviral prophylaxis _____________________________________________________

     Other prophylaxis _________________________________________________________

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 82

                                  Appendix III
                        Performance Status Scales/Scores


ECOG or Zubrod scale                                             Karnofsky score
--------------------                                             ---------------
     0                Asymptomatic and fully active                   100%
     1                Symptomatic; fully ambulatory; restricted       80-90%
                      in physically strenuous activity
     2                Symptomatic; ambulatory; capable of self-       60-70%
                      care; more than 50% of waking hours are
                      spent out of bed
     3                Symptomatic; limited self-care; spends more     40-50%
                      than 50% of time in bed, but not bedridden
     4                Completely disabled; no self-care; bedridden    20-30%

                                                             Protocol ID99 - 333
                                                               November 16, 1999
                                                                         Page 83

                                  Appendix IV
               RTOG/EORTC Late Radiation Morbidity Scoring Scheme
   Use for toxicities occuring greater than 90 days after radiation therapy.

-----------------------------------------------------------------------------------------------------------------------
                                                          GRADE
Toxicity               0         1                     2                     3                     4
-----------------------------------------------------------------------------------------------------------------------
Bladder-               No        Slight epithelial     Moderate frequency/   Severe frequency and  Necrosis/contracted
  Late RT Morbidity    change    atrophy/minor         generalized           dysuria/severe        bladder (capacity
  Scoring              from      telangiectasia        telangiectasia/       generalized           less than 100
                       baseline  (microscopic          intermittent          telangiectasia        cc)/severe
                                 hematuria)            macroscopic           (often with           hemorrhagic cystitis
                                                       hematuria             petechiae); frequent
                                                                             hematuria; reduction
                                                                             in bladder capacity
                                                                             (less than 150 cc)
-----------------------------------------------------------------------------------------------------------------------
Bone-                  No        Asymptomatic; no      Moderate pain or      Severe pain or        Necrosis/spontaneous
  Late RT Morbidity    change    growth retardation;   tenderness; growth    tenderness; complete  fracture
  Scoring              from      reduced bone density  retardation;          arrest of bone
                       baseline                        irregular bone        growth; dense bone
                                                       sclerosis             sclerosis
-----------------------------------------------------------------------------------------------------------------------
Brain-                 No        Mild headache;        Moderate headache;    Severe headaches;     Seizures or
  Late RT Morbidity    change    slight lethargy       great lethargy        severe CNS            paralysis; coma
  Scoring              from                                                  dysfunction (partial
                       baseline                                              loss of power or
                                                                             dyskinesia)
-----------------------------------------------------------------------------------------------------------------------
Esophagus-             No        Mild fibrosis;        Unable to take solid  Severe fibrosis;      Necrosis/perforation;
  Late RT Morbidity    change    slight difficulty in  food normally;        able to swallow only  fistula
  Scoring              from      swallowing solids;    swallowing            liquids; may have
                       baseline  no pain on            semi-solid food;      paid on swallowing;
                                 swallowing            dilatation may be     dilation required
                                                       indicated
-----------------------------------------------------------------------------------------------------------------------
Heart-                 No        Asymptomatic or mild  Moderate angina on    Severe angina;        Tamponade/severe
  Late RT Morbidity    change    symptoms; transient   effort; mild          pericardial           heart failure/severe
  Scoring              from      T wave inversion and  pericarditis; normal  effusion;             constrictive
                       baseline  ST changes; sinus     heart size;           constrictive          pericarditis
                                 tachycardia greater   persistent abnormal   pericarditis;
                                 than 110 (at rest)    T wave and ST         moderate heart
                                                       changes; low QRS      failure; cardiac
                                                                             enlargement; EKG
                                                                             abnormalities
-----------------------------------------------------------------------------------------------------------------------
Joint-                 No        Mild joint            Moderate stiffness;   Severe joint          Necrosis/complete
  Late RT Morbidity    change    stiffness; slight     intermittent or       stiffness; pain with  fixation
  Scoring              from      limitation of         moderate joint pain;  severe limitation of
                       baseline  movement              moderate limitation   movement
                                                       of movement
-----------------------------------------------------------------------------------------------------------------------
Kidney-                No        Transient             Persistent moderate   Severe albuminuria;   Malignant
  Late RT Morbidity    change    albuminuria; no       albuminuria (2+);     severe hypertension;  hypertension; uremic
  Scoring              from      hypertension; mild    mild hypertension;    persistent anemia     coma/urea greater
                       baseline  impairment of renal   no related anemia;    (less than 10 g%);    than 100%
                                 function; urea 25 -   moderate impairment   severe renal
                                 35 mg%; creatinine    of renal function;    failure; urea
                                 1.5 - 2.0             urea
-----------------------------------------------------------------------------------------------------------------------

                                                            Protocol ID99 -- 333
                                                               November 16, 1999
                                                                         Page 84

------------------------------------------------------------------------------------------------------------------------------------
                                                     Grade
Toxicity               0        1                    2                               3                          4
------------------------------------------------------------------------------------------------------------------------------------
                                mg%;creatinine       >36-60 mg mg%;                  >60 mg%;
                                clearance >75%       creatinine                      creatinine >4
                                                     clearance >50-                  mg%; creatinine
                                                     74%                             clearance
                                                                                     <50%
------------------------------------------------------------------------------------------------------------------------------------
Larynx-               No change Hoarseness; slight   Moderate arytenoid              Severe edema;               Necrosis
Late RT Morbidity     from      arytenoid edema      edema; chondritis               severe chondritis
Scoring               baseline
------------------------------------------------------------------------------------------------------------------------------------

                                                               Protocol ID99-333
                                                               November 16, 1999
                                                                         Page 85


                            APPENDIX IV (CONTINUED)
               RTOG/EORTC LATE RADIATION MORBIDITY SCORING SCHEME
   USE FOR TOXICITIES OCCURRING GREATER THAN 90 DAYS AFTER RADIATION THERAPY

------------------------------------------------------------------------------------------------------------------------------------
                                                                            GRADE
TOXICITY                  0                1                    2                       3                         4
------------------------------------------------------------------------------------------------------------------------------------
Liver-                    No change        Mild lassitude;      Moderate                Disabling hepatic         Necrosis/hepatic
Late RT Morbidity         from baseline    nausea; dyspepsia;   symptoms; some          insufficiency; liver      coma or
Scoring                                    slightly abnormal    abnormal liver          function tests            encephalopathy
                                           liver function       function tests;         grossly abnormal;
                                                                serum albumin           low albumin;
                                                                normal                  edema or ascites
------------------------------------------------------------------------------------------------------------------------------------
Lung-                     No change        Asymptomatic or      Moderate                Severe                    Severe respiratory
Late RT Morbidity         from baseline    mild symptoms        symptomatic             symptomatic               insufficiency/
Scoring                                    (dry cough); slight  fibrosis or             fibrosis or               continuous
                                           radiographic         pneumonitis             pneumonitis; dense        O(2)/assisted
                                           appearances          (severe cough);         radiographic              ventilation
                                                                low grade fever;        changes
                                                                patchy
                                                                radiographic
                                                                appearances
------------------------------------------------------------------------------------------------------------------------------------
Mucous membrane-        No change        Slight atrophy and     Moderate atrophy        Marked atrophy            Ulceration
Late RT Morbidity       from baseline    dryness                and telangiectasia;     with complete
Scoring                                                         little mucus            dryness; severe
                                                                                        telangiectasia
------------------------------------------------------------------------------------------------------------------------------------
Salivary glands-        No change        Slight dryness of      Moderate dryness        Complete dryness          Fibrosis
Late RT Morbidity       from baseline    mouth; good            of mouth; poor          of mouth; no
Scoring                                  response on            response on             response on
                                         stimulation            stimulation             stimulation
------------------------------------------------------------------------------------------------------------------------------------
Skin-                   No change        Slight atrophy;        Patchy atrophy;         Marked atrophy;           Ulceration
Late RT Morbidity       from baseline    pigmentation           moderate                gross telangiectasia
Scoring                                  change; some hair      telangiectasia; total
                                         loss                   hair loss
------------------------------------------------------------------------------------------------------------------------------------
Small/Large intestine-  No change        Mild diarrhea; mild    Moderate diarrhea       Obstruction or            Necrosis/
Late RT Morbidity       from baseline    cramping; bowel        and colic; bowel        bleeding, requiring       perforation
Scoring                                  movement 5 x           movement > 5 x          surgery                   fistula
                                         daily slight rectal    daily; excessive
                                         discharge or           rectal mucus or
                                         bleeding               intermittent
                                                                bleeding
------------------------------------------------------------------------------------------------------------------------------------
Spinal cord-            No change        Mild Lhermitte's       Severe Lhermitte's      Objective                 Mono-, para-,
Late RT Morbidity       from baseline    syndrome               syndrome                neurological              quadriplegia
Scoring                                                                                 findings at or
                                                                                        below cord level
                                                                                        treatment
------------------------------------------------------------------------------------------------------------------------------------
Subcutaneous tissue-    No change        Slight induration      Moderate fibrosis       Severe induration         Necrosis
Late RT Morbidity       from baseline    (fibrosis) and loss    but asymptomatic;       and loss of
Scoring                                  of subcutaneous fat    slight field            subcutaneous
                                                                contracture; < 10%      tissue; field
                                                                linear reduction        contracture > 10%
                                                                                        linear measurement
------------------------------------------------------------------------------------------------------------------------------------
Eye-                    No change        Asymptomatic           Symptomatic             Severe keratisis;        Panophthalmitis;
Late RT Morbidity       from baseline    cataract; minor        cataract; moderate      severe retinopathy       blindness
Scoring                                  corneal ulceration     corneal ulceration;     or detachment;
                                         or keratitis           minor retinopathy       severe glaucoma
------------------------------------------------------------------------------------------------------------------------------------

                                                               November 16, 1999
                                                                         Page 78

-----------------------------------------------------------------------------------------------------------------------------------
                                                                 GRADE
TOXICITY            0              1                        2                        3                        4
-----------------------------------------------------------------------------------------------------------------------------------
                                                            or glaucoma
-----------------------------------------------------------------------------------------------------------------------------------
Radiation-Other     None           Mild                     Moderate                 Severe                   Life-threatening or
(Specify,     )                                                                                               disabling
-----------------------------------------------------------------------------------------------------------------------------------

                                                            Protocol ID99 -- 333
                                                               November 16, 1999
                                                                         Page 87

                                   Appendix V
                       BMT Complex/Multi-Component Events

------------------------------------------------------------------------------------------------------------------------------------
                                                     Grade
Toxicity               0        1                    2                               3                          4
------------------------------------------------------------------------------------------------------------------------------------
Note: The grading of Complex/Multi-Component Events in bone marrow transplant will be defined in the protocol. The grading scale must use the CTC criteria for grading the specific component events (toxicities).
------------------------------------------------------------------------------------------------------------------------------------
Failure to engraft     absent    mild                moderate                        severe                     life-threatening
Also consider Hemoglobin (Hgb), Neutrophils/granulocytes (ANC/AGC), Platelets
------------------------------------------------------------------------------------------------------------------------------------
Graft versus host     absent     mild                moderate                        severe                     life-threatening
disease
Also consider Fatigue, Rash/desquamation, Diarrhea, Bilirubin-GVHD
------------------------------------------------------------------------------------------------------------------------------------
Stem cell infusion    absent    mild                 moderate                        severe                     life-threatening
complications
Also consider Allergic reaction/hypersensitivity, Arrhythmia, Hypertension, Hypotension, Fever, Rigors/chills, Sweating,
Rash/desquamation, Urticaria, Diarrhea, Nausea, Vomiting, Hemorrhage/bleeding with grade 3 or 4 thrombocytopenia,
Hemorrhage/bleeding without grade 3 or 4 thrombocytopenia, Hemoptysis, Alkaline phosphatase, Bilirubin, GGT, SGOT, SGPT,
Infection, Hyperkalemia, Hypernatremia, Hypokalemia, Depressed level of consciousness, Seizures, Abdominal pain, Headache,
Creatinine, Hemoglobinuria
------------------------------------------------------------------------------------------------------------------------------------
Veno-Occlusive       absent     mild                 moderate                         severe                     life-threatening
Disease (VOD)
Also consider Weight gain-VOD, Bilirubin, Depressed level of consciousness, Hepatic pain, Renal failure, Hepatic enlargement.
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C


                                     Budget

Personnel Salary & Fringe                                             $149,117
Equipment                                                                2,453
Supplies                                                                 2,560
Patient Costs (Research Costs Only for 30 Patients)                     71,669
Subtotal:  Direct Costs                                                225,799
Indirect Costs                                                          39,294
TOTAL DIRECT + INDIRECT COSTS                                          265,093

Payment

        The Institution will require the Principal Investigator to agree to use best efforts to complete the Study within the budgeted amount of eight thousand eight hundred thirty-six Dollars and 43/00 ($8,836.43) per patient up to a maximum of 30 patients, for a total estimated budget of two hundred sixty-five thousand ninety-three Dollars ($265,093) (hereinafter referred to as the "Total Estimated Budget") as itemized and set forth above.

        Any expenditure for time and/or materials which is expected to increase the total amount for the completed Study to be invoiced by the Institution to Sponsor in excess of the Total Estimated Budget shall be approved in advance in writing by Sponsor. The Budget is based on a single Leukapheresis per patient. The Sponsor will pay for any additional Leukapheresis procedures and associated tests required for Leukapheresis when the Sponsor and Principal Investigator agree that additional Leukapheresis is required.

        The Institution will invoice Sponsor on a calendar quarterly basis for expenses for work under this Agreement. The initial payment of twenty-five percent (25%) will be due within thirty (30) days of the signing of this agreement by the Sponsor and the Institution. Checks payable to the Institution shall be sent to:

The University of Texas
M.D. Anderson Cancer Center
Attn: Manager, Grants and Contracts Accounting
P.O. Box 297402
Houston, Texas 77297

                                    EXHIBIT D

                                PAYMENT SCHEDULE

The Company will pay to the Institution a total of eight thousand eight hundred thirty-six dollars and 43/00 ($8,836,43) for each patient who completes the Protocol and for whom the Company receives all reports required by the Protocol (the "Cost per Patient") up to a maximum of thirty (30) patients. The Company will make an initial payment of sixty-six thousand two hundred seventy-three dollars and 23/00 ($66,273.23) representing twenty-five percent (25%) of the Cost per Patient (the "Initial Payment") derived from Exhibit B and payable thirty (30) days after the execution of this Agreement. The Initial Payment will be credited toward the first 25% of the Cost per Patient that becomes due and payable by the Company. The Initial Payment will be refunded to the Company to the extent, it any, by which the initial Payment exceeds the total Cost per Patient that becomes due.

The Cost per Patient will become due as follows:

- 25% payable within 30 days of the Sponsor's and the Institution's execution of this agreement;

- Up to an aggregate of 60% will be payable in quarterly payments due within 30 days of receipt of Institution's detailed invoices;

- And, the final balance within 30 days of Sponsor's receipt of Institution's final report.

The amount payable by the Company will be pro-rated for any patient who fails to complete the Protocol. IN ALL CASES, PATIENT EXPENSES ELIGIBLE FOR THIRD-PARTY REIMBURSEMENT ARE THE RESPONSIBILITY OF THE INSTITUTION AND WILL NOT BE CHARGED TO THE SPONSOR.

The Company will withhold the final fifteen per cent (15%) of the total Cost per Patient until all Case Reports and the Clinical Trial summary report have been delivered to the Company, and both the Company and the Institution's IRB have been notified that the Clinical Trial has been completed.

Requests for payment must be in the form of a detailed invoice and submitted to Northwest Biotherapeutics, Inc. Except for the Initial Payment, the Company will not be obligated to make any payments until a detailed invoice has been received. All amounts due will be payable within thirty (30) days of receipt of the Institution's invoice.

Detailed Invoices shall be addressed to:

Dr. A.A. Elgamal
Sr. Manager of Clinical and Medical Affairs
Northwest Biotherapeutics, Inc,
120 Northgate Plaza, Suite 200
Seattle, Washington 98020



                                      -12-